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SECURITIES AND EXCHANGE COMMISSION
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# 2025

# Notice of Annual Meeting of Stockholders and Proxy Statement

Resmed

A Message from Our Chairman

“Resmed has demonstrated that we are a compelling investment for our shareholders.”

Dear Fellow Shareholders,

At ResMed, our 2030 mission is bold: we have a goal to help 500 million people live healthier, higher-quality lives with better sleep health, breathing health, and with world-class healthcare technology delivered right in their own home. Fiscal year 2025 was a milestone year along that journey—one marked by innovation, strong execution, and meaningful progress toward our long-term goals. Through innovative product delivery, commercial execution, and operating excellence, Resmed has demonstrated that we are a compelling investment for our shareholders.
This year, we deepened our leadership in sleep health and breathing health while building the infrastructure for scalable, and more personalized, healthcare delivery. Across the globe, we saw continued demand for our core sleep apnea therapies and increased engagement across our digital platforms, including myAir, AirView, Somnoware, Brightree, Medifox, and beyond. Our teams responded with operational excellence, focused innovation, and a unified purpose.

We sharpened our Resmed brand to be more personal, more relatable, and more trusted. Our highly targeted, direct-to-consumer marketing campaigns brought our message to millions across the U.S., Europe, Asia, and beyond. These initiatives are helping people find sleep health and breathing health care pathways to screening, diagnosis, and treatment for life.

We strengthened our relationships with physicians, including pulmonary and sleep specialists, as well as primary care physicians. More than 20,000 unique primary care physicians have now completed our continuing medical education (CME) programs, with 75% reporting that they plan to change clinical practices based on what they learned. We have a lot of runway left to educate PCPs and expand the funnel for the 1 billion people who suffer from sleep apnea worldwide.

We expanded and modernized the journey that consumers take to get their sleep health issues diagnosed and treated. With our acquisitions of NightOwl, Somnoware, and VirtuOx, we’re building a unique digital diagnostic pathway—from awareness, to testing, to treatment—designed to be fast, scalable, and seamless. These platforms will help patients get diagnosed earlier and help our homecare providers support those patients and grow stronger businesses. We call this a "digital sleep health concierge" service. Watch this space!

We continued to roll out our latest mask innovations, including the first-in-history fabric-patient-interface mask from Resmed, the AirTouch N30i; we also launched new levels of comfort, quietness, and efficacy for oronasal mask users with our AirFit F40. We expanded access to our AirSense 11 and AirCurve 11 platforms around the world. We pushed forward with our leadership in connected care—enhancing platforms like myAir, AirView, and Brightree to create more intuitive experiences for patients and providers.

Artificial intelligence is transforming how we operate. This year we embedded generative AI tools across R&D, operational support, and product design. On the customer-facing front, we launched Dawn—our Gen-AI-powered sleep health assistant—in Australia and in the US, and we’re focused on global expansion. We’ve made major strides using AI to drive internal efficiencies, such as simulating mask fittings with broader human facial models to reduce time and cost in patient interface development.

In terms of progress toward our Product-led, Customer-centric, Brand-enhanced 2030 Operating Model, we integrated leadership of our Revenue and Product teams from our residential care software (also called SaaS) business into Resmed’s global Revenue and Product leadership teams. Alignment of leadership will accelerate innovation and give us new scale and precision across our sleep health, breathing health, and healthtech software businesses. The ultimate goal of this evolution is increased product velocity, profitable growth and brand ROI.

2025 Proxy Statement | 1

Through it all, our teams remained focused on our mission to help the 2.3 Billion people worldwide who suffer from sleep apnea, insomnia, respiratory insufficiency due to COPD and NMD, and all those who need healthtech delivered to their own home. We supported more patients than ever before. We introduced new technologies that people love, and they show that love by voting with their business decisions, prescription practices, and their wallets.

We remained very disciplined in how we invest in R&D innovation and how we grow our SG&A investments. In fiscal year 2025 we generated over $1.7 billion in free cash flow, enabling us to invest in our business, pursue tuck-in acquisitions to build capabilities, and ultimately to generate high returns for you, our stockholders.

As we continue to execute in fiscal year 2026, we’re focused on delivering the next phase of our 2030 strategy. That means continuing to expand access through awareness, technology, and physician engagement. It means turning data into insights, and insights into better patient outcomes. And it means scaling our impact in a way that strengthens our partnerships with all of our customer groups: consumers, patients, physicians, providers, payers, as well and private and public healthcare delivery ecosystems.

Finally, on the governance side, we're proud to refresh our board with new skills and capabilities this year. The addition of board members with deep financial expertise from large-cap medtech, with Christopher joining us from BD, and now with thirty years’ experience in big pharma with Nicole joining us from AbbVie, these new board members complement the outstanding experience of our board. The biographies of all our nominated board directors are in this proxy statement; I am confident that you will agree that they are excellent stewards of Resmed’s strategy, people, and culture.

Thank you for your continued confidence in Resmed, with over 10,000 employees serving patients in more than 140 countries to sleep better, breathe better and receive top-quality healthcare right in their homes.
Sincerely,
Michael “Mick” Farrell
Chairman & Chief Executive Officer, Resmed

2 | 2025 Proxy Statement

Notice of Annual Meeting of Stockholders of ResMed Inc.

Date and Time Wednesday, November 19, 2025, at 3:00 p.m. US Pacific Time; Thursday, November 20, 2025, at 10:00 a.m. Australian Eastern Time.	Location Live webcast at www.virtualshareholdermeeting.com/RMD2025. The meeting will be conducted virtually, you will not be able to attend this meeting in person.
Record Date
You are entitled to vote only if you were a Resmed stockholder at the close of business on September 23, 2025, at 4:00 p.m. US Eastern Time (or September 24, 2025, at 6:00 a.m. Australian Eastern Time).

Items of Business		Board Recommendation	Page Reference

1	Elect the following 11 nominees as directors: Carol Burt, Christopher DelOrefice, Jan De Witte, Karen Drexler, Michael Farrell, Peter Farrell, Harjit Gill, John Hernandez, Nicole Mowad-Nassar, Desney Tan, and Ronald Taylor.	FOR each nominee	14

2	Ratify the selection of KPMG LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2026.	FOR	48

3	Approve, on an advisory basis, the compensation paid to our named executive officers.	FOR	53

4	Approve the amendment and restatement of our 2009 Incentive Award Plan.	FOR	95

5	Approve the amendment and restatement of our 2018 Employee Stock Purchase Plan.	FOR	107

This proxy statement describes each of these items in detail. Stockholders will also act on other business properly presented in the meeting.
Your vote is important. Please carefully review the proxy materials for the 2025 Annual Meeting and cast your vote. For specific instructions, please refer to our Important Notice of Internet Availability of Proxy Materials on page 4 of the proxy statement.
Please read Voting Instructions and General Information in the proxy statement for more information.
By order of the board of directors,
Michael Rider
Secretary
How to Vote

Online at www.virtualshareholder meeting.com/RMD2025	Phone Call toll-free 1-800-690-6903	Mail Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope

2025 Proxy Statement | 3

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held On November 19, 2025 (US Time)/November 20, 2025 (Australian Time)
We will be using the Securities and Exchange Commission’s Notice and Access model, which allows us to make the proxy materials available on the Internet, as the primary means of furnishing proxy materials to stockholders. On or about October 2, 2025, we will mail to all stockholders a Notice of Internet Availability of Proxy Materials, which contains instructions for accessing our proxy materials on the Internet and voting by telephone or on the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions for requesting a printed set of proxy materials. The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and Notice of Annual Meeting are available at: http://investor.resmed.com. The information on our investor relations or other corporate websites is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement.

4 | 2025 Proxy Statement

Audit and Non-Audit Fees	49
Preapproval Policies	49
Audit Committee Report	50
Executive Officers	51
Executive Compensation	53

Proposal 3 Advisory Vote to Approve Named Executive Officer Compensation	53

Introduction	54
Compensation Discussion and Analysis (CD&A)	55
Compensation and Leadership Development Committee Report	74
Executive Compensation Tables	75
Chief Executive Officer Pay Ratio	88
Pay versus Performance	89

Stock Ownership Information	95
Proposal 4 Approval of the Amendment and Restatement of the ResMed Inc. 2009 Incentive Award Plan, Including Increase of Reserved Shares and Elimination of Fixed Term	95
Proposal 5 Approval of the Amendment and Restatement of the ResMed Inc. 2018 Employee Stock Purchase Plan, Including Increase of Reserved Shares and Elimination of Fixed Term	107

Common Stock Ownership of Principal Stockholders and Management	113
Equity Compensation Plan Information	115

Stockholder Proposals for 2026 Annual Meeting	116
Voting Instructions and General Information	118
Cautionary Note Regarding Forward-Looking Statements	125
No Incorporation by Reference	126
Reconciliation of Non-GAAP Financial Measures	127
Appendix A	129
Appendix B	148

2025 Proxy Statement | 5

Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may appear throughout this report. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

6 | 2025 Proxy Statement

About Resmed
Founded in 1989, and headquartered in San Diego, California, USA, Resmed pioneers innovative solutions that treat and keep people suffering from respiratory conditions out of the hospital, empowering them to live healthier, higher-quality lives at home. Our cloud-connected medical devices transform care for people with sleep apnea, chronic obstructive pulmonary disease, or COPD, and other chronic respiratory diseases. Our comprehensive out-of-hospital residential care software, or RCS, platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries.

Purpose: Empower people to live happier, healthier, and higher quality lives in the comfort of their home.

Key Statistics

Headquarters	San Diego, CA
Founded	1989
FY2025 revenue	$5.1B
Listed (NYSE, ASX)	1995, RMD
Market cap[1]	~$40B
Countries served	140+
Total employees	>10,000

[1] as of July 31, 2025

●	Devices
●	Masks & Other
●	RCS

●	U.S., Canada, and Latin America
●	Europe, Asia, and Other
●	U.S. & Germany RCS
Our Businesses

Sleep Apnea
Delivering a market-leading patient experience through innovative solutions for diagnosing and treating sleep apnea patients lowering overall costs and improving patient wellbeing through innovative global digital health solutions

Breathing Health
Improving the lives of patients with COPD, and other key chronic respiratory diseases, on their healthcare journey – lowering costs, preventing hospitalization and creating end-to-end care solutions

Residential Care Software
Providing a network of residential care software and services solutions to help providers deliver more personalized care, measurable results, and improved health outcomes across large patient populations

2025 Proxy Statement | 7

About ResMed

2025 Performance Highlights
Strong Financial and Operating Performance
The following table illustrates our financial performance for fiscal year 2025 as compared to fiscal year 2024, with applicable non-GAAP amounts in lighter shades.

Revenue
($ in billion)

Operating Income
($ in million)

Net Income
($ in million)

Diluted Earnings Per Share

●	2024 GAAP	●	2024 Non-GAAP	●	2025 GAAP	●	2025 Non-GAAP
•Market cap of ~$40 billion as of July 31, 2025
•GAAP operating cash flow of $1.8 billion
•Free cash flow* of $1.7 billion
•$3.5 billion in capital deployed over the last three years
*    For a reconciliation between GAAP and non-GAAP measures, see the section “Reconciliation of Non-GAAP Financial Measures” in this proxy statement
Digital Health Technology Leadership
•Over the last 12 months we changed over 154 million lives with our digital health products and cloud-based software solutions:
•We sold an additional 4 million of our 100% cloud-connectable devices (from 26 million at 2024 fiscal year-end to over 30 million)
•We added 5 million patients on our AirView patient management system (from over 28 million at 2024 fiscal year-end to over 33 million)
•An additional 2 million patients signed up for myAir, our patient self-help application (from over 8.3 million at 2024 fiscal year-end to over 10.3 million); and
•We added approximately 15 million patient accounts to our residential care software systems (from more than 150 million at 2024 fiscal year-end to more than 165 million at 2025 fiscal year-end)
Industry-leading Innovation
•During fiscal year 2025 we expanded the launch of our AirSense 11 sleep and respiratory care flow generators into several new countries around the world, expanding its reach from initial launch in the United States in fiscal year 2022. To meet the need for connected devices as a result of our competitor's recall and their FDA consent decree, we also continued selling connected AirSense 10 devices in some geographies -- including the United States -- so that every customer could access our superior technology to serve our global population of patients
•We have approximately 10,000 issued and pending patents and registered designs
•6 to 7% of revenue is invested in research and development

8 | 2025 Proxy Statement

About ResMed
Long-term stockholder value
Recovery of stock price. In fiscal year 2025 we continued to execute on the adoption of our new global operating model, leading to continued growth and effective expense management, improving profitability and generating a substantial increase in our free cash flow. Our stock price, which was at $218.50 at June 30, 2023, was $258.00 as of June 30, 2025, and has improved to $275.61 as of the record date.

The table below summarizes the results of our New York Stock Exchange, or NYSE, stock performance at 2025 fiscal year end when our stock price was $258. Our NYSE total stockholder return, or TSR, was at the 99th percentile for the one-year period compared to our US peer group, and at the 67th percentile compared to our US peers over the five-year period.

Period	Resmed's Annualized Total Stockholder Return (NYSE)	S&P 500 Annualized Total Stockholder Return	US Peer Group Median Annualized Total Stockholder Return
One year ended June 30, 2025	34%	14%	-11%
Three years ended June 30, 2025	8%	18%	-3%
Five years ended June 30, 2025	7%	15%	2%
Because our primary listing is on the NYSE, the TSR performance of our CHESS Units of Foreign Securities trading on the Australian Securities Exchange, or ASX, is also impacted by currency fluctuations between US and Australian dollars.

Period	Resmed's Annualized Total Stockholder Return (ASX)	ASX 100 Annualized Total Stockholder Return	ASX Peer Group Median Annualized Total Stockholder Return
One year ended June 30, 2025	36%	10%	18%
Three years ended June 30, 2025	10%	9%	13%
Five years ended June 30, 2025	9%	8%	11%
Strong capital management and return to our stockholders. During fiscal year 2025 we maintained the quarterly dividend of $0.53 per share paid to our stockholders, paying approximately $310.9 million to our stockholders in dividends, representing a payout ratio of 22% of both net income and adjusted (non-GAAP) net income. In August 2025 our board approved an increase to our quarterly dividend by approximately 13%, to $0.60 per share, for fiscal year 2026. We also increased our share repurchase program. In fiscal year 2025 we repurchased approximately $300.0 million of stock, more than offsetting the dilution of our stockholders from grants to our employees. For fiscal year 2026, we announced plans to increase the share buyback to approximately $150 million per quarter, continuing return of capital to our stockholders.

2025 Proxy Statement | 9

Proxy Voting Roadmap
This summary highlights select information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider, and you should read the entire proxy statement carefully before submitting your proxy and voting instructions.
_____________________________________________________________________________________________________________

Proposal 1 Election of Directors Age, gender, and tenure of our Board nominees
Your board of directors recommends a vote “FOR” election of the eleven nominees to the board of directors. Page 14

Director Nominee Overview

Carol Burt	Jan De Witte

Principal of Burt-Hilliard Investments
Age: 67
Tenure: 12 years
Committees: A, O,
Extensive executive management and board leadership; extensive experience in the healthcare insurance, healthcare provider, medical technology, and financial services industries.

Operating Partner of GHO Capital Partners

Age: 61
Tenure: 6 years
Committees: A, O
30 years in executive management, corporate strategy and operations for technology and software businesses, extensive experience in international business, and experience as an operating CEO and director in medical technology.

Christopher DelOrefice	Karen Drexler

Executive Vice President and Chief Financial Officer of Becton, Dickinson and Company
Age: 54
Tenure: < 2 years
Committees:
Experienced finance executive in medical technology, including commercial, long-term strategy, investor relations, supply chain, mergers and acquisitions, and global R&D.

Former Chief Executive Officer of Sandstone Diagnostics, Inc.
Age: 65
Tenure: 8 years
Committees: , N
Founder, executive and board experience in the medical diagnostics and device industries, particularly in digital health, technology, and out-of-hospital care models.

A	Audit Committee	C	Compensation and Leadership Development Committee	O	Compliance, Privacy and Quality Committee	N	Nominating and Governance Committee	Chair	Independent

10 | 2025 Proxy Statement

About ResMed

Michael “Mick” Farrell	Nicole Mowad-Nassar

Chairman of the Board and Chief Executive Officer of ResMed Inc.
Age: 53
Tenure: 12 years
Committees: None
25+ years of experience with Resmed and 29+ years of experience in healthcare and technology industries with a deep understanding of products, operations, technology, sales and marketing.

Senior Vice President of AbbVie Inc., and President of Global Allergan Aesthetics
Age: 54
Tenure: <1 year
Committees: C
Extensive experience in big pharma, currently leading a major division for AbbVie, and experience in commercial strategy, marketing, digital health innovation, patient access, market access and enterprise integration.

Peter Farrell	Desney Tan

Founder and Chairman Emeritus of ResMed Inc.
Age: 83
Tenure: 36 years
Committees: None
Resmed founder and chief executive officer for 20+ years with a deep understanding of operations, technology, and sleep industry; significant board experience with other publicly-held medical technology companies.

Corporate Vice President and Managing Director of Microsoft Research
Age: 49
Tenure: 4 years
Committees: C, N
Experience in digital health technologies, use of machine learning and artificial intelligence, global R&D in devices, hardware and consumer products.

Harjit Gill	Ronald “Ron” Taylor

Chief Executive Officer of the Asia Pacific Medical Technology Association
Age: 60
Tenure: 7 years
Committees: A, C,
Executive and operational background in consumer healthcare, sales, marketing, and international operations.

Founder and Chief Executive Officer of Pyxis Corporation
Lead Director
Age: 77
Tenure: 20 years
Committees: N, A, O
Public medical technology company founder and CEO, has served on over twenty public and private boards. Venture capital experience evaluating healthcare companies.

John Hernandez

Head of Health Impact at Google
Age: 58
Tenure: 4 years
Committees: O
Experience at the intersection of big tech and healthcare, including use of artificial intelligence. Widely published and frequent lecturer on digital health strategy and use of real-world evidence.

A	Audit Committee	C	Compensation and Leadership Development Committee	O	Compliance, Privacy and Quality Committee	N	Nominating and Governance Committee	Chair	Independent

2025 Proxy Statement | 11

About ResMed

Proposal 2
Ratification of Selection of KPMG LLP as Independent Registered Public Accounting Firm
The Board recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026 based on the following:
•KPMG’s high audit quality and institutional knowledge of our business enables effective and efficient audits.
•Only audit-related or tax-related services were performed by KPMG LLP in fiscal years 2024 and 2025.
•Based on KPMG’s independence, performance and qualifications, the Audit Committee has determined that KPMG’s retention is in the best interests of Resmed and its stockholders.

Your board of directors recommends that you vote “FOR” Proposal 2. Page 48

Proposal 3
Advisory Vote to Approve Named Executive Officer Compensation
Our executive compensation program encourages long-term value creation for our stockholders. The below graphics show the mix of 2025 fixed pay (base salary) and at-risk short-term incentives (STI) and long-term incentives (LTI) based on actual cash incentives paid and target equity awards granted, as reflected in the Summary Compensation Table. For fiscal year 2025, our Chief Executive Officer’s direct compensation was based 91% on incentive compensation that was at risk, while the other named executive officers have an average of 81% of their direct compensation in the form of incentive compensation that is at risk. The following table excludes all other compensation from the Summary Compensation Table.

Your board of directors recommends that you vote “FOR” Proposal 3. Page 53

CEO FY25 Compensation Summary	Other NEOs FY25 Compensation Summary

12 | 2025 Proxy Statement

About ResMed

Proposal 4
Approval of the Amendment and Restatement of the ResMed Inc. 2009 Incentive Award Plan, Including Increase of Reserved Shares and Elimination of Fixed Term
The Company’s equity incentive plan is a valuable tool to attract and retain employees and has been approved by our stockholders for many years. The Company is seeking stockholder approval of changes to its 2009 Incentive Award Plan primarily to increase the number of shares, incorporate changes based on amendments to section 162(m) of the Internal Revenue Code, and to eliminate the fixed term of the plan.

Your board of directors recommends that you vote “FOR” Proposal 4. Page 95

Proposal 5
Approval of the Amendment and Restatement of the ResMed Inc. 2018 Employee Stock Purchase Plan, Including Increase of Reserved Shares and Elimination of Fixed Term
The Company’s employee stock purchase plan provides a means for 99% of our employee population, in 33 countries, to invest in Resmed’s success. The Company is seeking approval of changes to our 2018 Employee Stock Purchase Plan primarily to increase the number of shares that may be awarded to our employees and to eliminate the fixed term of the plan.

Your board of directors recommends that you vote “FOR” Proposal 5. Page 107

2025 Proxy Statement | 13

Board and Governance Matters

Proposal 1
Election of Directors
Our bylaws authorize a board of directors with between one and thirteen members, with the exact number to be specified by the board from time to time. On August 15, 2025, based on the recommendation of our nominating and governance committee, our board voted to expand our board to twelve, elected Nicole Mowad-Nassar as a director to serve a term ending at the 2025 annual stockholders meeting, and appointed her to the compensation and leadership development committee. As set forth more fully in her biography, Ms. Mowad-Nassar is currently the Senior Vice President, AbbVie and President, Global Allergan Aesthetics. She has a long career and outstanding experience in the pharmaceutical industry, including P&L responsibility, commercial analytics, integration of major acquisitions, patient services and marketing.
Consistent with best governance practices, all our current directors’ terms expire at this annual stockholders meeting. Our board has nominated eleven of the twelve current directors for re-election at this annual meeting. The directors to be elected at this annual meeting will hold office until the 2026 annual meeting (and until their successors are elected and qualified) or until the director’s earlier death, disability, resignation, or removal. On August 18, 2025, the Company announced Richard Sulpizio’s decision not to stand for reelection, to retire and to resign as of the date of the annual stockholder meeting on November 19, 2025. The directors will reduce the size of the board following the annual meeting to eleven. Mr. Sulpizio’s retirement does not reflect any disagreement or conflict with the board.
We are soliciting proxies in favor of eleven nominees and proxies will be voted for them unless the proxy otherwise specifies. If any nominee becomes unable or unwilling to serve as a director, the proxies will be voted for the election of another person, if any, that the board designates.
Required Vote
The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required to elect each of the eleven nominees for director, meaning that the number of votes cast “for” a candidate for director must exceed the number of votes cast “against” that candidate. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote for each of the eleven nominees, they will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

Your board of directors recommends a vote “FOR” election of each of the eleven nominees to the board of directors.

14 | 2025 Proxy Statement

Board and Governance Matters
Our Board of Directors
Our Board Nominees
The nominees have a variety of backgrounds and perspectives that enable them to provide valuable guidance on strategy, operations and culture. They have extensive leadership experience, as well as corporate governance expertise arising from service in executive management positions as well as public company board experience. Many have global business experience, including through service in a chief executive officer role or in other senior corporate leadership positions. One director currently resides and works in Singapore, and another currently resides and works in Europe. Others have worked outside the United States in the past, collectively providing valuable perspectives on our global business environment. All have experience with medical device, technology or product innovation and development, entrepreneurship, and the dynamics of our industry. Ms. Mowad-Nassar, our most recently elected director, has worked for over 30 years in the pharmaceutical industry, currently serving as Senior Vice President, AbbVie, and President, Global Allergan Aesthetics, maker of BOTOX Cosmetic, one of the world’s most recognized aesthetic products for consumers. Ms. Mowad-Nassar’s experience also includes commercial strategy, oversight of centralized functions, integration of acquisitions, digital transformation, marketing and sales. Ms. Mowad-Nassar’s wide experience across every aspect of the pharmaceutical industry will be invaluable as we educate physicians, patients, and providers navigating the treatment of sleep disorders with Resmed’s solutions, including over a million patients that have also been prescribed CPAP and GLP-1 drugs for treatment of obesity with obstructive sleep apnea (“OSA”).
Skills and Experience
The nominating and governance committee reviews and regularly updates a matrix of directors’ skill sets, based on factors the board deems important to oversee management and our strategic goals. Evaluation of our director nominees’ collective experience against the fiscal year 2025 skills matrix is reflected in the following broad categories:

Board Experience
Public company board (other than Resmed), Private company board, Chair of the board of directors of a publicly-traded company, Chair of the board of directors of a for-profit organization, Chair of the board of directors of a non-profit organization or private company, Membership on a governance, compensation, audit, or compliance committee
10/11

Leadership Experience	Chief Executive Officer, Non-Chief Executive Officer P&L leader, Non-Chief Executive Officer functional leader	11/11

Functional Expertise
Medical device industry, Software-as-a-service industry, Pharmaceutical industry, Sales and marketing, Direct-to-consumer marketing, Non-US business experience, Health policy and government affairs, Healthcare reimbursement - government or private, Finance and accounting, Business/corporate development, Mergers and acquisitions including integration, Legal, Regulatory compliance and risk management, People and talent management, Communications and investor relations, Environmental sustainability and corporate social responsibility
11/11

Technical Expertise
Research and development, Clinical research, Clinical expertise in sleep and related comorbidities, Manufacturing and supply chain, Digital health technology, Machine learning, Artificial intelligence & advanced analytics, Cybersecurity, privacy and information technology
11/11

2025 Proxy Statement | 15

Board and Governance Matters
Biographies
Included below is summary information as of September 23, 2025, regarding our director nominees, including key business experience, director positions with other public companies, and the experience, qualifications, attributes and skills that led the nominating and governance committee and the board to determine that each candidate should be nominated for election at our 2025 annual meeting to serve as a director of the company.
Information about the eleven nominees for director is set forth below:

Director	Age as of September 23, 2025	Position
Carol Burt	67	Director
Jan De Witte	61	Director
Christopher DelOrefice	54	Director
Karen Drexler	65	Director
Michael Farrell	53	Chairman of the board and chief executive officer
Peter Farrell	83	Founder, chairman emeritus and non-executive employee
Harjit Gill	60	Director
John Hernandez	58	Director
Nicole Mowad-Nassar	54	Director
Desney Tan	49	Director
Ronald Taylor	77	Lead director

16 | 2025 Proxy Statement

Board and Governance Matters
Nominees for election at our 2025 annual meeting to serve for a one-year term expiring at the 2026 annual meeting:

Carol Burt | 67 Independent Principal of Burt-Hilliard Investments and Senior Advisor and Member of the Operating Council for Consonance Capital Partners

Director since: 2013 Committees: •Audit •Compliance, Privacy and Quality •Nominating and Governance (Chair)
Current Public Company Directorships:
•IQVIA Holdings Inc. (NYSE: IQV), a leading global provider of advanced analytics, technology solutions, and clinical research services to the life sciences industry (2019-present)
•Chair of the Leadership Development and Compensation Committee
•Member of the Audit Committee
Prior Public Company Directorships: •Envision Healthcare Corp. (NYSE:EVHC) •Vanguard Health Systems Inc. (NYSE: VHS) •WellCare Health Plans, Inc. (NYSE: WCG)

Skills and Qualifications
•Extensive experience in corporate governance, executive management, finance, accounting and capital markets, strategy, mergers and acquisitions, operations, and risk oversight and compliance
•Previously served on the public boards of four NYSE-listed companies including chairing audit, compliance oversight, compensation and leadership development and nominating and governance committees
Education and Professional Credentials
•Graduated magna cum laude from the University of Houston, earning a Bachelor of Business Administration

Business Experience
Burt-Hilliard Investments, a private investment firm
•2008 to present – Principal
Consonance Capital Partners, a New York-based private equity firm focused on investments in the healthcare industry
•2013 to present – Senior Advisor and a member of the Operating Council
WellPoint, Inc. (now Elevance Health, Inc., NYSE: ELV)
•Senior Vice President of Corporate Finance and Development
American Medical Response
•Senior Vice President and Treasurer
Chase Securities, Inc. (now JP Morgan Chase & Co, NYSE: JPM)
•Founder, Managing Director and Head of the Health Care Banking Group
Other Experience
•Member of Women Corporate Directors, and the International Women’s Forum

2025 Proxy Statement | 17

Board and Governance Matters

Jan De Witte | 61 Independent Operating Partner of GHO Capital Partners LLP

Director since: 2019 Committees: •Audit •Compliance, Privacy and Quality
Current Public Company Directorships:
•Elekta (B.ST: EKTA) a leading global company, headquartered in Sweden that develops and produces radiation therapy and radiosurgery-related equipment and clinical management for the treatment of cancer and brain disorders
Prior Public Company Directorships: •BARCO (EBR:BAR) (2016-2021) •Integra Life Sciences (NASDAQ: IART) (2021 - 2025)

Skills and Qualifications
•Served in a variety of global operational, business leadership and CEO roles over the past 35 years
•During his 17-year tenure with GE Healthcare, worked in management and CEO roles covering business responsibilities across Europe, Middle East, China, Asia-Pacific, and the Americas, living both in the U.S. and Europe
Education and Professional Credentials
•Bachelor’s degree in electromechanical engineering from the KU Leuven in Belgium
•Master of Science degree in electromechanical engineering with Greatest Distinction from the KU Leuven in Belgium
•M.B.A. from Harvard Business School

Business Experience
GHO Capital Partners LLP, a leading European healthcare specialist private equity investor
•February 2025 to present – Operating Partner
•September 2025 to present – Chairman of FotoFinder Group Gmbh, a global leader in digital dermatoscope technologies
Integra Life Sciences (NASDQ: IART), a global leader in regenerative tissue technologies and neurological solutions
•October 2021 to January 2025 – President, Chief Executive Officer and director
Barco (EBR: BAR), a global leader in advanced visualization solutions for healthcare, entertainment, and enterprise, with headquarters in Belgium
•2016 to 2021 – CEO and director
General Electric Company (NYSE: GE)
•1999 to 2016 – Progressive leadership roles, including as president and CEO of GE Global Healthcare IT
Other Experience
•Director at Advanced Medical Technology Association (AdvaMed), an American medical device trade association
•Senior Consultant at McKinsey & Co, and Operations roles at Procter&Gamble in Europe

Christopher DelOrefice | 54 Independent Executive Vice President and Chief Financial Officer of Becton, Dickinson and Company

Director since: 2024 Committees: •Audit (Chair)	Current Public Company Directorships: •none	Prior Public Company Directorships: •none

Skills and Qualifications
•Proven financial executive serving as chief financial officer and leadership of strategy and corporate development for Becton, Dickinson and Company, as well as a long history of service in various roles at Johnson & Johnson
Education and Professional Credentials
•Bachelor of Science in Accounting from Villanova University
•M.B.A. from Villanova University
•Certified Public Accountant (inactive)

Business Experience
Becton, Dickinson and Company (BD) (NYSE: BDX), a leading, global medical technology company
•September 2021 to present – Executive Vice President and Chief Financial Officer
Johnson & Johnson (NYSE: JNJ), a multinational pharmaceutical, biotechnology, and medical technologies company
•August 2018 to September 2021 – Vice President, Investor Relations
•2012 to 2018 – Variety of senior finance leadership roles, including CFO of both the Consumer and Medical Devices segments for North America
•1999 to 2012 – Progressive finance leadership roles

18 | 2025 Proxy Statement

Board and Governance Matters

Karen Drexler | 65 Independent Former Board Member and Chief Executive Officer of Sandstone Diagnostics, Inc.

Director since: 2017 Committees: •Compensation and Leadership Development (Chair) •Nominating and Governance
Current Public Company Directorships:
•Outset Medical (NASDAQ: OM), a medical technology company innovating dialysis treatment (2021-present)
•Chair of nominating and corporate governance committee and member of the compensation committee
•EBR Systems, Inc. (ASX: EBR), maker of a wireless cardiac pacing system for people with heart failure (2022-present)
•Chair of the nomination and remuneration committee, member of the audit and risk committee
Prior Public Company Directorships: •Tivic Health, (NASDAQ:TIVC) (2019-2024)

Skills and Qualifications
•A serial entrepreneur with expertise in the fields of digital health, medical devices, and diagnostics
•Acts as senior strategic advisor for early-stage companies
Education and Professional Credentials
•Graduated magna cum laude with a B.S.E in chemical engineering from Princeton University
•M.B.A. with honors from Stanford University Graduate School of Business

Business Experience
Tivic Health (NASDAQ: TIVC), a bioelectric medicine company focused on relief of congestion and sinus pain
•2019 to 2024 – board member, chaired the compensation committee and nominations and corporate governance committee and served on the audit and risk committee
Sandstone Diagnostics, Inc., a private company developing instruments and consumables for point-of-care medical testing
•2016 to 2020 – board member and CEO
Amira Medical Inc., a private company focused on minimally invasive glucose monitoring technology
•Founder, President, and CEO until sold to Roche Holding AG
Lifescan
•Held management roles and played a key role in sale to Johnson & Johnson (NYSE: JNJ)
Other Experience
•Active mentor and advisor with Astia and a lead mentor with StartX
•Serves on the Women’s Health Council for Springboard

2025 Proxy Statement | 19

Board and Governance Matters

Michael Farrell | 53 Chairman of the Board and Chief Executive Officer of ResMed Inc.

Director since: 2013 Committees: none
Current Public Company Directorships:
•Zimmer Biomet (NYSE: ZBH), a global provider of implantable musculoskeletal medical devices, and associated robotics and digital health technology (2014-present)
•Lead independent director
•Member of the compensation and management development committee
•Member of the quality, regulatory and technology committee
Prior Public Company Directorships: •none

Skills and Qualifications
•Leadership roles of increasing responsibility at Resmed in business development, marketing, product development, leading our global sleep apnea business and president of our largest commercial organization; previously worked in management consulting for biotechnology, chemicals and metal manufacturing companies including Arthur D. Little, Sanofi Genzyme, Dow and BHP.
Education and Professional Credentials
•Bachelor of Engineering with first-class honors from the University of New South Wales
•Master of Science in chemical engineering from the Massachusetts Institute of Technology (MIT)
•M.B.A. from the MIT Sloan School of Management

Business Experience
ResMed Inc. (NYSE: RMD)
•2023 – Appointed as Chairman of the Board
•March 2013 to present – Chief Executive Officer and director
•2011 to 2013 – President of the Americas region
•2007 to 2011 – Senior Vice President of the global sleep apnea diagnostic and therapeutic business
•Various other senior roles in marketing and business development
Other Experience
•Advanced Medical Technology Association (AdvaMed), an American medical device trade association
•Chair of the International Business Committee
•Volunteers as a trustee for non-profit organizations: University of California, San Diego Foundation, Rady Children’s Hospital, and Father Joe’s Villages’ project for the homeless in San Diego, California
•Member of the University of California San Diego - Rady School of Management Dean’s Advisory Council
•Member of the Boston College Engineering Advisory Board

20 | 2025 Proxy Statement

Board and Governance Matters

Peter Farrell | 83 Founder and Chairman Emeritus of ResMed Inc.

Director since: 1989 Committees: none
Current Public Company Directorships:
•Arcturus Therapeutics Holdings Inc. (NASDAQ: ARCT) (2018-present)
•Former Board Chair, member of the compensation and nominating and corporate governance committees
Prior Public Company Directorships: •NuVasive, Inc. (NASDAQ: NUVA) •Evolus, Inc. (NASDAQ:EOLS) (2019-2023)

Skills and Qualifications
•Founder, former Chairman of the Board, and former Chief Executive Officer of Resmed, globally recognized innovator and leader
Education and Professional Credentials
•B.E. in chemical engineering with honors from the University of Sydney
•S.M. in chemical engineering from MIT
•Ph.D. in chemical engineering and bioengineering from the University of Washington, Seattle
•D.Sc. from the University of New South Wales

Business Experience
ResMed Inc.
•January 2023 to present – Chairman Emeritus
•May 1989 to January 2023--Board Chairman
•July 1990 to December 2007; February 2011 to March 2013 – Chief Executive Officer
•January 2014 to present – Non-officer employee
•1989 to present – Founder and director
Baxter International, Inc. (NYSE: BAX)
•July 1984 to June 1989 – Vice President of research and development at various subsidiaries
•August 1985 to June 1989 – Managing Director of the Baxter Center for Medical Research Pty Ltd.
University of New South Wales
•1989 to Present - Visiting professor and chair of the UNSW Centre for Innovation and Entrepreneurship
•January 1978 to December 1989 – Foundation Director of the Graduate School for Biomedical Engineering
MIT
•2018 to present - Serves on the MIT Dean of Engineering Advisory Council
•1998 to 2018 – Served on the Visiting Committee of the Health Sciences & Technology Program
Other Service
•Currently sits on the faculty advisory board at UC, San Diego: the Jacobs Engineering School.
•Serves on the Board of Trustees of Scripps Research Institute
•Serves on the Executive Council of the Division of Sleep Medicine at Harvard Medical School

2025 Proxy Statement | 21

Board and Governance Matters

Harjit Gill | 60 Independent Chief Executive Officer of the Asia Pacific Medical Technology Association

Director since: 2018 Committees: •Audit •Compliance, Privacy and Quality (Chair) •Compensation and Leadership Development	Current Public Company Directorships: •none	Prior Public Company Directorships: •none

Skills and Qualifications
•Extensive experience in consumer healthcare and international sales and marketing including in Europe, Asia and the Middle East; board member for privately held consumer companies, serving in multiple roles on multiple committees
Education and Professional Credentials
•Bachelor of Arts (honors) in combined studies from the University of Manchester

Business Experience
Asia Pacific Medical Technology Association (APACMed), the first and only regional association to provide a unified voice for the medical device, equipment, and in-vitro diagnostics industry in Asia Pacific
•February 2019 to present – Chief Executive Officer
Alticor Inc., a private holding company for Amway, a global leader in home, health, and beauty products
•January 2022 to present – Director and member of the audit committee
MAS Holdings, one of the largest apparel tech companies in Southeast Asia with 53 manufacturing facilities in 17 countries
•2019 to present – Member of the Innovation Board of Directors
Royal Philips (NYSE: PHG)
•1990 to 2015 – Progressive leadership roles including Executive Vice President and CEO for Philips ASEAN & Pacific
Other Experience
•Serves as a member of the academic committee of the China-ASEAN science and technology cooperation center for public health at Peking University (China)

John Hernandez | 58 Independent Head of Health Impact at Google

Director since: 2021 Committees: •Compliance, Privacy and Quality	Current Public Company Directorships: •none n	Prior Public Company Directorships: •Carmat, SA (ALCAR.PA) (2021-2024)

Skills and Qualifications
•Over 30 years of experience as a health technology industry executive, researcher and consultant
•Joined Alphabet in 2016 where he has built and led teams at Verily and Google leveraging artificial intelligence to assist in promoting healthy lifestyles, diagnosing cancer, and preventing blindness, among other things
Education and Professional Credentials
•Bachelor of Arts from the University of North Carolina at Chapel Hill
•Master’s degree in health policy
•Doctorate of Philosophy at the RAND Graduate School in Santa Monica, CA

Business Experience
Google (NASDAQ: GOOGL), a technology company
•2018 to present – Head of Health Impact
Abbott Laboratories (NYSE: ABT), a medical devices and healthcare company
•2010 to 2016 – Vice President of global health economics and outcomes research
Boston Scientific Corporation (NYSE: BSX), a medical devices company
•2001 to 2010 – Vice President of clinical research and health economics
Other Experience
•Widely published in scientific journals and lectures on various topics including digital health strategy, health policy, health economics, healthcare technology assessment, value-based payments and real-world evidence strategies

22 | 2025 Proxy Statement

Board and Governance Matters

Nicole Mowad-Nassar | 54 Independent Senior Vice President, AbbVie, and President, Global Allergan Aesthetics
Director since: 2025 Committees: •Compensation and Leadership Development	Current Public Company Directorships: •none	Prior Public Company Directorships: •none

Skills and Qualifications
•Extensive experience in the pharmaceutical industry as P&L leader, as well as experience in commercial strategy, marketing, digital health innovation, patient access, market access and enterprise integration
Education and Professional Credentials
•Bachelor of Arts in Economics from Bucknell University
•Master of Business Administration, Kellogg School of Business, Northwestern University

Business Experience
AbbVie Inc. (NYSE: ABBV), a biopharmaceutical company
•September 2025 to present – Senior Vice President, AbbVie and President, Global Allergan Aesthetics
•July 2023 to August 2025 – Senior Vice President, AbbVie and President, Specialty & U.S. Therapeutics Operations
•January 2020 to July 2023 – VP, Commercial Analytics & Operations, AbbVie Patient Services
•January 2018 to January 2020 – VP, Commercial Analytics and Operations and Global Commercial Integration Lead, Allergan Acquisition
Takeda Pharmaceuticals USA, Inc. (NYSE: TAK), a biopharmaceutical company
•2009 to 2017 – Progressive leadership roles including VP and Head of U.S. Business Operations and External Partnerships
Abbott Laboratories (NYSE: ABT), a medical devices and healthcare company
•2000 to 2009 – Progressive leadership roles in the Hospital Products Division and the Pharmaceutical Products Division
TAP Pharmaceuticals, a pharmaceutical company
•1992 to 2000 – Progressive leadership roles in sales and marketing
Other Experience
•Serves as a Board member of the Lake Forest High School Foundation

Desney Tan | 49 Independent Corporate Vice President and Managing Director of Microsoft Research

Director since: 2021 Committees: •Compensation and Leadership Development •Nominating and Governance	Current Public Company Directorships: •none	Prior Public Company Directorships: •none

Skills and Qualifications
•Technology executive who has built and run multidisciplinary global innovation teams
•Named inventor on more than 100 granted patents, and author of numerous academic publications, on topics relevant to Resmed's long-term strategy, such as artificial intelligence, machine learning, and human-computer interaction
Education and Professional Credentials
•Bachelor of Science (summa cum laude) in computer engineering from the University of Notre Dame
•Doctorate of Philosophy in computer science from Carnegie Mellon University

Business Experience
Microsoft (NASDAQ: MSFT), a technology company
•2023 to present – Corporate Vice President and Managing Director of Microsoft Research
•2021 to 2023 – Vice President and Managing Director of Microsoft Health Futures
•2015 to 2021 – Managing Director of Microsoft Healthcare
•2004 to 2015 – Various roles leading research and development
University of Washington Seattle
•2007 to present – Affiliate Professor of computer science and engineering
Other Experience
•Serves on the Washington Research Foundation's board of directors: as senior advisor and chief technologist to IntuitiveX; and as advisor to Proprio

2025 Proxy Statement | 23

Board and Governance Matters

Ronald Taylor | 77 Lead Independent Director Founder and Former Chairman and Chief Executive Officer of Pyxis Corporation

Director since: 2005 Lead Director since: 2013 Committees: •Audit •Compliance, Privacy and Quality •Nominating and Governance	Current Public Company Directorships: •none	Prior Public Company Directorships (representative): •Allergan (NYSE: AGN) •Medicalogic (NASDAQ: MDLI) •Red Lion Hotels (NYSE: RLH)

Skills and Qualifications
•Significant executive and operational experience with publicly-held medical technology and pharmaceutical companies, and public company governance experience
•Has been a director of approximately 20 publicly and privately held companies over the past 27 years
•More than 15 years of experience as a board member of Red Lion Hotel including its governance, compensation, and audit committees, and more than 20 years of experience as a board member of Allergan (formerly Watson and Actavis) including the audit, compensation, and governance committees
Education and Professional Credentials
•Bachelor of Arts in Chemistry from the University of Saskatchewan
•Master of Arts in Chemistry from the University of California, Irvine

Business Experience
Pyxis Corporation, a manufacturer of automated drug dispensers for hospitals
•1987 to 1996 – Founder, Chairman, and chief executive officer until its sale to Cardinal Health, Inc.
Hybritech, Inc., a biotechnology company
•Responsible for operations and international sales
Allergan plc (NYSE: AGN), a pharmaceutical company
•Served in operational and management roles
Enterprise Partners Venture Capital
•1998 to 2001 – General partner
Other Experience
Resmed Foundation--
•2002 to 2005 – Chair of the board

24 | 2025 Proxy Statement

Board and Governance Matters
Director Nomination Process
Board Skills, Experience and Qualifications
The nominating and governance committee regularly reviews with the board the appropriate characteristics, skills, and experience required for the board as a whole and its individual members. The board seeks a heterogeneous mix of views, professional experience, education, skills and outstanding ethics as individual qualities. To assist in promoting a valuable collection of backgrounds and experience on the board, the nominating and governance committee identifies and considers board candidates who are drawn from a wide talent pool, representing thoughtfulness, cultural fit, leadership, international experience, and other qualities consistent with the company's corporate governance guidelines. The nominating and governance committee shared this wide range of views and values with the third-party executive search firm that identified Mr. DelOrefice last year, and the firm that assisted the board with the search that led to election of Ms. Mowad-Nassar as a board member this year.
The suitability of individual director candidates depends on many factors, including:
•fundamental qualities of intelligence, honesty, good judgment, high ethics, and standards of integrity, fairness, and responsibility;
•practical wisdom and mature business judgment;
•ability to make independent analytical inquiries, general understanding of marketing, finance, and other elements relevant to the success of a publicly-traded company in today’s business environment;
•experience in corporate management, or as a board member of a publicly-held company;
•academic experience and technical understanding in the areas of our operations;
•professional experience in our industry or in adjacent industries that can pose opportunities and challenges; and
•a commitment to representing the long-term interests of our stockholders.
The nominating and governance committee also reviews and regularly updates a matrix of directors’ skill sets, based on factors the board deems important to oversee management and our strategic goals. It most recently updated the matrix during fiscal year 2025. We believe the annual consideration of new skills that benefit the company, and examination of our directors’ collective experience across those identified attributes, keeps our board engaged in guiding the evolution of our global business.
͏The board also evaluates each individual director, with the goal of assembling a group that can best perpetuate Resmed’s success and represent stockholder interests through the exercise of sound judgment.
In determining whether to recommend a director for re-election, the nominating and governance committee also considers the director’s past attendance at meetings and participation in and contributions to the board’s activities. In fiscal year 2025, our board members achieved 100% attendance at our board and committee meetings with the sole exception of our founder, Peter Farrell, who could not travel to a board meeting in Singapore after surgery. After review and deliberation of all feedback and data, the nominating and governance committee makes its recommendation of directors for reelection.
Recommendations we receive from stockholders are subject to the same criteria as are candidates nominated by the nominating and governance committee. The committee will consider stockholder suggestions for nominees for directorship and will consider any candidate recommended by stockholders who have held a minimum of 1% of our outstanding voting securities for at least one year. Our bylaws also permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years, to nominate and include in our proxy materials directors constituting up to 20% of the board or two individuals, whichever is greater, provided that each stockholder and nominee satisfy the other requirements specified in our bylaws.
A recommending stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our board. The stockholder must also provide any other information about the candidate that would be required by the US Securities and Exchange Commission (SEC) rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate (including consent to reference and background checks) and describe any relationships, arrangements or undertakings between the stockholder and the candidate regarding the nomination or otherwise. The stockholder or nominee must submit background information and representations regarding disclosure of voting or compensation arrangements, compliance with our policies and guidelines, and intent to serve the entire term. The stockholder must submit proof of ownership of our stock.

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Board and Governance Matters
All communications should be submitted in writing to the chair of the nominating and governance committee, care of Secretary, ResMed Inc., 9001 Spectrum Center Boulevard, San Diego, California 92123 USA.
The nominating and governance committee will consider stockholder recommendations of candidates on the same basis as it considers all other candidates. For further information, see “Stockholder Proposals for 2026 Annual Meeting.”
Tenure and Board Renewal
The nominating and governance committee believes board composition and an appropriate balance of board additions and existing experience is important to effective governance.
While board rotation is an important consideration in assessing board composition, the board does not make determinations based solely on tenure, instead choosing to consider an appropriate mix of skill sets and institutional knowledge as the key foundations of our board composition. By taking all considerations into account, we have achieved a balanced blend of long-tenured board members and new board members. Our founder, Peter Farrell, is our longest serving board member. Our lead director, Ronald Taylor, has twenty years of experience on our board. Ms. Burt, the former chair of our audit committee, has twelve years’ experience on our board. Ms. Burt now serves as the chair of the nominating and governance committee, having turned over leadership of the audit committee to Mr. DelOrefice -- a seasoned financial leader; and leadership of the new compliance, privacy and quality committee to Ms. Gill, an international expert in medical device industry compliance. We have three additional board members -- Ms. Drexler, Ms. Gill, and Mr. De Witte -- with more than five but less than ten years of service to our board, bringing a combination of entrepreneurial expertise, consumer goods and marketing skills, and leadership experience to our board. Two recent members, Dr. Hernandez and Dr. Tan, are experts in the use of real world evidence and artificial intelligence in healthcare, key skills as Resmed continues to expand its digital health offerings built on the twenty three billion nights of sleep we have collected since launching AirSense 10 and AirSense 11 cloud connectable devices. Mr. DelOrefice, elected in November 2024, is the current chief financial officer of BD, and a former senior finance executive at Johnson & Johnson, bringing financial acumen and current experience in strategic mergers and acquisitions to our boardroom.
Consistent with its usual practice, in fiscal year 2025 the nominating and governance committee considered whether it would be useful to add an additional board member to reflect the company's evolving competitive landscape. On the recommendation of the chairman of the board, the company engaged a search firm to identify potential board candidates. The company provided guidance on the experience and qualities that candidates should exhibit. The search firm presented an outstanding slate of potential candidates for consideration. Interviews were conducted and the nominating and governance committee recommended the nomination and election of Ms. Nicole Mowad-Nassar to the board. On August 15, 2025 the directors voted to expand the size of the board to twelve, elected Ms. Mowad-Nassar, and nominated her to stand for election at our 2025 annual meeting. Ms. Mowad-Nassar is a senior executive at AbbVie, one of the world’s largest pharmaceutical companies, and now leads its Global Allergan Aesthetics division. Ms. Mowad-Nassar has a unique history with Allergan, integrating it into the larger AbbVie organization after the purchase of Allergan. Her new role leading Global Allergan Aesthetics, one of the most recognized companies in cosmetic medicine, will be important as Resmed builds stronger global connections to primary care physicians and consumers.
The board believes that our independent directors represent an ideal balance of tenure. With the recent election of Ms. Mowad-Nassar and the pending retirement of Mr. Sulpizio, seven of our nine independent directors have been on the board for ten years or less; and four of those for less than five years. Only two of our nine independent director nominees have served for more than ten years. We also benefit from the unique view of company history and culture that Dr. Peter Farrell brings to the boardroom. Finally, our two most tenured members -- our founder Peter Farrell and our lead director Ronald Taylor -- represent the vision uniquely held by company founders.
Our directors demonstrate a wide range of accomplishments and experience that underscores their effectiveness and reflects Resmed’s commitment to governance. Ms. Burt contributes deep expertise in healthcare finance and strategic transactions. Ms. Gill adds experience in global health and leads the medtech organization most recognized for compliance in the Asia-Pacific region. Mr. De Witte has returned to Europe and is an operating partner at a leading private equity investor in European healthcare companies. Ms. Drexler is a serial entrepreneur and innovator focused on medical technology companies. Dr. Tan contributes leadership in artificial intelligence and digital health based on his leadership role at Microsoft Research, and Dr. Hernandez brings critical insights in health policy, the use of clinical evidence and healthcare delivery informed by decade long role at Google. Together, these directors complement the leadership of Mr. Taylor, and bracket the additional expertise of our new directors, offering strategic guidance to Resmed.

26 | 2025 Proxy Statement

Board and Governance Matters
In sum, our directors represent a wide range of experience, tenure, and historical connection to our company to strategically guide our continued success.
Board Independence
Our board has determined that nine of our eleven director nominees are independent as defined under the listing standards of the NYSE, including: Carol Burt, Christopher DelOrefice, Jan De Witte, Karen Drexler, Harjit Gill, John Hernandez, Nicole Mowad-Nassar, Desney Tan, and Ronald Taylor. Those directors are also independent under the standards of the ASX, where our company’s equities are also listed. Our independent board members and their respective family members have no material relationship with us, commercial or otherwise, that would impair director independence.
The board also determined that every member of every committee is independent under the NYSE’s listing standards, and that each member of the audit committee and compensation and leadership development committee meets the additional standards for independence for audit committee and compensation committee members required by SEC regulations and NYSE listing standards. On May 18, 2025, Ronald Taylor, our lead director, was recognized by the Wall Street Journal for the quality and effectiveness of his board leadership when he was listed in its Top 250 Board Directors. Mr. Taylor was chosen from among thousands of directors at S&P 500 companies. Using multiple data sources, the Wall Street Journal reportedly evaluated more than a dozen different criteria including leadership, governance, and company performance. Mr. Taylor continues to bring those qualities to our board meetings.
The board determined that based on their employment with the company, Peter Farrell and Michael Farrell are not deemed independent: Michael Farrell is chairman of the board and chief executive officer, while Peter Farrell, our founder and chairman emeritus, is a current non-executive employee and the father of Michael Farrell.
There were no specific relationships or transactions that required consideration by our board in making its independence decisions.
Committee Evolution: the new Compliance, Privacy and Quality committee, and the expanded role of the Compensation and Leadership Development committee
In fiscal year 2025 our wholly owned subsidiary, ResMed Corp., completed the requirements of its corporate integrity agreement. Our directors recognized that the company’s investment in compliance has returned substantial benefits for Resmed that our board wanted to preserve. In April 2025 the reach of the former compliance oversight committee was expanded to include oversight of global compliance, privacy and quality, as well as sustainability. The new committee is chaired by Ms. Gill, who has unique experience with global compliance issues as the chief executive officer of APACMed. Ms. Burt, who was formerly chair of both the audit committee and the compliance oversight committee, continues to sit on both committees to provide continuity. Similarly, with a focus on the value that our people bring to our organization, in fiscal year 2025 we expanded the scope of our compensation committee to affirmatively include leadership development. That committee will have oversight of the many programs we use to improve the leadership skills of Resmed employees. Ms. Drexler, who has a keen interest in the development of our people leaders, chairs that committee.

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Board and Governance Matters
Corporate Governance
Corporate Governance Highlights

Board Independence
•Non-executive lead director leads board executive sessions
•Executive sessions of the independent directors held at each board meeting
•Independent board except founder and chairman
•Independent committee chairs and committee members

Board Effectiveness
•Demonstrated commitment to board evolution
•Robust director nomination and selection process
•Actively seek and include highly qualified candidates
•Annual self-assessments of the board, its committees, and each director
•Director education sessions at each board meeting

Strategy, Risk Management and Succession Planning
•Regular corporate strategy review by the board
•Risk management oversight by all four committees and the board
•Committee and board oversight of sustainability, social and environmental topics
•Active board participation in the chief executive officer and executive officer succession planning including establishment of an emergency succession plan
•Compensation committee charter expanded to include leadership development

Further Best Practices
•Majority vote standard in director elections
•Proxy access rights in our bylaws refreshed by the board in 2025
•Stock ownership and retention requirements for directors and executive officers
•Prohibition of pledging, hedging, and short sales to company stock
•Compensation recovery policy exceeding NYSE and SEC requirements
•Insider trading and rule 10b5-1 policy
•Board oversight of cybersecurity incident response policy
•Semi-annual cybersecurity training by Chief Information Security Officer

28 | 2025 Proxy Statement

Board and Governance Matters
Board Structure and Operations
Board Leadership Structure

Michael Farrell Chairman of the Board and Chief Executive Officer	Ronald Taylor Lead Director

Carol Burt Chair of Nominating and Governance Committee	Karen Drexler Chair of Compensation and Leadership Development Committee

Harjit Gill Chair of Compliance, Privacy and Quality Committee	Christopher DelOrefice Chair of Audit Committee

Independent Board	Fully independent board except chairman of the board and chief executive officer, and founder and chairman emeritus
Committee Independence	Independent chairs and members of each of the board’s committees – audit, compensation and leadership development, compliance, privacy and quality, and nominating and governance
Our nominating and governance committee and full board evaluate, consider, and decide our board committee leadership and membership annually. During fiscal year 2023, acting on the recommendation of our nominating and governance committee, our board changed the current board leadership structure such that Michael Farrell serves as board chairman and chief executive officer. As a result, Peter Farrell ceased serving as our chairman, a role he had held since 1989, and was given the title of chairman emeritus to recognize his distinguished service as our founder and board chairman.
The board has concluded that having Michael Farrell serve as chairman of the board and chief executive officer is the most appropriate leadership structure for us and in the best interests of our stockholders at this time. Combining the two roles is more efficient, creates clear lines of authority, and is consistent with the prevailing practice among medical device companies in the S&P 500.
The board believes the advantages described above outweigh any theoretical risks or disadvantages arising from Michael Farrell’s current role as chief executive officer. The board has found him to be an effective leader in setting the board's agenda, encouraging directors to share various viewpoints and raise questions, and facilitating a positive board culture. The connection between the two roles is particularly important when the company faces competitive and operational challenges and opportunities, including our response to the overwhelming demand for our products when a competitor announced a global recall as well as uncertainty associated with the introduction of new medications for weight loss cleared

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Board and Governance Matters
for use with sleep apnea. Michael Farrell is also assisted in board leadership by Ronald Taylor, our lead director, and Carol Burt, the new chair of our nominating and governance committee.
The board believes our overall board structure ensures independent oversight. Our independent directors, led by Mr. Taylor, meet in executive session at each board meeting, and our committees are filled entirely by independent directors, enabling the board to fulfill its independent oversight responsibilities. The role of Mr. Taylor as our lead director provides additional governance structure supporting an effective independent board. The primary responsibilities of the lead director are to:
•preside over board meetings in the absence of the chairman, including when the performance and compensation of the chairman and chief executive officer is discussed and approved;
•preside over executive sessions of the independent directors, which occur at each regularly scheduled meeting, and as otherwise deemed appropriate;
•act as a liaison between the independent directors and chairman;
•guide the chairman on board meeting agendas and schedules, as well as the information to be presented to the board; and
•other duties that may be delegated by the board, independent directors, chairman, or the nominating and governance committee.
As lead director, Mr. Taylor keeps Mr. Farrell apprised of issues discussed during the independent sessions of the board. Mr. Taylor regularly consults with Mr. Farrell on matters pertinent to the company and the board. Mr. Taylor discusses with the independent directors any concerns they may have and relays those concerns to the full board, the chairman or members of senior management. As the new chair of the nominating and governance committee, and former chair of both the audit and compliance oversight committees, Ms. Burt has joined the ongoing discussion with Mr. Taylor and Mr. Farrell on the board’s independence, performance and leadership structure. Mr. Taylor's extensive experience and skills as a medical technology founder and chief executive officer, public company board director, and his venture capital experience, combined with Ms. Burt’s extensive public company board, executive and financial management experience in the healthcare insurance and healthcare provider business, compliance and financial expertise, make them very well qualified to serve as the voice of the independent directors engaging with Mr. Farrell.
For the reasons discussed above, our board believes the current leadership structure is in our best interests at this time. Our corporate governance guidelines give the board the flexibility to change its leadership. The board will continue to evaluate its leadership structure as our business evolves.
Board Committees
The board’s committee structure has evolved into four standing committees to assist in the oversight of our affairs: audit; compensation and leadership development; compliance, privacy and quality; and nominating and governance. The charter of each committee is reviewed annually. A copy of the charters and membership of each of these committees is on our website at investor.resmed.com/
We do not anticipate any changes to our committee leadership or assignments through fiscal year 2026.

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Committee Leadership
The nominating and governance committee reviews and regularly updates its views on the leadership of the board committees in light of skill mix, tenure, and board refreshment. To promote leadership development among our board members, the nominating and governance committee recommended, and the board agreed, to make changes to the leadership of three of our four committees in 2025. Specifically, Ms. Burt was appointed chair of our nominating and governance committee, Mr. DelOrefice was appointed chair of our audit committee, and Ms. Gill was appointed chair of our new compliance, privacy and quality committee. The changes in scope and leadership were approved by the board as part of our overall approach to governance, providing new leadership opportunities to board members, continuity in existing committee membership, and expanding the experience of our board members through service on our committees. Mr. Taylor continues to serve an important role as our lead director, and a member of our nominating and governance, audit, and compliance, privacy and quality committees. As a member of nominating and governance, audit, and compliance, privacy and quality committees, Ms. Burt plays a key role in risk oversight. We believe that as a consequence of our ongoing board evaluation, we have an outstanding mix of seasoned and new board members on each committee, and effective leadership of our committees.

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Chair
Christopher DelOrefice

Other Members
Carol Burt
Jan De Witte
Harjit Gill
Richard Sulpizio*
Ronald Taylor
Independent: 100%
Meetings in Fiscal Year 2025: 8
Fiscal Year 2025 Meeting Attendance: 100%

*retiring on November 19, 2025

Audit Committee
Our board has determined that each of the audit committee members is financially literate and independent within the meaning of the current listing standards of the NYSE and SEC applicable to audit committee members. In addition, our board has identified all members of the audit committee as financial experts under the SEC’s requirements.
Primary Responsibilities
The audit committee’s primary purposes are to assist the board with its oversight responsibilities as set forth in the audit committee charter, including:
•management’s conduct of, and the integrity of, our financial reporting;
•our systems of internal control over financial reporting and disclosure controls and procedures; and
•qualifications, engagement, compensation, independence, and performance of our independent registered public accounting firm.

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Chair
Karen Drexler
Other Members
Harjit Gill
Nicole Mowad-Nassar
Richard Sulpizio*
Desney Tan

Independent: 100%
Meetings in Fiscal Year 2025: 4
Fiscal Year 2025 Meeting Attendance: 100%

*retiring on November 19, 2025

Compensation and Leadership Development Committee
Our board has determined that each of the compensation and leadership development committee members meet the independence requirements for board and compensation committee service under the current listing standards of the NYSE and SEC.
Primary Responsibilities
The committee’s primary purposes are to:
•establish and review the compensation of our executive officers;
•oversee management’s decisions regarding our compensation philosophies, practices, and risk;
•review of risks associated with our device and software sales compensation;
•advise the board on the compensation of directors; and
•review and advise on leadership development programs.
The committee works with our chief people officer and our global general counsel to gather internal data and solicit management’s recommendations regarding compensation,and development of our leadership team. The committee also communicates directly with our board chair and chief executive officer about compensation recommendations for the six women and seven men on leadership team. In addition, the committee consults with our chief financial officer and his staff regarding the financial impact of certain compensation decisions. The committee determines the compensation for each of our individual executive officers outside the presence of the affected officer. The committee also advises and consults regarding broader executive and employee compensation issues, particularly the structure, effectiveness, and refreshment of our equity plans as set forth in proposals 4 and 5.
Independent Consultants
During fiscal year 2025, as in prior years, the committee retained a nationally recognized independent consultant, Frederic W. Cook & Co., Inc. (FW Cook). FW Cook is engaged directly by the committee to render advisory services and to serve as the committee’s independent consultant on compensation-related matters for our executives and board. During fiscal year 2025, these compensation matters included:
•our executive compensation programs, including salaries, target and actual short-term incentive amounts, and long-term incentive equity grants, and positioning among peer groups;
•aggregate equity pay practices at our peer group companies, including long-term incentive design features and alternatives;
•board compensation, including board fees and equity grants and peer group practices;
•industry trends, best practices, and regulatory changes; and
•review of risks associated with our sales compensation; companies included in our peer group for competitive comparisons.
During fiscal year 2025, FW Cook did not provide any services other than compensation-related matters for our executives and board.

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During fiscal year 2025, Infinite Equity, Inc. provided the compensation and leadership development committee with calculations of total stockholder return to evaluate performance metrics under our performance stock units. Infinite Equity also provided services associated with our pay versus performance disclosures.
The compensation and leadership development committee has reviewed the independence of FW Cook and Infinite Equity, including considering the factors required by NYSE listing standards. After the review, the compensation and leadership development committee determined that each of FW Cook and Infinite Equity, Inc. is independent and that no conflict of interest exists that would prevent either from providing independent and objective advice to the committee.

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Chair Harjit Gill Other Members Carol Burt Jan De Witte John Hernandez Ronald Taylor Independent: 100% Meetings in Fiscal Year 2025: 5 (including compliance oversight) Fiscal Year 2025 Meeting Attendance: 100%
Compliance, Privacy and Quality Committee
Primary Responsibilities
In 2025, the board expanded the reach of our compliance oversight committee to include global compliance, privacy and quality, as well as sustainability. The committee’s expanded reach includes:
•oversight of our compliance with global healthcare laws and regulations;
•review satisfaction of global privacy requirements, privacy governance, and enablement of privacy initiatives;
•receiving quarterly updates by the company’s quality and regulatory functions, including new product 510K submissions, ongoing post market monitoring, and reviewing quality issues that could lead to field action;
•sustainability strategy and reporting requirements; and
•employee safety.

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Board and Governance Matters

Chair
Carol Burt
Other Members
Ronald Taylor
Karen Drexler
Richard Sulpizio*
Desney Tan

Independent: 100%
Meetings in Fiscal Year 2025: 4
Fiscal Year 2025 Meeting Attendance: 100%

*retiring on November 19, 2025

Nominating and Governance Committee
Primary Responsibilities
The nominating and governance committee’s primary purposes are to:
•assure that the composition, practices, and operation of our board contribute to lasting value creation and effective representation of our stockholders; and
•assist the board with selecting board and committee members, committee selection and rotation practices, evaluating the board’s overall effectiveness, and reviewing and considering developments in corporate governance practices.

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Director Engagement
During fiscal year 2025, each director -- with the exception of Peter Farrell -- attended 100% of the meetings of our board and of the committees on which the director served. Mr. Farrell did not travel to our November annual general meeting in Singapore following surgery. Our board and standing committees met, as follows:
•Board: six meetings;
•Compensation and leadership development committee: four meetings;
•Audit committee: eight meetings;
•Compliance oversight committee: four meetings;
•Compliance, privacy and quality committee: one meeting; and
•Nominating and governance committee: four meetings.
During each regular board meeting, our independent directors met without Mr. Michael Farrell and Mr. Peter Farrell, and our lead director chaired those sessions and thereafter provided feedback from the board to Mr. Michael Farrell. Our board members also connect with senior and mid-level management outside the context of board meetings. For example, each quarter our board members participate in question and answer sessions with senior and mid-level management across our business to gain additional insight. The members of our board and its committees sometimes act by written consent in lieu of a meeting, as permitted under Delaware corporate law, or discuss company business with individual members of the leadership team without calling a formal meeting. All our directors except Peter Farrell were present for our 2024 annual stockholders meeting. We encourage directors to attend our annual meeting and we generally schedule board meetings to coincide with the annual meeting to facilitate directors’ attendance.
Board Evaluation Process
After each fiscal year, the nominating and governance committee oversees an annual assessment by the board members of the board's performance. The nominating and governance committee establishes and refreshes the evaluation criteria and implements the evaluation process. The assessment includes annual individual director assessments—including an evaluation of the performance of each director—committee assessments, and overall board assessments. The process includes a review of areas that the board or management believes the board can better contribute to the company's strategy and governance as well as a review of committee structure, membership, leadership, and succession. During fiscal year 2025, our committee structure and roles were substantially revised to reflect the ongoing complexity and evolution of our business and the global environment in which we operate. In 2025 the chairs of three of our four committees rotated to facilitate leadership opportunities for our other directors. The nominating and governance committee uses the results of the board evaluation process to assess and determine the characteristics and skills required of existing and prospective board members. That process led to the identification and election of two new board members in each of the last two years.

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Board and Governance Matters
Board Oversight Role
Board Oversight of Strategy
Our chief executive officer serves as the chairman of our board and leads the board’s oversight of the continued evolution of our 2030 global strategy. This structure results in effective participation in the company's strategy by the board in advance of and in response to the competitive conditions facing our company. Board feedback is shared regularly and continuously. The board also reviews the company's strategy annually and as needed during individual board meetings. Board members have participated in town hall style meetings with our strategic execution team. The board receives periodic strategic presentations by senior management of the company, including both product and residential care software leadership, as well as other key members of management. The board is regularly briefed on the company's product roadmap, global brand strategy, and demand generation efforts as the company's global go to market strategies evolve. The board regularly holds meetings in our offices outside the United States, and has visited retail and manufacturing sites in Sydney, Australia, Singapore and Lyon, France. In May 2025, the board met in the headquarters of Resmed Germany, the site of our German homecare business. The board has received presentations by or interacted with each member of the executive leadership team responsible for implementing the company’s 2030 global strategy. Quarterly discussion on the progress of the company's strategy is led by the chairman for active consideration of the many choices facing our company as we continue and accelerate our growth trajectory. The board participates in quarterly director roundtable sessions with senior and mid-level leaders, giving our employees direct access to our board members. The board regularly participates in regular director education sessions on topics that affect the company, including topics like demand generation, cybersecurity, use of artificial intelligence, European data access and climate regulation, and global sustainability frameworks.
Board Oversight of Risk
The general risk oversight function, including with respect to sustainability and cybersecurity, is retained by the full board. At the same time, the expanded role of the audit and compliance committees of the board, comprised of and chaired by our independent directors, reflect the time needed to identify and analyze the various types of risks that face the company. Senior management and committee chairs regularly update the entire board about significant risk management issues.

Board

Audit Committee	Compensation and Leadership Development Committee	Compliance, Privacy and Quality Committee	Nominating and Governance Committee

Overseeing financial risk, capital risk, financial compliance and internal audit, and controls over financial reporting.
Overseeing our compensation philosophy and practices, evaluating the balance between risk-taking and rewards to senior officers, reviewing risk posed by sales compensation plans, and overseeing the company’s equity plans.
		Overseeing compliance with global healthcare laws and regulations, global privacy requirements, new and ongoing quality issues, and sustainability reporting.	Evaluating each director’s independence, director recruiting, evaluating the effectiveness of our corporate governance and overseeing succession planning.

Management

Designated internal management, as well as certified professional accounting firms performing annual internal and external audits, regularly review and test functions, controls and processes to review, evaluate and recommend mitigation strategies, as needed. Critical areas of focus include financial, operational, regulatory, compliance, economic, compensation, privacy, cybersecurity, and competition, among others.

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Sustainability Oversight
The full board is responsible for general oversight of our sustainability strategy and reporting. We have also designated a cross-functional management team to execute our sustainability programs. Our chief executive officer, with the approval of our nominating and governance committee, assigned overall leadership of sustainability public reporting to our chief financial officer and chief compliance officer, to be assisted by our chief supply chain officer and global general counsel. We recently expanded the scope of our former compliance oversight committee to include oversight of sustainability strategy and reporting. This new committee reports to the board on its activities each quarter. We are well prepared to meet new and existing public reporting obligations under the various laws in the countries in which we operate, and we regularly engage with our employees to educate them and our stockholders on the company’s sustainability efforts. As a consequence of the enhanced focus on sustainability, we have accelerated our voluntary reporting of our efforts through an annual sustainability report. Our fiscal year 2024 report is available on our website at https://investor.resmed.com/corporate-governance/sustainability.
Cybersecurity Oversight
The full board is responsible for oversight of our cybersecurity program. Our full board meets at least two times per year with our chief information security officer and his staff, our global general counsel and his team, and other executives responsible for strategy and execution of our cybersecurity programs. Our independent directors have attended full day cybersecurity training on topics like SEC disclosure requirements, use of artificial intelligence tools in our products, best practices to avoid an information security breach, and examples of public reporting of cybersecurity incidents. In fiscal year 2025, our board participated in two multi-hour training sessions by our cybersecurity team.
Information about our cybersecurity and privacy initiatives can also be found in our 2024 sustainability report.
Succession Planning
Our board is actively engaged in oversight of succession planning. The board reviews company succession plans for executive leadership positions on an annual basis, and meets frequently with the executive leadership team individually and as a group. As part of its practice of inviting senior management employees to participate in quarterly roundtable discussions, our board members have met with many members of management that have been identified as potential successors for our leaders. The board has approved the company's emergency chief executive officer succession plan, and board leadership will be transitioned smoothly to our lead director in the event of Mr. Michael Farrell's departure as board chairman. This year our compensation and leadership development committee expanded its oversight of leadership development programs available to our employees.
Sustainability, Environmental and Social Governance Matters
At Resmed, one of our primary goals is to create a healthier, more sustainable future for all. We are obsessed with doing things right and ensuring a foundation of ethics, quality, sustainability, and excellence. We are enabling a sustainable business through our approach to environmental, social, and governance efforts and public reporting to reflect our mission of producing market leading medical devices. Our mission to change the lives of 500 million people in 2030 is supported by our sustainability strategy--thoughtfully balancing the needs of all stakeholders in light of evolving global standards. And we believe that the time and attention devoted to compliance demonstrates Resmed is world class with respect to social governance.
We are dedicated to our people and the patients, families, clinical communities, and care providers we serve. We prioritize the well-being of our Resmed communities. We are committed to moving global healthcare systems from those that retroactively care for the sick in hospital to proactive, more affordable, and more accessible systems that keep people well in their homes.
Our Products
We have a strong track record of innovation in sleep and respiratory care. In 1989, we introduced our first continuous positive air pressure device. Since then we have been committed to an ongoing program of product advancement and development. Currently, our product development and clinical trial efforts are focused on not only improving our current product offerings and usability, but also expanding into new digital product applications based on billions of nights of de-identified sleep data enabled by the sale of over thirty million cloud connectable sleep devices.

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Our core mission is to improve people’s health and wellbeing by providing innovative and high-quality products and services for sleep apnea, COPD, and other chronic respiratory conditions, as well as to help streamline the process of aiding and managing patients out-of-hospital care services with software used to provide care for patients preferably in the home.
This focus on product innovation is reflected not only in the high regard our customers have for our products and services but in our vigilance in meeting our safety and marketing obligations. We have a strong track record of quality, innovation and continuous improvement and our quality management system guides our employees and suppliers’ operations to ensure our products are designed, manufactured, and distributed to meet patient needs and performance requirements.
As we continue our focus on a Product-led, Customer-centric, and Brand-enhanced operating model, we have been able to accelerate our device and digital offerings. In fiscal year 2025, we introduced Dawn, an AI powered self help tool and sleep coach module using AI to help our patients achieve the most comfortable device settings to improve the therapy experience, and a resupply attrition predictor used by homecare providers to identify patients at risk of ending therapy. Using the digital power of our sleep data, we can help patients extend their use of our products, extending our life saving technology.
Environment
We operate our business efficiently and responsibly, consistent with our role as a medical device manufacturer, while striving to reduce our environmental footprint throughout our business operations and supply chain. We are committed to working with our employees, suppliers, and customers to eliminate unnecessary waste in all our systems and processes, minimize pollution, decarbonize our operations, design and develop innovative products with reduced impact on the environment throughout their lifecycle, monitor our environmental performance, continually make improvements, and fulfill our compliance obligations. We are focused on our own energy efficiency, managing our electricity consumption, monitoring greenhouse gas emissions, implementing sustainable design and packaging, improving waste and recycling, water stewardship and reducing our use of paper.
Health and Wellbeing
We recognize the benefits of a healthy workforce and use a holistic approach to the health and safety of our people. We provide onsite support for employee fitness at our major campuses in Sydney, San Diego, and Singapore. We offer employee health and wellbeing programs that may include on-site blood pressure, cholesterol, and heart testing. Programs may include seasonal flu prevention, subsidized quit-smoking programs, screening for sleep apnea, confidential third-party counseling and referrals on stress and mental health issues, support for a gym membership, and in many jurisdictions, company- supported private health insurance coverage. We survey our employees regularly, often scoring among the best companies globally.
Stakeholder Engagement and Director Communications
Resmed’s senior management and investor relations team regularly engages with current and prospective investors in Resmed and with other stakeholders such as financial analysts, regulatory bodies, and the media. We use a variety of communication and engagement channels, including quarterly earnings releases and conference calls, phone calls and video meetings, in-person and virtual investor conferences, management presentations, investor roadshows, onsite visits, and other interactions as appropriate. On September 30, 2024, we presented our 2030 strategy to an audience of investors at the New York Stock Exchange. We then rolled out that strategy to our employees globally through a series of town halls led by our strategy team. Topics regularly discussed with investors, analysts and our own employees include publicly available company financials and operational results, short-term and long-term strategy, headwinds or tailwinds affecting our business, and other public topics. The investor relations team reports regularly to management and the board. We have an effective prohibition against insider trading, including black out periods when senior level employees that may have material non-public information are prohibited from trading.
Communications with Our Board of Directors
Any interested person, including any stockholder, may communicate with our non-employee board members by written mail addressed to the chair of the nominating and governance committee, care of Secretary, ResMed Inc., 9001 Spectrum Center Boulevard, San Diego, California 92123 USA. We encourage stockholders to include proof of ownership of our stock in their communications. The Secretary will forward all communications to the chair of the nominating and governance committee.

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Governance Policies and Practices
Availability of Corporate Governance Documents: Aligned Governance Practices
In August 2025 Resmed updated its bylaws incorporating best practices from the United States and Australia. ResMed’s corporate governance practices, as articulated in this 2025 proxy statement and its Ninth Amended and Restated Bylaws filed as an exhibit to our 2025 Annual Report on Form 10-K, demonstrate strong alignment. For example, the company’s bylaws incorporate key principles consistent with Delaware law, Australia’s Corporations Act and ASX Corporate Governance Council recommendations—such as provisions for stockholder meetings, proxy voting integrity, and annual director elections—while also recognizing U.S. best practices recommended by the voter advisory services considered by our stockholders. Specifically, Resmed provides proxy access for long-term stockholders, allows stockholders to call special meetings, requires annual director elections, and enables stockholder override of board-adopted bylaw amendments—each a core governance expectation in both countries. These measures underscore Resmed’s commitment to transparency, accountability, and investor rights in a dual trading approach that respects the governance expectations of investors and regulators across both jurisdictions. Our corporate governance guidelines state, among other things, our goals regarding composition of the board and committees, meetings, and our expectations of directors. A copy of our corporate governance documents, including our Ninth Restated and Amended Bylaws, are available at the governance section of our website: investor.resmed.com.
Code of Ethics
We have a code of business conduct and ethics for directors, officers, and employees, which can be found at our investor relations website: investor.resmed.com. The code summarizes the compliance and ethical standards and expectations we have for all of our officers, directors, and employees, including our chief executive officer and senior executive officers, with respect to their conduct in connection with our business. Our code of business conduct and ethics constitutes our code of ethics within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and NYSE listing standards. Our chief compliance officer reviews, and suggests revisions to, our code of business conduct and ethics on an annual basis. Oversight of our code of business conduct and ethics is moving to our new compliance, privacy and quality committee in fiscal year 2026, giving an even broader scope to this effort. We will disclose future material amendments to or waivers of certain provisions of our code of business conduct and ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, and individuals performing similar functions on our website at investor.resmed.com within five business days or as otherwise required by the SEC or the NYSE.
Pledging and Hedging
We have a policy prohibiting our directors, officers, and other employees from hedging or pledging their Resmed stock. This policy prohibits buying or selling puts or calls, short sales, collars, forward sale contracts, equity swaps, and any other financial instrument designed to hedge or offset a decrease in the market price of Resmed stock.
Insider Trading Policy
We have adopted insider trading policies and procedures applicable to our directors, officers, employees, and other covered persons, and have implemented processes for the company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. We encourage the use of 10b5-1 plans. The full text of our insider trading policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended June 30, 2024.
Clawback Policy Overview and Best Practices
Resmed’s Compensation Recovery Policy, effective from October 2, 2023, mandates the recovery of incentive-based compensation in the event of a financial restatement—even absent misconduct—unless deemed impracticable by the compensation and leadership development committee. The policy applies to both current and former officers and is consistent with existing agreements. Importantly, it prohibits the company from indemnifying or insuring individuals for clawed-back compensation or related costs, reinforcing the policy’s enforceability. It also applies to both cash and equity-based awards, including stock options, thereby ensuring a broad scope of recovery. This policy reflects strong alignment with U.S. corporate governance standards under SEC Rule 10D and guidance from voter advisory services, which call for mandatory clawbacks without requiring fault, and restrictions on indemnity. From an Australian perspective, while statutory

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requirements are less prescriptive, leading governance organizations that advise our Australian stockholders emphasize accountability through clear clawback mechanisms, particularly tied to serious misconduct or material misstatements in the company’s financial statements. Resmed’s comprehensive and proactive approach thus embodies best practices in both governance regimes.
Compensation and Leadership Development Committee Interlocks and Insider Participation
None of the members of our compensation and leadership development committee are, or have been, employees or officers of Resmed. During the fiscal year ended June 30, 2025, no member of the compensation and leadership development committee had any relationship with Resmed requiring disclosure under Item 404 of Regulation S-K. During the fiscal year ended June 30, 2025, none of our executive officers served on the compensation and leadership development committee (or other board committee performing equivalent functions) or board of another entity that has or has had one or more executive officers who served on our compensation and leadership development committee or board of directors.
Transactions with Related Persons
Our code of conduct requires directors, executive officers, and employees to disclose any situation that would reasonably be expected to give rise to a potential conflict of interest. Conflicts involving executive officers may be waived only by our board or the appropriate board committee.
Our related party transaction policy and procedures are available at investor.resmed.com. Under that policy, our audit committee will review and either approve or disapprove any transaction between Resmed and an executive officer, director, director nominee, or any other “Related Party” (as defined under Item 404 of Regulation S-K) in which any Related Party has a direct or indirect material interest. Management is responsible for providing a report to the audit committee on an ongoing basis as to all potential related party transactions. Under this policy, the audit committee has pre-approved certain transactions, including:
•any compensation arrangement that is approved by our compensation and leadership development committee for payment to an executive officer, or to a family member of a board member or executive officer, if approved by the compensation and leadership development committee or approved in the normal course of business without the participation by the board member or executive officer. We historically and currently review in detail the responses of our executive officers and directors to their directors’ and officers’ questionnaires for any reportable related party transactions;
•transactions where the rates or charges involved are determined by competitive bids;
•transactions that are in the Company’s ordinary course of business and where the interest of the related party arises only from the related party’s position as a director or less than 5% owner of another corporation or organization that is a party to the transaction; and
•transactions where the amount involved is less than $120,000.
Michael Farrell is our chief executive officer and chairman of the board of directors, and the son of Peter Farrell, our founder, a director, and chairman emeritus. Their compensation is discussed under the sections “Compensation Discussion and Analysis” for Michael Farrell, and “Director Compensation – 2025” for Peter Farrell. We set compensation for Michael Farrell and Peter Farrell in accordance with our related party transaction policy. In setting compensation, we followed the same policies and practices that we have historically used to set compensation for other similarly-situated employees and directors. In addition, all compensation paid to Michael Farrell was approved by our board upon recommendation by the compensation and leadership development committee (without Peter Farrell’s participation). Similarly, all compensation paid to Peter Farrell was approved by the independent members of our board (without Michael Farrell’s participation), after considering a recommendation from our compensation and leadership development committee made without Michael Farrell’s participation.

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Director Compensation
Overview
Dual listing; US pay model. On an annual basis, the compensation and leadership development committee reviews data on both US peers and Australian peers, reflecting the company’s dual-listing. In May 2024, as part of this regular review, they considered FW Cook’s report on the peer group of 19 medical device and medical technology companies in the US. More information on the peer groups is included in the section in our Compensation Discussion and Analysis section entitled “Peer Group Comparisons.”
Australia and the US generally have different pay philosophies for compensating non-executive directors. Resmed’s Australian peers generally pay non-executive directors higher cash, award little or no equity, and have overall lower compensation than Resmed’s US peers. By contrast, the grant of equity awards to directors is routine in the US. All of our US peers grant equity to their non-executive directors, and as of May 2024, 100% of those granting equity used full value shares, while approximately 40% of US peers also granted stock options. The board as a whole believes US peers are most relevant for Resmed director compensation. Resmed’s primary listing is on the NYSE, we are expressly subject to US corporate governance requirements and risks, and eight of our ten current independent directors reside in the US. Our board’s US perspective is consistent with our executive compensation philosophy which gives more weight to Resmed’s US peers’ pay practices, and more directly aligns the interests of our board members with the majority of our stockholders on the NYSE through equity ownership. Finally, we do not wish to create internal or cultural divisions by using different pay models for directors based in the US and other countries.
The board and compensation and leadership development committee believe that director equity grants, coupled with our equity ownership guidelines, promote long-term ownership and align our directors with stockholders. We augmented that alignment in fiscal year 2025 by adopting a deferred compensation plan for our directors, permitting them to defer receipt of shares issued pursuant to their RSU grants--further reflecting their stronger connection to the company as stockholders and unsecured creditors under a deferred compensation plan.
The compensation and leadership development committee and board will continue to monitor compensation trends, competitive practices, tax regulations, and other matters related to non-executive director compensation, and adjust as appropriate.
Elements
Our non-executive director pay is intended to maintain market competitiveness among US peer companies. The table below outlines our director compensation program. We do not provide an additional retainer to, or fees for meeting attendance by, committee members.

Position	2025 Retainer fee/equity value	Increase	Previous fee/value
Non-executive directors	$70,000	no change	$70,000
Non-executive director equity	$260,000	no change	$260,000
Lead director	$40,000	no change	$40,000
Audit chair	$25,000	no change	$25,000
Compensation and leadership development chair	$20,000	no change	$20,000
Compliance, privacy, and quality chair	$15,000	no change	$15,000
Nominating & governance chair	$15,000	no change	$15,000

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Director Compensation
Fiscal Year 2025 Program – Equity
During fiscal year 2025, as in past years, on our annual stockholders meeting date in November 2024 we awarded the annual equity grants to our non-executive directors. Our non-executive directors had the opportunity to elect to receive their equity grant in the form of: (1) 100% options; (2) 100% restricted stock units (RSUs); or (3) 50% options and 50% RSUs. The grant date of annual RSU awards to our employees and directors is the date of the annual stockholders meeting and any annual option award is on the second day after the results of the annual meeting of stockholders is published on a Form 8-K. Our 2009 Incentive Award Plan sets a $700,000 annual limit on combined cash and equity compensation for service as a non-employee director, except if such individual is also serving as chairperson of the board, the applicable limit is $1,200,000. During fiscal year 2025, the combined cash and equity compensation paid for service to our non-employee directors for their board services ranged from $329,908 to $377,745 per person.
For fiscal 2025, all our non-executive directors elected to receive 100% of their equity awards in the form of RSUs. Subject to continued service, RSUs vest in full on the earlier of: (1) November 11 in the year after the grant date, or (2) the date of the first annual meeting of stockholders following the grant date. In the event of a change of control, if the holder does not continue as a director of the successor entity, then their then outstanding and unvested RSUs and options become fully vested. With respect to new directors, our general practice is to provide a pro-rata grant of equity depending on the election date. More information on our director ownership guidelines is in the section below, “Equity Ownership and Retention Guidelines.”
Policies and Practices
Director Deferred Stock Unit Plan
In August 2024, on the recommendation of the compensation and leadership development committee with input from FW Cook, the board adopted a director deferred equity plan to provide our directors with the opportunity to defer receipt of their annual equity awards. This program provides tax and retirement planning benefits to directors and is consistent with peer market practice. The plan allows directors to defer receipt of shares from their annual equity grant for a fixed number of years or until retirement (or the earlier of the two events). The plan provides for accelerated distribution in the event of a change in control. RSUs deferred by a director are credited as director deferred stock units that do not carry voting or other stockholder rights beyond the continued payment of cash equivalent dividends on a quarterly basis after the annual vest date. Like RSUs, director deferred stock units will count toward director ownership guidelines. The availability of a director deferred stock plan is viewed as an important tool to recruit new directors and reflects our directors long-term commitment to Resmed.
Equity Ownership and Retention Guidelines
Each non-executive director is expected to hold Resmed stock with a value of at least five times the annual cash retainer (a total value of $350,000 based on the fiscal year 2025 retainer). New directors must meet this guideline within five years after their election to the board. At any time the guideline is not met, including during the initial five year period prior to required compliance, the director must retain shares equal to 50% of the after-tax value of shares acquired on any restricted stock vesting or stock option exercise until the director’s ownership guidelines are met. As of June 30, 2025, each of our non-executive directors complied with the equity ownership policy with only Christopher DelOrefice, who joined the board in November 2024, measuring below five times the annual retainer guideline.
New Directors; Committee Assignment Change
Our historical practice is to pay pro-rated equity awards and pro-rated cash retainers for new directors elected before the annual meeting of stockholders, as well as departing directors (for the period between their start date and the next annual meeting, or between the grant date and end of service period, respectively). If we nominate candidates before the annual general meeting, we typically pay pro-rata cash retainers to reflect board service of less than a year. Finally, we pay pro-rata cash retainers for assuming and ceasing chair positions of our board committees.
Chairman Emeritus Compensation
Since January 2014, our founder Peter Farrell has served as both a director and a non-officer employee of the company. Dr. Farrell receives separate compensation for each of these roles. In January 2023, Dr. Farrell ceased service as chairman of the

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Director Compensation
board, and became chairman emeritus of the board. During fiscal year 2025, Dr. Farrell continued to serve as chairman emeritus and was provided the regular board retainer and regular board equity grant in connection with that role. In May 2024, our board (without Michael Farrell’s or Peter Farrell’s participation) determined that the compensation arrangements for Dr. Farrell as a non-officer employee will remain the same as has been paid since 2014, when he transitioned into the role of non-officer employee, but that he will receive an increase in director compensation consistent with the other directors. Accordingly, during fiscal year 2025, in connection with his service as a non-officer employee, Dr. Farrell (i) was paid an annual salary of $300,000; (ii) was not eligible to participate in the annual short-term incentive program or the long-term incentive equity programs that we provide to our employees; (iii) was provided benefits and perquisites that were broadly consistent with those provided to our executive officers, as described in the “Compensation Discussion and Analysis”; and (iv) received director compensation commensurate with the other directors. The incremental cost to us for Dr. Farrell’s compensation is described in the fiscal year 2025 compensation table below.
In addition to the same change of control benefits provided in all director equity grants, described above in “Fiscal Year 2025 Program - Equity,” we continue to have an agreement with Dr. Farrell that provides him with additional benefits, as an employee, in the event of a change of control. Consistent with our policy for executive officers, all of Dr. Farrell's benefits are on a “double-trigger” basis, that is, benefits will only accrue if we terminate Dr. Farrell’s employment, or if he resigns for good reason, but in either case within a specified period of time before or after a change of control. If Dr. Farrell’s employment were to terminate under qualifying circumstances in connection with a change of control, then at the time of termination: (1) he would receive a severance payment equal to two times his employee salary; (2) all his unvested equity awards would vest in full; and (3) we would provide payment for medical and dental health premiums for two years after the termination. The agreement does not include excise tax gross-ups; instead, it includes a “best pay” provision, reducing severance payments to the extent necessary so that no portion of any payments or benefits payable upon a change of control would be subject to excise tax if the reduction would result in the net after-tax amount payable to him being greater than the net after-tax amount received without the reduction.
For two years after a qualifying termination in connection with a change of control, Dr. Farrell will be prohibited from inducing any person in our employment to terminate employment or accept employment with anyone other than us or, subject to certain limited exceptions, engaging in any business or activity or render any services or provide any advice to any person, activity, business or entity that directly or indirectly competes in any material manner with us or meaningfully supporting any person, business, entity or activity, or initiating or furthering that business or activity. The restriction on post-termination employment will not apply to him if he is residing in California, to the extent the restriction is not consistent with California law. In addition, as a condition to payment and providing any benefits under the agreements, he must deliver a general release of claims in favor of us.
Director Compensation Table
The table below summarizes the compensation received by our non-executive directors for the fiscal year ended June 30, 2025.

Director	Fees Earned or Paid in Cash(a)	Option Awards(b)	Restricted Stock Units(c)	Other Compensation(d)	Total
Carol Burt	$106,810		$259,909		$366,719
Jan De Witte	$70,000		$259,909		$329,909
Christopher DelOrefice	$53,000		$324,745		$377,745
Karen Drexler	$90,000		$259,909		$349,909
Peter Farrell	$70,000	$129,977	$130,075	$343,215	$673,266
Harjit Gill	$73,190		$259,909		$333,099
John Hernandez	$70,000		$259,909		$329,909
Richard Sulpizio	$85,000		$259,909		$344,909
Desney Tan	$70,000		$259,909		$329,909
Ronald Taylor	$110,000		$259,909		$369,909

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Director Compensation
(a)Each director was also reimbursed for expenses incurred for attending meetings (although these amounts are not reflected in the table above). Ms. Burt and Ms. Gill received pro-rated committee chair retainers as a result in the change of the chairperson for the compliance, privacy and quality committee. Ms. Mowad-Nassar was elected to the board in August 2025, after the close of fiscal year 2025.
(b)The amounts shown are the grant date fair value of options granted in fiscal year 2025, computed in accordance with FASB ASC Topic 718, and are based on the Black-Scholes model of option valuation, with an exercise price of $249.56, reflecting the closing price on the date of grant and the remaining assumptions shown in footnote 11 "Stockholders Equity" to our financial statements contained in our annual report on Form 10-K for the fiscal year ended June 30, 2025.
(c)The dollar value of the RSUs shown represent the grant date fair value of stock awards granted, computed in accordance with FASB ASC Topic 718, based on the $241.55 closing value on November 20, 2024, the date of the grant, rounded to the nearest whole share. Mr. DelOrefice received a prorated equity grant issued September 3, 2024 for his board service which was computed in accordance with FASB ASC Topic 718 based on the closing stock price of $244.90 on the grant date.
(d)Other compensation represents Dr. Farrell’s total compensation for fiscal year 2025 for service as a non-officer employee, as shown in the following table:

Salary	Company Contribution to 401(k) Plan	Supplemental Life and Disability Insurance Premiums	Total Compensation
$300,000	$12,000	$31,215	$343,215

(e)The following table sets forth the number of options (both exercisable and unexercisable) and both RSUs and deferred RSUs held by each of our non-employee directors and Dr. Farrell as of June 30, 2025, the end of fiscal year 2025:

Director	Options outstanding at fiscal year end	Restricted stock units outstanding at fiscal year end	Deferred restricted stock units outstanding at fiscal year end
Carol Burt	0	0	1,083
Jan De Witte	0	1,083	0
Christopher DelOrefice	0	267	1,083
Karen Drexler	10,467	0	1,083
Peter Farrell	14,605	542	0
Harjit Gill	0	1,083	0
John Hernandez	2,575	1,083	0
Richard Sulpizio	0	1,083	0
Desney Tan	0	1,083	0
Ronald Taylor	0	1,083	0

Changes for Fiscal Year 2026 Program – Cash and Equity
In May 2025, after considering the FW Cook report regarding market competitiveness among US peer companies, the compensation and leadership development committee recommended, and in May 2025 the board approved, an increase in the non-executive retainer for fiscal year 2026, effective commencing as of July 1, 2025, as shown in the table below. All other compensation components of the director compensation program remain unchanged for fiscal year 2026.

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Director Compensation

Position	2026 Retainer fee/equity value	Increase	Previous fee/value
Non-executive directors	$75,000	$5,000	$70,000
Non-executive director equity	$260,000	no change	$260,000
Lead director	$40,000	no change	$40,000
Audit chair	$25,000	no change	$25,000
Compensation and leadership development chair	$20,000	no change	$20,000
Compliance, privacy, and quality chair	$15,000	no change	$15,000
Nominating & governance chair	$15,000	no change	$15,000

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Audit Matters

Proposal 2
Ratification of Selection of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal Year Ending June 30, 2026
The audit committee has appointed the firm of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026. KPMG has served as our independent registered public accounting firm since 1994. KPMG has a deep understanding of the Company's operations and business, accounting policies, practices and internal controls over financial reporting. The audit committee has determined that KPMG continues to be independent as required by applicable standards of the NYSE and the SEC. The audit committee regularly meets with KPMG in executive sessions that do not include management. Neither the firm nor any of its members has any relationship with us or any of our affiliates except in the firm’s capacity as our independent registered public accounting firm.
Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain KPMG. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that the change would be in our and our stockholders’ best interests.
We expect representatives of KPMG LLP to be present telephonically at the annual meeting. They will be able to make statements if they so desire and to respond to appropriate questions from stockholders.
Required Vote
The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will have the authority, but are not required, to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Your board of directors recommends a vote “FOR” approval of the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2026.

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Audit Matters
Selection and Engagement of Audit Firm--Tenure
KPMG has served as the Company’s independent auditor since 1994. In considering the tenure of KPMG as our independent auditor, the audit committee carefully considered the benefits of long tenure in light of the controls in place to safeguard independence. Benefits of long tenure include KPMG’s understanding of our industry, including the evolution of our expansion into digital health and RCS offerings as well as our adoption and continued evolution of our Product-led, Customer-centric, and Brand-enhanced operating model. In July 2025 we announced the continued evolution of our operating model to fold leadership of our RCS segment into our broader organization--that too will require a deep understanding of our business. Onboarding a new auditor would require extensive education and significant time and resources for a new auditor to obtain a comparable level of familiarity with our business and controls potentially leading to management distraction; and the knowledge of our business and control framework allows KPMG to develop and implement efficient audit processes. We have a robust collection of key independence controls including regular executive sessions between KPMG, the audit chair, and the audit committee, fresh perspective delivered by changes in the audit team resulting from mandatory audit partner rotation and routine turn over on the audit team, required pre-approval for any non-audit engagements, annual independence assessment, and regulatory oversight by the PCAOB and the SEC, as well as peer reviews by other members of the so-called “Big 4” accounting firms.
Audit and Non-Audit Fees
The following table presents fees for professional audit services by KPMG LLP for the audit of our annual financial statements for fiscal years 2025 and 2024, and fees billed for other services by KPMG LLP.

Fees	2025	2024
Audit Fees(a)	$2,978,053	$2,913,065
Audit-Related Fees(b)	30,747	—
Tax Fees(c)	55,481	—
All Other Fees	—	—
Total Fees	$3,064,281	$2,913,065
(a)Fees for audit services consisted of: (1) audits of our annual financial statements and internal controls over financial reporting, including Sarbanes-Oxley Act Section 404 attestation reports; (2) reviews of our quarterly financial statements; and (3) consents and other services related to US SEC matters.
(b)Fees related to various international statutory reporting matters.
(c)Fees related to research and development credit tax filings and consultation services on international tax matters.
Preapproval Policies
The audit committee pre-approves all audit and permissible non-audit services. Since the 2003 effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of KPMG LLP was approved in advance by our audit committee or audit committee delegate, such as the audit committee chair, and none of those engagements made use of the rules’ de minimis exception to pre-approval.

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Audit Matters
Audit Committee Report
Following is the report of the audit committee with respect to our audited consolidated balance sheet as of June 30, 2025, and 2024, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2025, and the notes to those statements.
The audit committee, acting on behalf of our board, oversees our financial reporting process and systems of internal accounting control, and exercises oversight over management’s assessment of internal controls. Our management has primary responsibility for our financial statements as well as our financial reporting process, accounting principles, and systems of internal accounting controls. The independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of the financial statements with US generally accepted accounting principles. The independent registered public accounting firm is also responsible for auditing our internal control over financial reporting and expressing an opinion on the effectiveness of our internal control over financial reporting. In this context, the audit committee has reviewed and discussed with management and its independent registered public accounting firm, KPMG LLP, our audited financial statements as of and for the fiscal year ended June 30, 2025, and the effectiveness of our internal controls as of June 30, 2025. The audit committee has discussed with our independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (PCAOB), and the SEC. In addition, the audit committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning the registered public accounting firm’s independence, and it has discussed with the independent registered public accounting firm its independence from Resmed and its management.
The audit committee members are not engaged in the accounting or auditing profession, although Mr. DelOrefice is a non-active holder of a CPA certification, and are not involved in day-to-day operations of Resmed. In the performance of their oversight function, the audit committee’s members necessarily rely on the information, opinion, reports, and statements presented to them by our management and by the independent registered public accounting firm. The audit committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles, and systems of internal accounting controls, that our financial statements are accurate, that the audit of the financial statements has been conducted in accordance with standards of the PCAOB or that our independent registered public accounting firm meets the applicable standards for auditor independence.
Based on the reports and discussions described above, and consistent with our oversight role, the audit committee recommended to our board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2025, for filing with the SEC.
Audit Committee
Christopher DelOrefice, Chair
Carol Burt
Jan De Witte
Harjit Gill
Richard Sulpizio
Ronald Taylor

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Executive Officers
In this section of the proxy statement, we discuss our executive officers as of September 23, 2025, the record date of our 2025 annual meeting.

Executive Officer	Age	Position
Michael Farrell	53	Chairman of the board and chief executive officer
Justin Leong	48	Chief product officer
Michael Rider	68	Global general counsel and secretary
Brett Sandercock	58	Chief financial officer
On July 31, 2025, the company announced that Mr. Ghoshal resigned from his role as chief commercial officer of our residential care software business, effective August 1, 2025, to take a position as president and chief operating officer of a non-competitive software company. There were no disagreements between Mr. Ghoshal and the company at the time of his resignation.
Executive Officer Biographies
For a description of the business background of Michael Farrell, see “Proposal 1: Election of Directors.”

Justin Leong Chief Product Officer
Justin Leong was appointed chief product officer in November 2023 and is responsible for building a portfolio of products, services, businesses, business models, and customer experiences on a global scale. He oversees product management, hardware and software engineering, commercial transformation, disruptive growth innovation and new business creation, user experience (UX) and customer experience (CX) design, product operations, product strategy, product marketing, and business development and partnerships. He is also a director on the board of various Resmed subsidiaries. Justin previously served as president of Resmed’s Asia and Latin American markets.
Justin’s prior positions with Resmed include serving as president of Asia Growth Markets, senior vice president, and general manager of greater China. He joined Resmed as vice president of Global Strategy in 2013.
Before joining Resmed, Justin was a director at London-based private equity firm HgCapital from 2006 to 2012, responsible for acquisitions and portfolio management, and serving on the board of directors of several European healthcare companies. From 1999 to 2004, he was a management consultant with Bain & Co. in Sydney, Boston, and New York, where he advised clients on growth strategies, operational improvement projects, mergers and acquisitions.
Justin holds a Bachelor of Commerce and a Bachelor of Laws from the University of New South Wales, Sydney, and a Master of Business Administration from the Harvard Business School.

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Executive Officers

Michael Rider Global General Counsel and Secretary
Michael “Mike” Rider was appointed global general counsel and secretary in July 2023. Mr. Rider previously served as Resmed’s senior vice president, deputy global general counsel, and legal business partner for Resmed’s sleep and respiratory care team from July 2019 through June 2023 and as vice president and general counsel-Americas from June 2012 to July 2019.
Prior to joining Resmed, Mr. Rider served as senior vice president, general counsel for Callaway Golf (NYSE: MODG), senior attorney for American Airlines (NASDAQ: AAL), and as a litigation associate at Gibson Dunn & Crutcher.
Mr. Rider graduated magna cum laude from the University of San Diego School of Law. Mr. Rider earned a Bachelor of Science in Pharmacy from the University of Arizona.

Brett Sandercock Chief Financial Officer
Brett Sandercock was appointed chief financial officer in January 2006. Previously, he served as Resmed’s vice president of treasury and finance from November 2004 until December 2005, and group accountant and controller from 1998 to 2004.
Before joining Resmed, Mr. Sandercock was manager of financial accounting and group reporting at Norton Abrasives, a division of Saint-Gobain, a French multinational corporation, from 1996 to 1998. He also held finance and accounting roles from 1994 to 1996 at Health Care of Australia, a large private hospital operator. From 1989 to 1994, he worked at Pricewaterhouse Coopers in Sydney, specializing in audits of clients across distribution and manufacturing, financial services, technology, and other industries.
From June 2019 to August 2021, Mr. Sandercock served as non-executive chair of the board of directors of Osteopore Limited (ASX:OSX), an Australian and Singapore based medical technology company, commercializing products used for the regeneration of bone across a range of therapeutic areas.
Mr. Sandercock holds a Bachelor's degree in economics from Macquarie University in Sydney, and is a certified chartered accountant.

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Executive Compensation

Proposal 3 Advisory Vote to Approve Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement. This proposal is commonly known as a “say-on-pay” proposal.
The board has adopted a policy of providing for annual say-on-pay advisory votes and at our annual meeting in 2023 our stockholders voted to prefer an annual frequency of these votes. Therefore, we expect that the next say-on-pay advisory vote after the one held at our 2025 annual meeting will be held at the 2026 annual meeting of stockholders.
Because the say-on-pay vote is advisory, it does not bind us; however, the board’s compensation and leadership development committee, consisting entirely of independent directors, including chair Karen Drexler, values our stockholders’ opinions and has considered voting results from the 2024 annual stockholders meeting on the say-on-pay proposal when making its executive compensation decisions.
The board believes that the information in the “Compensation Discussion and Analysis” and “Executive Compensation Tables” sections of this proxy statement demonstrates that our executive compensation programs are designed appropriately, emphasize pay for performance, and are working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation. The board is asking our stockholders to approve the following advisory resolution at the 2025 annual meeting:
“RESOLVED, that the stockholders of Resmed approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the Compensation Discussion and Analysis and Executive Compensation Tables sections of this proxy statement.”
Required Vote
The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the existence of a quorum but will not have any effect on the outcome of the proposal.

Your board of directors recommends a vote FOR approval, on an advisory basis, of the compensation of Resmed’s named executive officers.

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Executive Compensation
Introduction
This compensation discussion and analysis section discusses the compensation policies and programs for our named executive officers. Our named executive officers for fiscal year 2025 were:

Michael Farrell Chairman of the Board and Chief Executive Officer	Brett Sandercock Chief Financial Officer	Bobby Ghoshal(a) Chief Commercial Officer - Residential Care Software	Justin Leong Chief Product Officer	Michael Rider Global General Counsel and Secretary

(a) Mr. Ghoshal resigned from his role as chief commercial officer of our residential care software business, effective August 1, 2025.

This section also discusses the role of our compensation and leadership development committee (which is sometimes referred to as the “committee” in this section) in designing and administering our compensation programs and policies and in making compensation decisions for our executive officers.
The goal of our compensation programs and policies is to align compensation delivery with performance for stockholders, measured both internally against budgets and externally through absolute and relative share price. We believe this alignment was achieved in fiscal year 2025.

Grants of Plan-Based Awards	77
Outstanding Equity Awards at Fiscal Year-End	79
Option Exercises and Stock Vested	82
Nonqualified Deferred Compensation	82
Potential Payments on Termination or Change of Control	84

Chief Executive Officer Pay Ratio	88
Pay versus Performance	89

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Executive Compensation
Compensation Discussion and Analysis (CD&A)
Executive Summary
2025 Performance Highlights
During fiscal year 2025, Resmed confronted a challenging operating environment—marked by diagnostic bottlenecks, trade disruption, and the emergence of new pharmaceutical treatment alternatives for patients with obstructive sleep apnea and obesity—with resilience and discipline. Our teams responded swiftly and strategically, delivering strong financial outcomes and meaningful progress across our business.
Challenges this year included:
•Persistent delays in patient throughput caused by provider and lab constraints; and
•Macroeconomic volatility and trade disruption that pressured logistics and sourcing.
Our strategic response:
•Intensified operational execution, balancing cost discipline with delivery excellence;
•Invested in demand stimulation and capture through marketing, provider engagement, and digital channels; and
•Deepened our digital health ecosystem via innovation and targeted acquisitions, expanding access and engagement beyond the device into software‑enabled care.
Results achieved in FY25:
•Double‑digit revenue and EPS growth, while driving expanding gross and operating margins;
•Significant uptake of digital health solutions, accelerating transition toward software‑enabled care delivery;
•Disciplined capital deployment, including continued share buybacks and sustained dividend growth; and
•A robust foundation for future growth through innovation, ecosystem expansion, and governance rigor.
Strong Financial and Operating Performance
All primary performance measures for fiscal year 2025 increased year over year on both a GAAP and non- GAAP basis. These metrics are illustrated in the table below, with GAAP and corresponding non-GAAP measures. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide investors better insight when evaluating our performance from core operations and can provide more consistent financial reporting across periods. We employ and report these non-GAAP measures in our quarterly financial reports.

Financial Measure	Percentage Change	Fiscal Year 2025 Performance	Fiscal Year 2024 Performance
Revenue	10%	$5.1 billion	$4.7 billion
	(10% on a constant currency basis)
Operating income	28%	$1,685.4 million	$1,319.9 million
	(19% non-GAAP)	($1,763.3 million non-GAAP)	($1,478.4 million non-GAAP)
Net income	37%	$1,400.7 million	$1,021.0 million
	(23% non-GAAP)	($1,406.8 million non-GAAP)	($1,139.3 million non-GAAP)
Diluted earnings per share	37%	$9.51	$6.92
	(24% non-GAAP)	($9.55 non-GAAP)	($7.72 non-GAAP)
For a reconciliation between GAAP and non-GAAP measures, see the section “Reconciliation of Non-GAAP Financial Measures” of this proxy statement.

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Executive Compensation
Philosophy and Objectives of our Executive Compensation Program
Our goal is to attract, motivate, and retain top global talent reflecting our values, enabling us to achieve our short- and long-term strategic goals. We operate in a dynamic, complex, high-growth marketplace, where substantial competition exists for executives who can translate strategy to profitable execution. Our compensation packages must support our talent roadmap and incentivize and reward execution of our 2030 strategy. Pay-for-performance aligned with stockholder interests and overwhelmingly at-risk compensation are the cornerstones of our compensation program. Our executive compensation program rewards successful annual performance through our cash incentive program and encourages long-term value creation for our stockholders through our long-term equity incentive program. During fiscal year 2025, approximately 91% of our chief executive officer's total direct compensation and 75%-84% of our other named executive officers’ total direct compensation were at risk in the form of annual cash incentives paid and the grant date value of equity awards made, which are paid or earned based on our financial and stock price performance.

CEO FY25 Compensation Summary

Other NEOs FY25 Compensation Summary
Cash Incentive Compensation
A significant portion of our executives’ cash compensation is at-risk and tied to the achievement of pre-established short-term corporate financial objectives through annual cash incentives that our corporate officers earn based on achieving our board approved corporate goals for adjusted net sales and adjusted operating profit, weighted equally. These two measures represent fundamental financial metrics: top-line sales, and bottom-line profit for our chief executive officer and named executive officers. Additionally, Mr. Ghoshal had 50% of his incentive opportunity tied to achieving set goals for the same metrics at the Residential Care Software business unit level and the remaining 50% tied to the corporate goals. All payouts are determined in accordance with these objective performance metrics. For fiscal year 2025, named executive officer payouts ranged from 102.26% (for those tied solely to corporate performance) to 105.5% (for Mr. Ghoshal) of target cash incentive opportunity, with no discretion applied to the amount paid; demonstrating our strong performance. With Mr. Ghoshal’s voluntary departure from the company, and the further streamlining of the leadership structure of our residential software business, our executive team will have the same measures for short term incentive compensation—adjusted net sales and adjusted operating profit.

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Goal	Target performance (in millions)	Actual performance (in millions)	% of goal achieved	% of payout earned (before weighting)
Corporate adjusted net sales	$5,129	$5,137	100.16%	100.54%
Corporate adjusted net operating profit	$1,828	$1,847	101.04%	103.47%
Corporate weighted earnout - 102.00%
Residential Care Software adjusted net sales	$647	$641	99.13%	97.09%
Residential Care Software adjusted net operating profit	$192	$205	106.28%	120.93%
RCS and Corporate combined weighted earnout - 105.50%
*Adjustments to actual performance under the 2025 cash incentive plan are set forth under “Incentive Plan Adjustments.”
We set challenging goals for our executives for fiscal year 2025. Fiscal year 2025 cash incentive plan target goals were higher than fiscal year 2024 actual performance and fiscal year 2024 target goals, despite a challenging operating environment created by continued evolution of our global operating model, global trade disruption and the uncertainty associated with the introduction of new medicines approved to treat obesity with OSA. Our short-term incentive goals are aligned with our internal budget as approved by our board in August, and as adjusted per plan parameters.
Long-Term Equity Incentive Compensation
Our equity program design is balanced, with 50% of grant value in long-term performance units and 50% in shorter term performance targets, providing a direct link with the short and long-term interests of our stockholders. Our fiscal year 2025 equity program is illustrated below:

	25% PSUs earned based on performance (absolute TSR)	PSUs, vesting after four years, unless accelerated for performance after three years, based on TSR

Long-term incentive grant value	25% PSUs earned based on performance (relative TSR)	PSUs, vesting after three years, based on relative TSR performance against S&P 500 index peer group

	50% time-vested options and/or RSUs based on threshold performance	Choice of options, RSUs, or a 50/50 split, vesting ratably over three years. RSUs earned based on adjusted net operating profit targets.

The grant date for our RSU awards and the commencement of the performance period is the date of the annual stockholder meeting. Fiscal 2025 options were granted shortly after the Form 8-K filing with the SEC which included the results of the vote at the 2024 annual stockholder meeting.

Relative TSR performance measure with challenging targets over a three-year performance period adopted commencing with fiscal year 2024 PSU Program. Commencing with the grants made in November 2023, one half of PSUs awarded, or 25% of total equity award value for each fiscal year, is based on our relative TSR performance as compared to the TSR performance of the S&P 500 Index companies over a three- year performance period. Payout ranges from 45% to 200% of target PSUs granted, with threshold relative TSR performance at the 30th percentile resulting in 45%

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payout, target relative TSR performance at the 60th percentile resulting in 100% payout, and relative performance at the 95th percentile or better resulting in a 200% payout; provided, however, that if our absolute TSR is negative, then payout for our relative TSR performance cannot exceed 100% regardless of our relative percentile performance. No payout occurs for below threshold performance.
Absolute TSR PSUs, with challenging TSR targets. Half of the PSUs granted in fiscal 2024 and fiscal 2025, and all PSUs granted for prior years, may only be earned based on minimum annual growth of our absolute TSR on the NYSE that exceeds 5%, with a target earnout set at 10% compounded annual returns, as set forth in the table below.

TSR Requirements	Annual Base TSR	Cumulative 4-year TSR	Accelerated Cumulative 3-Year TSR	Payout Percentage of Target Shares Granted
Below threshold	Below 5%	Less than 21.6%	Less than 15.8%	0%
Threshold	5%	21.6%	15.8%	50%
Target	10%	46.4%	33.1%	100%
Maximum(a)	15%	74.9%	52.1%	200%
(a)Maximum earnout is 225% for outstanding PSU grants made in fiscal year 2022. Annual awards granted since November 2022 have a maximum earnout capped at 200% of target PSUs to align with the interests of our stockholders and US peer practices.
Our Absolute TSR PSU program design encourages accelerated achievement of targeted growth by including an additional feature whereby 25% of the target Absolute TSR PSUs (representing less than 7% of the executive's total fiscal year award) may be earned and banked if, during the first three years, at the end of any fiscal quarter, cumulative TSR since grant is equal to or greater than 33%, which is the required minimum performance for payout at target after three full years. The banked portion of the PSUs awards is paid at the end of the three-year vesting period and counts against actual awards earned based on performance at the end of the entire performance period. Once the banking condition is met, no additional banking may occur. The PSUs that may be earned based on our relative TSR performance do not have any banking feature.
The committee believes this PSU design closely aligns with actual stockholder experience, mitigates for point-to-point stock price volatility, provides a strong retention mechanism, and rewards long-term value creation for our stockholders.
PSU Payout Tracking Demonstrates Strong Alignment with Our Stockholders.
Recovery of long-term stockholder value and impact on Absolute and Relative TSR PSUs. Our stock price fluctuated over the fiscal year, yet continues to improve. Our stock price increased to $258.00 as of June 30, 2025, from $191.42 as of the previous fiscal year close. As a result of our stock price performance over the full four-year performance period of the outstanding Absolute TSR PSUs granted in November 2020 (fiscal year 2021), those PSUs were forfeited after the performance period ended in November 2024 when the stock price was $241.55 (25% of the award had been banked and distributed in fiscal year 2024 as disclosed previously).

Named Executive Officer	Forfeited number of Fiscal 2021 PSUs outstanding at end of four-year performance
Michael Farrell	13,406
Bobby Ghoshal	2,089
Justin Leong	1,916
Michael Rider(a)	0
Brett Sandercock	3,482
(a)Mr. Rider was not granted PSUs prior to his promotion on July 1, 2023.
Current Status of Fiscal 2022, 2023, 2024 and 2025 Absolute and Relative TSR PSUs. The table presented below provides the estimated payout of our outstanding Absolute and Relative TSR Performance awards based on our closing stock price of $258.00 on June 30, 2025, the last trading day of fiscal year 2025, if the applicable stock price at the end of their performance periods is equal to our ending fiscal 2025 stock price. The Absolute TSR PSUs awards for fiscal years 2022, 2023, and 2025 would result in no payout, the Absolute TSR PSU awards for fiscal 2024 would result in maximum payout, and all other PSUs track to payout between target and maximum. Based on our stock price improvement to $275.61 as of the record date, September 23, 2025, fiscal years 2023 and 2025 Absolute TSR PSUs would result in payout

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between 50% and 100%. These estimated potential payout results for our Absolute TSR PSUs further illustrate our focus on tying at-risk pay to stock price performance and aligning with our global stockholder interests.

Fiscal Year	PSU Grant Date	Starting Price	TSR	25% of Absolute TSR PSUs Earned and Banked	Estimated Tracking for Achievement Based on (June 30, 2025) Stock Price of $258
2022	November 18, 2021	$263.16	Absolute	No	0%
2023	November 16, 2022	$224.58	Absolute	No	0%
2024	November 16, 2023	$148.90	Absolute	Earned June 2024 subject to vesting	200%
2024	November 16, 2023	$148.90	Relative	Not applicable	182%
2025	November 20, 2024	$241.55	Absolute	No	0%
2025	November 20, 2024	$241.55	Relative	Not applicable	125%
Compensation Governance Best Practices
Our compensation and leadership development committee, assisted by its independent compensation consultant, continuously monitors emerging best executive compensation practices, particularly at our US peer companies. As part of this review, and also based on communications with our stockholders, during fiscal year 2025, we continued to use compensation practices that we believe are consistent with best practices, and do not have practices generally viewed as problematic:
•Compensation recovery or "Clawback" policy. Our best in class compensation recovery policy, effective as of October 2, 2023, provides for the recovery of incentive compensation from our executive officers and other senior management consistent with NYSE rules. See “Clawback Policy,” above.
•Stock ownership and holding guidelines. We maintain robust stock ownership guidelines, requiring our chief executive officer to hold stock valued at 600% of salary and our other named executive officers to hold stock valued at 300% of salary. These requirements are consistent with US public company practices.
•Double-trigger equity acceleration. In our change of control agreements, accelerated vesting of time-vested equity occurs only if a named executive officer's employment is terminated under specified circumstances within six months before or one year after a change of control.
•No general excise tax gross-ups in change of control agreements. Our change of control agreements do not provide excise tax gross-ups. They include a “best pay” limitation, which reduces the severance payments and benefits payable to the extent necessary so that no portion of any payments or benefits payable in connection with a change of control would be subject to excise tax if the reduction would result in the net amount payable to the employee being greater than the net amount received without the reduction.
•Limited severance. All of our named executive officers are employed at-will and have no contractual right to cash severance on termination, except for qualifying terminations in the event of a change of control. The cash severance on change of control is limited to a double-trigger (requiring both a change of control and a termination) and the highest multiplier is for our chief executive officer, at 200% of salary and short-term incentive. In fiscal year 2025 we reviewed our change in control agreements from top to bottom, revising them to align with best practices of our peers, and eliminated from the cash severance benefit calculation the value of annual retirement plan contribution amounts unless required by applicable local law.
•Limited retirement plans. We do not provide supplemental pension plans for our named executive officers. Our executives in the US and Australia participate in our 401(k) plan and superannuation plans, respectively, on the same statutory basis as all other employees. We provide pro-rata equity vesting for officers who retire at or after age 60, with at least 5 years’ service, on the same basis available to all employees who reach these milestones.
•Pledging and hedging prohibited. We have a policy prohibiting our officers and directors from hedging or pledging their Resmed stock. See “Pledging and Hedging,” above.
•Equity awards do not include dividends. No dividends accrue or are paid on our outstanding equity awards.
•Adoption of 10b5-1 plans. We encourage our named executive officers and board members to use 10b5-1 plans whenever they want to engage in any stock sales. Information on the use of those plans by that group is included in our quarterly statements and in our annual report on form 10K.

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Impact of Dual Market Listing and Say-on-Pay Results
Market-competitive compensation and balancing US and Australian pay practices. The compensation and leadership development committee reviews benchmark data, but does not target a specific benchmark level. The committee's objective is to provide a target total compensation program that is competitive with similarly-sized US-based public companies in the medical device and medical technology industries with which we compete for executive talent. This is critically important given that we are headquartered in the US, the majority of our sales come from the United States, and the majority of our officers work and reside in the US. One of the continued foundations of our Resmed 2030 strategy, as reflected in our global operating model, is to attract, retain and motivate high-performing, well-rounded, and entrepreneurial people driving value for our stockholders, which we believe requires providing total direct compensation for executives that is at least near the median of the US market and conforms to US market compensation best practices. Our US-based pay philosophy results in executive compensation that is different than the model for companies organized and trading only in Australia, with our company using lower base salary, higher short-term cash incentives, and higher target equity value in alignment with US best practices. US norms also have a lower percentage of equity value subject to performance conditions than exhibited by Australian companies. We balance these competing philosophies by adhering to US best practices and grant 50% of equity in a mix of relative and absolute TSR PSUs and 50% executive RSUs tied to shorter term targets and also requiring three years of service for full vesting.
Historical strong say-on-pay results. At our annual meeting held in November 2024, our stockholders voted to approve, on an advisory basis, the fiscal year 2024 compensation of our executive officers, with approximately 84% of the shares that voted on this proposal voting in favor of our executive compensation. The 84% support was a slight increase from the approximately 82% approval in November 2023, but below our historical approval rate of about 90%.
We believe our dual US and Australia stockholder base affects our say-on-pay support in a manner that does not apply to any of our US competitors. There is a desire by some Australian stockholders that the compensation of our executive team should reflect the local Australian labor market, rather than the US market where Resmed is incorporated, regulated, competes for talent, and where most of our senior leadership team members reside.
Historically, approximately 70% of our stockholders held stock on the NYSE and 30% on ASX. Around September of 2023, we saw the ownership move to approximately 60% NYSE ownership and 40% ASX ownership. We believe that the increase in the relative percentage of Australian ownership resulted in the decrease in say-on-pay support from prior historical levels due to the differences in compensation market practices described above.
We believe that our current compensation structure is incentivizing the right behavior, aligns pay with performance, and results in long-term value creation for our stockholders in both the US and Australia. Recent TSR strength reflects our fiscal year 2025 financial and operation execution in a challenging environment. At risk compensation, such as our PSUs, is not paid when we do not perform.

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Compensation Decision-Making Process
Compensation and Leadership Development Committee Role
The compensation and leadership development committee establishes our general compensation policies, and reviews and approves salaries, short-term incentives, equity-based compensation, and all other elements of the compensation offered to our executive level officers (including our named executive officers) that report to our chief executive officer. The board has determined that all members of the compensation and leadership development committee are independent directors under NYSE standards.
The committee also reviews our peer group, our executive benefits and perquisites, our equity pay practices, our director compensation, the independence of its advisors, and the risks related to our compensation programs, on an annual basis. The committee regularly considers supplemental compensation policies and practices such as change of control, severance, and retirement. For example, a review in fiscal year 2025 resulted in amendments to our change in control agreements to reflect market approach on retirement benefits.
Timing of decisions and equity grants
The committee reviews and sets our executive officers’ cash compensation, sets the terms of our cash incentive plan, and approves equity award grant values in August following fiscal year-end. Any changes to cash compensation and proposed equity grants are generally communicated by our chief executive officer to his team in November- to align with our with our annual stockholder meeting date in November. Cash pay increases are effective on December 1.
Historically, the company’s practice was to make annual equity award grants to directors, named executive officers and non-executive management effective on the date of the annual stockholders meeting. Given our traditional earnings release date in late October or early November, the stockholders meeting grant date typically occurs in an open trading window after release of material non-public information. The stockholders meeting date is set several months in advance, providing further transparency and objectivity to the process. In light of the new disclosure requirements under Item 402(x) of Regulation S-K, and to avoid any concern that the Form 8-K setting forth stockholder votes at the annual stockholders meeting would be deemed material, commencing with the fiscal 2025 equity awards, the company delayed the annual equity award grant of stock options to two business days after the publishing of the annual meeting voting results on Form 8-K. In fiscal year 2025 the RSUs were granted on the date of the annual stockholders meeting, and stock options were not granted until two business days after publishing annual meeting voting results on Form 8-K. Mr. Farrell elected to receive 50% stock options and 50% RSUs for the portion of his annual award that was not PSUs. All other named executive officers elected to receive 100% performance based RSUs.
Our equity grant practice is that the granting of incentive awards for promotions, new hires, and other special situations must be properly approved before the grant date, and the grant date is to occur on the first business day of the month after the promotion, new hire, or other special situation. Commencing with fiscal year 2025, the company no longer provides the choice of stock option grants to any new executives upon promotion or hire so as to reduce the likelihood that an option grant could fall into a window surrounding a public filing. Resmed’s practice follows the prevailing governance norm of ensuring stock option strike prices reflect the fair market value on the actual grant date, aligning with both US regulatory requirements such as IRS Section 409A and SEC rules, the standards recommended by proxy advisors in the US and Australia, and with the expectations of Australia’s ASIC and ASX governance framework emphasizing transparency, market integrity, and fair practice in equity compensation.
Independent Compensation Consultants
In making its compensation decisions, the committee reviews data obtained from peer group companies and considers the recommendations of management and the analysis and advice of its independent compensation consultant regarding each element of compensation. The committee also has independent authority to retain advisors. The committee has retained FW Cook, Inc., an independent compensation consultant, to advise the committee with respect to compensation matters for executive officers. FW Cook performs no work for us other than its work providing executive compensation consulting services to the committee.
During fiscal year 2025, the committee reviewed market practices and benchmark data from FW Cook, Resmed’s and our executives’ relative performance, and the recommendations of its consultant. FW Cook further advised the committee regarding long-term incentive design practices and alternatives, as well as peer group equity practices. In addition to FW

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Cook, management retained Infinite Equity, Inc. to advise on valuing performance results of both our relative and absolute PSUs and to assist with new SEC disclosure requirements. The committee also considered the experience and knowledge of committee members regarding compensation practices for comparable positions at other companies. Although the committee considers various sources of information and recommendations, ultimately, of course, the committee relies on its own independent judgment.
Management’s Role
Our management team, particularly our chief people officer and her team, provide input and recommendations to the committee regarding executive compensation. Management provides historical and prospective financial analysis of compensation components and financial performance data. Management also makes recommendations for the committee’s review and decision. While management members typically attend committee meetings, the committee chair excuses individual management members as appropriate for independent review and decision-making.
Peer Group Comparisons
In making its decisions on executive compensation, the committee refers to competitive analyses prepared by FW Cook, which review each position against third-party compensation survey data and/or peer group officer pay data. The US peer companies are medical device or medical technology companies generally within one-quarter and four times the size of our revenue and market capitalization, with Resmed positioned within a reasonable distance from the median.
The committee periodically reviews the composition of the peer group and the criteria and data used in compiling the list and considers modifications to the group. In February 2024, before making fiscal year 2025 compensation decisions, the committee reviewed the existing US peer group and did not recommend any changes for fiscal year 2025. As a result, the following 19 companies comprised the US peer group that informed our fiscal 2025 compensation decisions:

US Peer Group
Agilent Technologies, Inc.	Hologic Inc.
Align Technology, Inc.	IDEXX Laboratories, Inc.
Baxter International, Inc.	Illumina, Inc.
Bio-Rad Laboratories, Inc.	Intuitive Surgical, Inc.
Boston Scientific	Mettler-Toledo International Inc.
Charles River Laboratories International, Inc.	Revvity, Inc.
The Cooper Companies Inc.	STERIS plc
Dentsply Sirona Inc.	Teleflex Incorporated
Dexcom, Inc.	Waters Corporation
Edwards Lifesciences Corp.
The committee believes that this peer group reflected a reasonable cross-section of our labor market for talent and included companies that our investors might consider in determining the reasonableness of our pay and alignment of our pay with our performance.
From time to time, the committee also considers compensation data analyzed by FW Cook regarding similarly-sized ASX-traded publicly listed companies for our Australia-based chief financial officer, and for other executives based in Australia, as well as for our chief executive officer. The committee considers but generally gives less weight to the Australian market data because the ASX peer group is less comparable to Resmed in size and product offerings, and because Resmed compensates senior executives and directors on a US-style pay model, which is structurally and quantitatively different from the typical practices of companies in the ASX peer group, but consistent with its US peers and other companies traded on the NYSE. As a result, the committee did not perform a detailed review against Australian companies for fiscal year 2025.

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When it was last reviewed in February 2024, the committee considered the existing Australian peer group, and maintained all 15 following Australian peer group companies from the prior year:

Australian Peer Group
Amcor	REA Group
Aristrocrat Leisure	Reece Limited
Brambles	Sonic Healthcare
Cochlear Limited	Seek Limited
CSL Limited	Telstra
Fisher & Paykel Healthcare Limited	Transurban
James Hardie Industries PLC	Xero
Ramsay Healthcare
At the time the Australian companies were reviewed, Resmed was above the 75th percentile in market capitalization compared to our Australian peer group, and approximately at the median in trailing twelve-months’ revenue. The committee determined, in part based on the recommendation of FW Cook, to keep the same peer group for continuity and given the limited number of alternative Australian companies.
Compensation Risk Assessment
During fiscal year 2025, the compensation and leadership development committee reviewed our compensation programs, policies and practices for executives as well as for all employees, including sales employees, to evaluate whether the policies or practices present an environment that would facilitate excessive risks or behaviors. The committee was assisted in its various compensation reviews by advice from its independent compensation consultant.
The committee believes that our programs, policies and practices are not reasonably likely to have a material adverse effect on our company. The committee believes that the structure and design of the programs do not create incentives to take on too much risk, and that we have policies in place to mitigate risk-taking and support a long-term orientation. These conclusions are supported by the combination of controls and considerations used in our compensation program, including the annual review of the program, blend of short-term, long-term, and incentive-based compensation, the use of performance-based targets and evaluations, oversight of the programs by the committee and senior management, hold back and clawback provisions, and caps on payouts in certain circumstances. The committee believes incentive arrangements encourage behaviors aligned with the long-term interests of stockholders.
Fiscal Year 2025 NEO Compensation
Base Salary
Base salaries provide our executives with a degree of financial certainty and stability. To attract and retain highly qualified executives, we pay within salary ranges that are generally based on similar positions in companies of comparable size and complexity in the US. Using the peer group data, the committee assesses market base salaries at the median, 60th and 75th percentiles. Our executive compensation philosophy is to be guided by salaries for high performing and experienced officers among our US peer group. Adjustments are made based on the committee’s assessment of position, performance, experience, location, and role.
We typically review annual salary adjustments for our named executive officers each August with an effective adjustment date in December of each year. For fiscal 2025, after consideration of market data, the committee approved the following salary increases ranging from 3% to 10% in order to maintain base salaries at levels competitive to our US peer group.
The table below shows the base salaries for our named executive officers. For Mr. Leong and Mr. Sandercock, who are based in Australia, the amounts shown in the table below represent the US dollar equivalent of their non-US dollar-denominated salaries, which is impacted by currency fluctuations. We believe that year-to-year currency fluctuations make the constant currency increases most meaningful for officers residing outside the US.

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Named Executive Officer	Fiscal Year 2025 Base Salary		Fiscal Year 2024 Base Salary		Constant Currency Percentage Increase From 2024 to 2025
Michael Farrell	$1,235,000		$1,185,000		4.2%
Chief executive officer
Bobby Ghoshal	$660,000		$640,000		3.1%
Chief commercial officer - Residential Care Software
Justin Leong	$681,256	(a)	$686,289	(a)	5.0%
Chief product officer	AUD 1,067,600		AUD 1,016,800
Michael Rider	$515,000		$500,000		3.0%
Global general counsel and secretary
Brett Sandercock	$488,229	(a)	$491,836	(a)	10.0%
Chief financial officer	AUD 801,600		AUD 728,700
(a)These amounts reflect the exchange rate we used in setting our budget for the respective fiscal year. The exchange rate used for 2025 was approximately AUD:USD 1 to 0.67, and the exchange rate for 2024 was approximately AUD:USD 1 to 0.6749. The committee approved base salary in local currency.

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Annual Performance-Based Short-Term Cash Incentives
The purpose of our annual short-term cash incentive program is to motivate our executives to meet or exceed our company-wide and business unit short-term operating performance objectives and strategies. The program is intended to motivate our management team to execute on our business goals, to exceed our budgeted performance, to share our success with eligible executives to the extent warranted by our performance, and to provide competitive compensation. Amounts earned are based on a targeted percentage of actual pro-rata salary paid for the year, rather than the base salary in effect at the end of the year.
In setting short-term incentive target opportunities for fiscal year 2025, the committee reviewed data for the 50th, 60th, and 75th percentiles of the peer group. For fiscal year 2025, the committee made no change to the target short-term incentive opportunity for our named executive officers, which range from 60% to 135%, as the committee determined such levels continued to be competitive with our peer group, except that the committee increased our chief executive officer’s target bonus percentage from 130% to 135% of his base salary in response to market movement.
The committee believes it best to balance overall enterprise financial performance, while aligning incentives of the executive leadership team to promote cooperation. Mr. Ghoshal’s short-term incentive also reflected specific responsibility for the residential care software business unit. The performance measures and their weighting by named executive officer for fiscal year 2025 were:

Named Executive Officer	Adjusted Net Sales	Adjusted Operating Profit	Specific Business Adjusted Net Sales	Specific Business Adjusted Operating Profit
Michael Farrell	50%	50%	0	0
Bobby Ghoshal	25%	25%	25% (RCS)	25% (RCS)
Justin Leong	50%	50%	0	0
Mike Rider	50%	50%	0	0
Brett Sandercock	50%	50%	0	0
The payout structure for our short-term cash incentive program has remained the same for several years although the goals are updated and have increased each year to align with the annual business plan. Amounts earned are based on achieving pre-established goals for each performance metric, applied to each metric individually, as described in the following table. Payouts are expressed as a percentage of short-term incentive opportunity for that performance metric. Performance between the achievement levels is paid based on linear interpolation. The committee has established a cap on the maximum short-term incentive total payout at 200% of each officer’s target short-term incentive opportunity, with no payout on a performance measure if performance is less than 85% of target goal for that measure.

No Payout	50% Payout	100% Payout	150% Payout	200% Payout
<85% of goal	85% of goal	100% of goal	115% of goal	≥130% of goal
The committee approves the actual short-term incentive amounts for executive officers under these criteria after the end of the fiscal year, and after reviewing our financial data and performance.
Subject to the requirements of local law, the committee has approved a practice that if an executive officer voluntarily separates employment after the completion of the fiscal year, but before the date of payment, we are not contractually obligated to pay the applicable short-term incentive award. The goals and actual performance for each of the metrics for the 2025 fiscal year that ended on June 30, 2025, are listed below:

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Short-Term Incentive Component	Threshold Performance- 50% Payout ($ in Thousands)	Targeted Performance- 100% Payout ($ in Thousands)	Maximum Performance- 200% Payout ($ in Thousands)	Actual Performance ($ in Thousands)	Percentage of Targeted Performance Achieved	Short-Term Incentive Percentage Earned Based on Percentage Achieved
Adjusted net sales	$4,359	$5,129	$6,667	$5,137	100.16%	100.54%
Adjusted operating profit	$1,554	$1,828	$2,376	$1,847	101.04%	103.47%
Total achieved after weighting						102.00%
(50% each)				Farrell, Leong, Rider and Sandercock
Residential Care Software business adjusted net sales	$550	$647	$841	$641	99.13%	97.09%
Residential Care Software business adjusted operating profit	$164	$192	$250	$205	106.28%	120.93%
Total achieved after weighting						105.50%
(25%-25%-25%-25%)						Ghoshal
We set challenging goals for fiscal year 2025. Each of our target goals for fiscal year 2025 required growth over the prior fiscal year actual performance. The continued demand for our sleep devices and growth in our Residential Care Software business drove improvement in our sales along with improvement in our operating profit created by procurement, manufacturing and logistics efficiencies in fiscal year 2025.
Our fiscal year 2025 adjusted net sales (adjusted for committee-approved plan calculations) target of $5,129 billion represents 8.7% growth over our actual adjusted net sales of $4.720 under the plan for fiscal year 2024. Our actual fiscal year 2025 adjusted net sales growth performance (adjusted for committee-approved plan calculations) was 8.8%, from $4,720 billion in fiscal year 2024 to $5,137 billion in fiscal year 2025, resulting in 100.54% of target opportunity earned for this metric before weighting.
Our fiscal year 2025 target for adjusted operating profit target of $1.828 billion represented 17.0% growth over our actual adjusted operating profit of $1.563 billion under the plan for fiscal 2024. Our actual adjusted operating profit performance (adjusted for committee-approved plan calculations) increased by 18.2%, from $1,563 billion in fiscal year 2024 to $1.847 billion in fiscal year 2024, resulting in 103.47% of target opportunity earned for this metric before weighting, reflecting our improved cost discipline and accelerated profitability, both of which were a focus of our executive team and a benefit our stockholders.

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Incentive Plan Adjustments
The short-term incentive targets are set when our internal forecasts and budget for the full fiscal year are finalized and approved by the board, which for fiscal year 2025 occurred in August 2024. Our internal forecasts for the GAAP measures of net sales and operating profit set the basis for our short-term incentive targets. In calculating short-term incentive metrics achievement, the committee made adjustments, consistent with plan parameters, as shown in the table below, from our GAAP financial statement revenue and operating profit calculations and from our internal reporting, to eliminate the impact of certain non-operating revenue and expenses as set forth in the table below.

STI Metric and Adjustment(s)	Amount (000's)
Net sales (GAAP)	$5,146,327
use budgeted exchange rates	$(898)
exclude sales from unbudgeted acquisitions	$(8,461)
Adjusted net sales	$5,136,969
Operating profit (GAAP)	$1,685,365
exclude stock-based compensation	$91,661
exclude amortization of acquired intangibles	$77,389
exclude acquisition-related costs	$1,017
exclude masks with magnets field safety notification expenses	$(1,512)
use budgeted exchange rates	$(7,161)
Adjusted operating profit	$1,846,760
The following table shows the 2025 fiscal year cash incentives at target and as earned. All actual short-term incentive payments were funded in accordance with the pre-established formulas prorating the actual target bonus amount based on the effective period of the compensation components within the fiscal year, with any base salary and target bonus increases effective on December 1st; there was no discretionary or individual adjustment by the compensation and leadership development committee.

Named Executive Officer	Annual Short-Term Incentive Target Percentage	Annual Short-Term Incentive Target		Annual Short-Term Incentive Earned		Actual Short-Term Incentive as a Percentage of Target
Michael Farrell	133%	(a)	$1,614,396	$1,646,743		102%
Bobby Ghoshal	80%		$521,328	$550,001		105.5%
Justin Leong	80%		$541,651	$552,478	(b)	102%
Michael Rider	60%		$305,247	$311,363		102%
Brett Sandercock	80%		$399,192	$407,171	(b)	102%
(a)Mr. Farrell received a 5% increase to the short-term incentive target effective December 2024. This percentage reflects the effective rate over the fiscal year.
(b)These amounts are in USD and are converted from the amounts that were approved in local currency by the committee. The foreign currency is converted to USD based on the fiscal year 2025 average annual exchange rate of approximately AUD:USD 1 to 0.64703.
In August 2025 the committee approved a short-term incentive program for the named executive officers for fiscal year 2026 that continues the current program design with no structural changes.

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Long-Term Incentive Equity Award Program

	25% PSUs earned based on performance (absolute TSR)	PSUs, vesting after four years, unless accelerated for performance after three years, based on TSR

Long-term incentive grant value
	25% PSUs earned based on performance (relative TSR)	PSUs, vesting after three years, based on relative TSR performance against S&P 500 index peer group

	50% time-vested options and/or RSUs based on threshold performance	Choice of options, RSUs, or a 50/50 split, vesting ratably over three years. RSUs earned based on adjusted net operating profit targets.

The largest component of our named executive officers’ direct compensation provides a long-term incentive and alignment with stockholders through equity participation. The primary purpose of granting equity awards is to link our officers’ financial success to that of our stockholders, with the value of the equity awards increasing only as our stock price increases, and to promote long-term value creation. Our equity mix is 50% in long-term performance-based PSUs comprised of Absolute TSR PSUs and Relative TSR PSUs (with a 50/50 split), and the remaining 50% in performance-based executive RSUs and/or stock options with vesting over three years. This mix increases the capability of the committee to effectively manage our use of shares under our stock plan, balances the performance leverage and performance risk provided by various equity vehicles, more closely conforms with practices at our peer companies, and promotes long-term stock appreciation and value creation.
During fiscal year 2025, we continued to grant PSUs for 50% of the annual equity value for executive officers, and to provide named executive officers the choice to select whether the balance of their equity awards would be entirely in the form of stock options, entirely in executive RSUs (subject to performance measures) or evenly split (in value) between the two. The combined availability of options and RSUs gives our executives the opportunity to balance the incentive award in a manner that suits their particular risk profile and their own preferences in financial or tax planning in US and non-US jurisdictions.
We do not pay dividends or dividend equivalents on any of our unvested or unearned equity awards.
Fiscal Year 2025 Equity Grant Values
Each year the committee establishes equity grant values with the number of PSUs, RSUs, and/or stock options determined by the per share grant date values computed under Financial Accounting Standards Board Accounting Standards Codification Topic 718 as determined by an independent consultant.
In determining the value of awards granted to specific named executive officers, the committee reviewed our performance, the number of outstanding awards available, the present value of the proposed grant, existing unvested equity ownership, the awards granted in prior years, and the grant practices of our peer group companies. For fiscal year 2025, the committee reviewed peer company data to determine competitive equity award values, at the median, 60th, and 75th percentiles, for each officer’s position. The committee also considered internal equity relationships, to promote a team-based approach for our senior management team. In arriving at the specific grant size, the committee considered the peer group benchmarks at an individual level, as well as aggregate equity compensation for similar groups at our peers. The committee also considered our officers’ individual performance during the prior fiscal year as well as their experience in their role, and expected future contributions. Taking all those factors into account, the committee approved increased 2025 equity grant values as follows:

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•our chief executive officer received a 4.5% increase, which was informed by company performance in 2024, and to maintain the market competitiveness of his equity compensation;
•our chief financial officer received a 13% increase, to align with comparable market values;
•our chief commercial officer-Residential Care Software received a 4.3% increase, to align with comparable market values;
•our chief product officer received an 8.3% increase, to align with comparable market values; and
•our global general counsel received a 7.7% increase, to align with comparable market values.
The following table sets forth annual equity grant values provided to our named executive officers in fiscal year 2025 (compared to fiscal 2024), as well as the elections made by our named executive officers regarding the form of award to receive for fiscal 2025.

Named Executive Officer	Prior Year Approved Grant Value	Fiscal Year 2025 Approved Grant Value	Percentage of Grant Value in Performance-Based Stock Units(a)	Percentage of Grant Value in Stock Options	Percentage of Grant Value in Restricted Stock Units
Michael Farrell	$11,200,000	$11,700,000	50%	25%	25%
Bobby Ghoshal	$2,300,000	$2,400,000	50%	0%	50%
Justin Leong	$2,400,000	$2,600,000	50%	0%	50%
Mike Rider	$1,300,000	$1,400,000	50%	0%	50%
Brett Sandercock	$2,300,000	$2,600,000	50%	0%	50%
(a)Performance stock units were comprised of 50% of the award based on absolute TSR and 50% on relative TSR.
Terms of Performance Stock Units
Program design. Equity grants to named executive officers during fiscal year 2025 were made under our ResMed Inc. 2009 Incentive Award Plan, as amended and restated (“2009 Amended and Restated Plan”). Long-term PSUs are granted in November as compensation for that same fiscal year. The PSUs for fiscal year 2025 were granted in November 2024 with 50% of the PSUs granted being earned based on our TSR performance relative to the TSR of the S&P 500 Index companies over a three-year performance period and the remaining 50% of PSUs being earned based on our absolute TSR performance.
Absolute TSR PSUs. Absolute TSR PSUs are earned and cliff vest after the fourth anniversary of the grant based on our absolute TSR performance during that four-year period, with an opportunity to accelerate payouts after year three if TSR performance is at or above threshold TSR for the three-year performance period, as shown in the table below. If there is acceleration for TSR performance to three years at any level of payout, then the PSU performance period is complete and there is no opportunity to earn additional shares after the end of the accelerated three-year period. Since the adoption of this PSU structure in 2015, PSU grants made through fiscal year 2020 were earned based on performance at the end of the three-year performance period. Importantly, as described below, and demonstrating the alignment between our executives and our stockholders, the PSUs granted in November 2020 (fiscal year 2021), other than the 25% previously earned and banked PSUs which were paid in November 2023, did not achieve the required goals for an accelerated three-year payout and were eligible to be earned in November 2024 and did not pay out at that time. The share price at the grant date (in November) is used as the starting point for the TSR calculation, and a trailing 30 trading-day average share price is used to calculate the share price at the end of each performance period.

TSR Requirements	Annual Base TSR	Cumulative 4-year TSR	Accelerated Cumulative 3-year TSR	Payout Percentage of Target Shares Granted
Below threshold	Below 5%	Less than 21.6%	Less than 15.8%	0%
Threshold	5%	21.6%	15.8%	50%
Target	10%	46.4%	33.1%	100%
Maximum(a)	15%	74.9%	52.1%	200%
(a)The maximum payout was changed from 225% to 200% commencing with grants made in November 2022.

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Shares earned between these achievement levels are based on linear interpolation. The program has several features to minimize the impact of daily volatility and point-to-point variation, and to encourage accelerated achievement of absolute TSR goals. A 30 trading-day average price is used to measure performance at the end of the period. If cumulative absolute TSR is 15.8% or greater after three years, representing 5% annual growth required for threshold performance, then threshold is earned, with interpolation for three-year cumulative TSR between approximately 16%, 33%, and 52%, as shown in the chart above. If, during the first three years, cumulative TSR after grant is greater than 33.1% at the end of any fiscal quarter, representing target performance after three years, then 25% of the target award would be deemed earned, is banked, and paid out at the end of year three, even if performance at the end of year three is below the three-year threshold. The banking can only occur once, and any final payout would be net of the banked amount. The rationale for banking this relatively small (7% of the overall value of the equity grant) payout that remains unvested until year three is to retain award holders for at least three years while rewarding targeted stockholder value creation, when stockholders have had the opportunity to realize a minimum level of 33.1% TSR in a short time.
Relative TSR PSUs. Commencing with the fiscal 2024 grants, 50% of the PSUs granted are earned based on our relative TSR performance compared to the TSR performance of the S&P 500 Index over a three-year performance period. Payout can range from 45% to 200% of target PSUs granted, with threshold relative TSR performance at the 30th percentile resulting in a 45% payout, target relative TSR performance at 60th percentile resulting in 100% payout, and relative performance at 95th percentile or better resulting in 200% payout; provided, however, that if our absolute TSR is negative, then payout of Relative TSR PSUs cannot exceed 100% regardless of relative percentile performance. No payout is earned for below threshold performance. Shares earned between threshold and maximum achievement levels are based on linear interpolation. A 30 trading-day average price is used to measure performance at the end of the period. There is no banking feature with the Relative TSR PSUs.
Our executives’ PSU grants are aligned with the interests of our stockholders. The Absolute TSR PSUs granted in November 2020 (fiscal year 2021), other than the 25% previously earned and distributed in fiscal year 2024, did not achieve the required goals for the four-year performance period ending in November 2024. The limited pay-for-performance outcome after the fourth year continues to align pay delivery with performance, with no discretionary adjustments by the committee. Our named executive officers did not earn the remaining shares from the fiscal 2021. Absolute TSR PSU grants as shown in the table below.

Named Executive Officer	Forfeited number of Fiscal 2021 PSUs outstanding at end of four-year performance
Michael Farrell	13,406
Bobby Ghoshal	2,089
Justin Leong	1,916
Michael Rider(a)	0
Brett Sandercock	3,482
(a)Mr. Rider was not granted PSUs prior to his promotion on July 1, 2023.
Our stock price performance over the fiscal year from $191.42 on June 30, 2024 to $258.00 on June 30, 2025 created growth in shareholder value and improved the likelihood of potential payouts for performance based awards granted. Absolute TSR performance awards issued in fiscal years 2022, 2023 and 2025 have insufficient growth since the grant date such that no payouts would occur if the share price at the end of their applicable performance periods is equal to our June 30, 2025 stock price. All other performance awards based on absolute and relative TSR would payout between 125% and 200%, if the share price at the end of their applicable performance periods is equal to our June 30, 2025 price. Twenty-five percent of fiscal 2024 Absolute TSR PSUs were earned at target and have been banked as of the quarter ending June 30, 2024. Banked awards are vested at the end of the three-year performance period. While some performance awards currently track to payout over target due to our stock price, the potential no-payout results for awards issued in fiscal years 2022 through 2025 illustrate our focus on tying at-risk pay to stock price to align with stockholders holding ownership over the long term.

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Fiscal Year	PSU Grant Date	Starting Price	TSR	25% of Absolute TSR PSUs Earned and Banked	Estimated Tracking for Achievement Based on (June 30, 2025) Stock Price of $258
2022	November 18, 2021	$263.16	Absolute	No	0%
2023	November 16, 2022	$224.58	Absolute	No	0%
2024	November 16, 2023	$148.90	Absolute	Earned June 2024 subject to vesting	200%
2024	November 16, 2023	$148.90	Relative	Not applicable	182%
2025	November 20, 2024	$241.55	Absolute	No	0%
2025	November 20, 2024	$241.55	Relative	Not applicable	125%
Terms of Restricted Stock Units and Stock Options
For fiscal year 2025, we continued our policy of allowing our named executive officers the choice of whether to receive all options, all performance-based RSUs, or a 50:50 split of the two award types for the 50% of their award that is not granted in PSUs. That choice is made well in advance of the grant date.
Restricted stock units. Our executive RSUs are subject to performance conditions to vesting based on meeting threshold levels of profitability measured by our actual adjusted earnings compared to board approved targeted levels of earnings for each of the three performance periods: (1) third fiscal quarter; (2) fourth fiscal quarter; and (3) the third and fourth fiscal quarters combined. One half of the RSUs granted may be earned based on the earnings for each of the third and fourth fiscal quarters. No more than 100% of the RSUs granted may be earned, and once the target is met for a performance period, all RSUs associated with that period are earned. If the target for a performance period is not met, none of the RSUs for that period are earned.
Once earned, the executive RSUs are subject to time-based vesting in one-third annual increments from the date of the grant, based on continued service with us, which facilitates retention and aligns with the interests of our long term stockholders. We do not pay dividends or dividend equivalents on any of our unvested equity awards including RSUs.
In August 2025, the committee determined that the performance condition for the November 2024 RSU grants to executive officers had been met as shown in the table below, and that 100% of the executive RSUs granted were earned. The earned RSUs remain subject to one-third annual vesting increments from the date of grant, based on continued service.

Performance Component	Threshold	Approximate Actual Performance	Percentage Earned of RSU Award for the Metric
Fiscal year 2025 third quarter adjusted earnings	$172,803	$348,572	50%
Fiscal year 2025 fourth quarter adjusted earnings	$180,249	$375,743	50%
2025 third and fourth quarter adjusted earnings	$353,052	$724,315	100%
Stock options. The 2009 Amended and Restated Plan--and best practices in the US and Australia--requires that the exercise price of options equal the fair market value on the grant date, as measured by the closing price of our common stock on the NYSE on that date. Stock options granted to named executive officers and certain other senior executives during the November annual grant process become exercisable one-third per year on November 11 of each year after the grant date, subject to the executive’s continued service with us, and have a seven-year term unless the executive’s employment with us ends.
The committee considers stock options performance-based compensation. The ultimate economic value received by an option recipient depends on our future stock price performance, and could be zero, if the stock price does not increase above the strike price. These features of stock options align our executives’ interests with stockholders’ interests.

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Perquisites and Other Benefits
During fiscal year 2025, after review by the committee, we continued the limited benefits described below to our named executive officers. The incremental cost to us for these benefits is described in the summary compensation table.
•We provide comprehensive periodic medical examinations to promote personal health and work/life balance. We believe this benefits us as well as the individuals through improved health, productivity, and longevity, and is consistent with Resmed’s mission as a health and wellness solutions innovator. None of our named executive officers utilized this program during fiscal year 2025.
•We also provided paid time-off, medical plans, dental plans, vision plans, tax-qualified defined contribution retirement plans (including matching contributions and government-mandated contributions). Named executive officers are eligible to participate in these benefit programs on the same basis as other similarly-situated employees in their respective locations. We provide our named executive officers with supplemental life and disability insurance benefits not generally available to employees outside of the U.S., although the disability insurance is generally available on the same terms to all US employees.
•We participate in an aircraft travel program to provide for more efficient use of time and to provide a more secure and confidential travel environment in which to conduct company business. This program is used primarily for business purposes but is available for personal use by our chief executive officer, and our non-officer chairman emeritus. Personal use by other named executive officers is on an exception basis and requires our chief executive officer’s approval. The aggregate incremental cost to us for any personal use is reviewed at least annually by the compensation and leadership development committee, and during fiscal year 2025, the committee used a guideline of $200,000 for the maximum value of an individual’s annual personal use.
Aircraft use by an employee, spouse or guest that does not constitute business use based on IRS guidance is treated as imputed income to the employee, based on the IRS standard industry fare level. We do not reimburse for taxes on the imputed income.
We believe that these policies are appropriate to provide increased productivity and security, as well as a comprehensive and competitive compensation package for our chief executive officer.
•We typically provide benefits in connection with sales incentive award travel programs, including travel, hotel, meals, entertainment, and other expenses of the executive officer and the officer’s spouse or guest. Our policy reflects the committee’s belief that our named executive officers’ attendance at these programs is a part of their general business duties and not a perquisite. The programs are primarily targeted for sales personnel and other key management who regularly interact with our customers and to recognize their contributions to us. The committee believes that participation by executive officers in these programs enhances the overall sales incentive programs and requires their attendance, to the extent determined by the appropriate operating officer. We provide these benefits on the same general basis as we provide to non-executives who qualify to participate in the programs, including a tax gross-up. The tax gross-up is provided to all participants so that they are not discouraged from participating in the program due to tax expenses that would otherwise be a personal expense.

Other Compensation Policies and Practices
Equity Ownership and Retention Guidelines
We have rigorous equity share ownership guidelines for our executive officers to improve long-term alignment of stockholder and management interests. Our guidelines require our chief executive officer to achieve stock ownership levels in Resmed common stock of at least six times his annual base salary, while all other named executive officers are required to own at least three times their respective annual salaries. All guidelines must be met within five years after appointment or promotion. In calculating stock ownership, we exclude both the value of restricted stock units or performance stock units subject to unmet performance criteria and stock options. We include executive restricted stock units subject to time-based vesting conditions. Any time these guidelines are not met (whether during the initial five-year period or after they have previously been met), then on vesting of PSUs, executive RSUs or option exercise, the officer must retain shares equal to 50% of the after-tax value of shares acquired on the vesting or exercise until the officer’s guidelines are met.
As of our June 30, 2025, fiscal year-end measurement date, each of our named executive officers are in compliance with our ownership guidelines.

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Change of Control, Termination, and Retirement Arrangements
Our named executive officers have limited contractual rights to receive severance payments if employment is terminated, as described below.
Change of Control Agreements
We have change of control agreements with each of our named executive officers and certain other members of our senior management team.
The change of control agreements we have with our executive officers provide for double-trigger accelerated vesting for stock options and restricted stock units on a change of control, while performance-based stock units are earned and vested as of the date of the change of control, with the number of units earned based on performance through the date of the change of control. These agreements also provide for double-trigger severance payments with a multiplier (based on position, which for our chief executive officer is two times, and for other named executive officers is one and one-half times) of salary, short-term incentive, and other benefits, to be made to our named executive officers if their employment is terminated under specified circumstances within six months before or one year after a change of control.
In August 2024, after review and consultation regarding market practices, the committee eliminated the payment of company contributions to retirement plans, unless required under local law, for a qualifying termination in connection with a change in control. Our agreements do not contain excise tax gross-up benefits, reflecting the committee’s view of best practice, and in response to views expressed by our stockholders. The agreements include instead a “best pay” limitation, which reduces the severance payments and benefits payable to the extent necessary so that no portion of any payments or benefits payable upon a change of control of our company would be subject to the excise tax under Section 280G of the US Internal Revenue Code if the reduction would result in the net after-tax amount payable to the employee being greater than the net amount received without the reduction. The agreements do provide a limited additional lump sum gross-up payment amount to offset any tax obligations attributable to the medical and dental health benefits in the event of a qualifying termination in connection with a change of control. A description of the material terms of our change of control agreements can be found in “Potential payments on termination or change of control.”
The committee believes that these agreements are needed to attract and retain senior level candidates considering the relatively specialized nature of our offerings and the continued potential for merger and acquisition activity in the medical technology market sector. Also, the committee believes that the agreements assure appropriate motivation by senior management to evaluate potential transactions that may involve us.
Equity Award Agreement Terms
All currently unvested PSUs, executive RSUs and stock options held by the named executive officers will only accelerate vesting on a double-trigger basis, that is, if the executive officer's employment is terminated under specified circumstances within six months before or one year after a change of control.
Deferred Compensation Plan
We maintain the ResMed Inc. Deferred Compensation Plan, under which eligible US employees (including executive officers) selected to participate in the deferred compensation plan may elect to defer a portion of their base salary, short-term incentive, commissions, and other specified compensation. The amounts deferred under the plan represent an unsecured general obligation to make payments to the participant in the future. Amounts deferred under the plan are credited to accounts maintained under the plan for each participant and are credited with earnings, gains, or losses based on investment options chosen by the participant.
The committee believes that the deferred compensation plan represents an additional retention tool for executive management, as well as an attractive vehicle in recruiting talent to our executive team.
Clawback Policy
In 2023, we updated our compensation recovery policy, which provides for the recovery of incentive compensation from our executive officers consistent with NYSE rules. In addition to the requirements of these rules, our updated policy includes stock options and other forms of time-based compensation as incentive compensation that is subject to recovery, or that may be used as a means of satisfying recovery obligations. The policy states that if Resmed is required to prepare a restatement

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(as defined in our compensation recovery policy), Resmed must recover the portion of any incentive-based compensation that is erroneously awarded, unless the compensation and leadership development committee determines that recovery would be impracticable. Recovery is required regardless of whether the executive officer or other senior management engaged in misconduct or otherwise contributed to the requirement for the restatement and regardless of whether or when restated financial statements are filed by Resmed. Additionally, we will recover compensation earned based on performance goals not related to a financial reporting measure and/or to awards that vest based on continued employment or service. All recovery shall occur in the amount and manner determined by the compensation and leadership development committee.
Hedging and Pledging Policy
We have a policy prohibiting our officers and directors from hedging or pledging their Resmed stock. See “Pledging and Hedging,” above.
Compensation and Leadership Development Committee Report
The compensation and leadership development committee has reviewed and discussed the compensation discussion and analysis with management, and based on the review and discussions, the compensation and leadership development committee has recommended to our board that the compensation discussion and analysis be included in our 2025 annual report on Form 10-K (where it is incorporated by reference) and in this proxy statement for the 2025 annual meeting of stockholders.
Compensation and Leadership Development Committee
Karen Drexler, Chair
Harjit Gill
Richard Sulpizio
Desney Tan

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Executive Compensation Tables
Summary Compensation Table
The following table sets forth summary information concerning the compensation awarded, paid to, or earned by each of our named executive officers for all services rendered in all capacities to us for the fiscal years ended June 30, 2025, 2024, and 2023. We compensate our executive officers in their residences’ local currency. The compensation amounts for named executive officers based outside of the US are presented in US dollars based on an average annual conversion rate for the relevant fiscal years.

Name and Principal Position	Year	Salary(a)(b)	Stock Awards(c)	Option Awards(d)	Non-Equity Incentive Plan Compensation(e)	All Other Compensation(f)	Total
Michael Farrell	2025	$1,214,150	$8,775,059	$2,925,007	$1,646,743	$113,584	$14,674,543
Chief executive officer	2024	$1,168,987	$8,400,057	$2,800,025	$1,613,032	$138,728	$14,120,829
	2023	$1,128,211	$8,249,986	$2,749,989	$1,510,264	$230,191	$13,868,641
Bobby Ghoshal	2025	$651,660	$2,400,078	$—	$550,001	$50,716	$3,652,455
Chief commercial officer, Residential Care Software	2024	$631,577	$2,299,905	$—	$558,618	$40,770	$3,530,870
	2023	$600,000	$1,650,047	$550,013	$475,780	$33,680	$3,309,520
Justin Leong	2025	$677,032	$2,600,037	$—	$552,478	$81,894	$3,911,441
Chief product officer	2024	$586,305	$2,399,823	$—	$497,856	$113,256	$3,597,240
Mike Rider	2025	$508,745	$1,400,005	$—	$311,363	$69,009	$2,289,122
Global general counsel and secretary	2024	$489,575	$1,300,072	$—	$311,789	$52,957	$2,154,393
Brett Sandercock	2025	$498,967	$2,600,037	$—	$407,171	$65,835	$3,572,010
Chief financial officer	2024	$471,039	$2,299,905	$—	$399,979	$62,642	$3,233,565
	2023	$467,002	$2,200,049	$—	$384,705	$57,934	$3,109,690
(a)Includes salary deferred under defined contribution retirement plans such as our US 401(k) plan, US deferred compensation plan, and Australia superannuation plan. Had these amounts not been deferred, they would have been payable to the officer in cash during the year. The table shows actual amounts paid in each fiscal year, which run from July 1 to June 30. Annual salary adjustments, when made for a fiscal year, are effective December 1 during that fiscal year.
(b)We pay Mr. Leong's and Mr. Sandercock’s base salary in Australian dollars. It is reported here in US dollars based on the fiscal year average annual exchange rates. The average annual exchange rate for fiscal year 2025 was approximately AUD:USD of 1 to 0.647. Earlier years are reported using the rates disclosed in prior years’ proxy statements.
(c)Stock awards include RSUs and PSUs issued under our 2009 Amended and Restated Plan, and are shown at the grant date fair value, as computed under FASB ASC Topic 718. See the footnotes to the “Grants of plan-based awards” table for further information on the valuation of stock awards. Since the PSUs are earned based solely on our absolute and relative TSR, they do not have performance conditions as defined under ASC 718, and so there are not maximum grant date fair values based on performance conditions that differ from the grant date fair values shown. The RSU maximum grant date value is equal to the target value, which is reflected in the table, because the target value is the maximum amount that can be earned from maximum performance under the RSU performance conditions.
(d)Option awards represent stock options issued under our 2009 Amended and Restated Plan, valued at the grant date computed under FASB ASC Topic 718, as described in more detail in the footnotes to the “Grants of plan-based awards” table.
(e)Represents actual payouts under our performance-based cash short-term incentive plan.

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(f)The amounts shown consist of our incremental cost for certain specified perquisites for our named executive officers, as follows:

Named Executive Officer	Personal Use of Company Aircraft(i)	Sales Incentive Award(ii)	Sales Incentive Award tax Gross-Up(ii)	Company Contribution to 401(k) and Non-US Retirement(iii)	Insurance Premiums(iv)
Michael Farrell	$50,688	$13,147	$3,092	$14,000	$32,657
Bobby Ghoshal	$0	$14,027	$1,732	$2,132	$32,825
Justin Leong	$0	$0	$0	$77,863	$4,031
Michael Rider	$0	$14,783	$3,706	$19,497	$31,023
Brett Sandercock	$0	$0	$0	$57,386	$8,449
(i)The calculation of the aggregate incremental cost for personal use of company aircraft includes the variable costs incurred as a result of personal flight activity, which includes fuel, trip related maintenance, universal weather monitoring, on-board catering, landing and ramp fees, excise taxes, and all other miscellaneous costs. No incremental cost for personal use of the aircraft is attributed to a named executive officer when the aircraft was scheduled to the destination for a business purpose, except to the extent spouses accompany the executive. Since our aircraft is primarily used for business purposes, the aggregate incremental cost excludes fixed costs, such as the monthly management fee and amortization, because such costs would have been incurred regardless of the personal use.
(ii)We provided certain named executive officers with benefits in connection with a sales incentive award travel program which is available to sales, marketing, and other non-executive employees. Amounts represent the cost of participation by named executive officers in that program. The cost includes the incremental cost to us of travel, hotel, meals, entertainment and other expenses of the executive officer and the officer’s spouse or guest. The cost shown as gross-up represents the amounts we reimburse the officer for the tax associated with portion of the program cost imputed as income to the officer in connection with the program. Attendance is part of our officers' management duty and enhances the effectiveness of the sales incentive program.
(iii)We contribute to the US 401(k) plan for each of our participating named executive officers on the same terms that apply to all other eligible employees. For fiscal year 2025, we made a discretionary matching contribution to the 401(k) plan for all US employees in an amount up to 4% of eligible participants’ base salary, normal short-term incentive payments and commissions subject to US Internal Revenue Code limits on the maximum amount of eligible compensation. We also contributed to the Resmed Limited superannuation plan in Australia at the government-mandated rate of 11.5%, based on total base salary, on the same terms that apply to all other eligible employees based in Australia.
(iv)We pay the cost of a long-term disability and life insurance policies that provide benefits for US-based employees (including US-based named executive officers) not generally available to employees outside of the US. Amounts shown represent insurance premiums paid for the fiscal year.

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Grants of Plan-Based Awards
The following table summarizes all grants of plan-based awards made to our named executive officers for the fiscal year ended June 30, 2025. In the table, PSU refers to our long-term performance-based stock units (with PSUaTSR, referring to our Absolute PSUs tied to our absolute TSR performance, and with PSUrTSR referring to our Relative PSUs tied to our relative TSR PSU performance compared to the TSR performance of the S&P 500 Index), RSU refers to performance-based restricted stock units, and STI refers to performance-based short-term cash incentives.

Named Executive Officer	Grant Date	Grant Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)(c)(d)			All Other Option Awards: Number of Securities Underlying Options(b)(e)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards(f)(g)
			Threshold	Target	Max	Threshold	Target	Max
Michael Farrell	11/20/2024	PSUrTSR				4,727	10,505	21,010			$2,925,117
	11/20/2024	PSUaTSR				5,483	10,965	21,930			$2,924,914
	11/20/2024	RSU				6,145	12,289	12,289			$2,925,028
	11/25/2024	Options							33,036	$249.56	$2,925,007
		STI	$807,198	$1,614,396	$3,228,792
Bobby Ghoshal	11/20/2024	PSUrTSR				970	2,155	4,310			$600,060
	11/20/2024	PSUaTSR				1,125	2,249	4,498			$599,921
	11/20/2024	RSU				2,521	5,042	5,042			$1,200,097
		STI	$260,664	$521,328	$1,042,656
Justin Leong	11/20/2024	PSUrTSR				1,050	2,334	4,668			$649,902
	11/20/2024	PSUaTSR				1,219	2,437	4,874			$650,070
	11/20/2024	RSU				2,731	5,462	5,462			$1,300,065
		STI	$270,825	$541,651	$1,083,302
Mike Rider	11/20/2024	PSUrTSR				566	1,257	2,514			$350,012
	11/20/2024	PSUaTSR				656	1,312	2,624			$349,976
	11/20/2024	RSU				1,471	2,941	2,941			$700,017
		STI	$152,624	$305,247	$610,494
Brett Sandercock	11/20/2024	PSUrTSR				1,050	2,334	4,668			$649,902
	11/20/2024	PSUaTSR				1,219	2,437	4,874			$650,070
	11/20/2024	RSU				2,731	5,462	5,462			$1,300,065
		STI	$199,596	$399,192	$798,383
(a)Represents potential payouts under our annual performance-based short-term cash incentive plan for fiscal year 2025. Threshold amounts shown are 50% of incentive opportunity, target amounts are 100% of the incentive opportunity, and maximum amounts are 200% of incentive opportunity. No amounts are earned for below threshold performance. Short-term incentive amounts actually earned for fiscal year 2025 are reflected in the Summary Compensation Table under the column entitled “Non-equity incentive plan compensation.”
(b)Our named executive officers received half the value of their annual equity award as PSUs and may choose to receive the remaining half value of their annual equity award as 100% performance based RSUs, 100% options, or 50% of each; with the final number of RSUs or options based on their value determined under FASB ASC Topic 718.
(c)RSU awards granted in fiscal year 2025 are earned based on performance targets for the third and fourth fiscal quarters of fiscal year 2025. Threshold amounts shown are 50% of the RSUs granted, assuming that only one of the 2025 third quarter or fourth quarter operating profit target is achieved. The target and maximum amounts shown are 100% of the RSUs granted assuming that both the third quarter and fourth quarter targets or the aggregate third and fourth quarter targets are achieved. Based on actual fiscal year 2025 performance, 100% of the units were earned. The earned units will vest annually over three years following the date of grant, subject to the executive's continued service.
(d)Two types of PSUs were granted in fiscal year 2025; 1) PSUrTSR are earned based on the relative TSR of the S&P 500 index over a three-year period starting on the November grant date, in amounts ranging from 45% - 200% of target amount granted, with threshold performance earning 45% of the PSUs granted, target performance earning 100% of the PSUs granted, and maximum performance earning 200% of the PSUs granted, with no payout for below threshold performance and linear interpolation between these goals; and 2) PSUaTSR are earned based on our absolute TSR performance over a four- year period starting on the November grant date (with an opportunity for an early earnout after three years), with threshold amounts equal to 50% of the PSUs granted, target amounts equal to

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100% of the PSUs granted, and maximum amounts equal to 200% of the PSUs granted, and no PSUs may be earned for performance below threshold performance.
(e)Stock options granted in fiscal year 2025 have an exercise price equal to the NYSE closing price of our common stock on the grant date; one-third are exercisable on November 11th of each of the three years following the grant date, subject to the executive's continued service. The stock options have a seven-year term.
(f)The dollar value of options represents the grant date fair value based on the Black-Scholes model of option valuation, computed in accordance with FASB ASC Topic 718. The actual value, if any, an executive may realize depends on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that an executive will realize a value at or near the value the Black-Scholes model estimates. The Black-Scholes model is based on an exercise price of $249.56, reflecting the closing price on the date of grant of November 25, 2024, and the remaining assumptions shown in footnote 10 “Stockholders Equity” to our financial statements contained in our Form 10-K for the fiscal year ended June 30, 2025, resulting in a grant date fair value per option share of $88.54.
(g)The dollar value of RSUs represents the grant date fair value computed under FASB ASC Topic 718, based on the probable outcome of the performance conditions, the closing share price of $241.55 for RSUs granted on November 20, 2024 less the present value of lost dividends of $3.53, resulting in a grant date fair value per share of $238.02. The probable outcome of the performance condition was 100% of target amount and the maximum payout is equal to the target payout.
(h)The dollar value for PSUs represents the grant date fair value computed under FASB ASC Topic 718, determined as of the grant date using the Monte-Carlo simulation method, which uses multiple input variables to estimate the probability of meeting the TSR objectives, which is a market condition under FASB ASC Topic 718. For PSUs based on absolute TSR granted on November 20, 2024, assumes $241.55 share price on the date of grant and estimated Monte Carlo valuation of 110.43% ($266.75 per target PSU), rounded to the nearest share. For PSUs based on relative TSR granted on the same date, the estimated Monte Carlo valuation was 115.28% ($278.45 per target PSU). Refer to the table below for the assumptions used for these Monte Carlo valuations.

Assumptions as of November 20, 2024 grant date	Absolute TSR	Relative TSR
Market price of stock	$241.55	$241.55
Simulation term	4 years	3 years
Expected stock volatility	32.32%	ResMed 34.48% / Peer avg. 31.0%
Risk-free interest rate	4.23%	4.22%
Correlation Coefficients	0%	ResMed .4542 / Peer avg. .5189
Dividend yield	0.88%	0.88%

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Outstanding Equity Awards at Fiscal Year-End
The following table summarizes outstanding equity awards held by our named executive officers at June 30, 2025.

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(a)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(b)	Market Value of Shares or Units of Stock That Have Not Vested(c)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested(c)
Michael Farrell	—	33,036	$249.56	11/25/2031	16,992	$4,383,936	12,289	(d)	$3,170,562
	18,489	36,979	$148.90	11/16/2030			15,758	(e)	$4,065,564
	24,379	12,190	$224.58	11/16/2029			5,483	(f)	$1,414,614
	59,894		$146.34	11/21/2026			33,826	(g)	$8,727,108
	40,047		$101.64	11/14/2025	4,098	$1,057,284	28,686	(h)	$7,400,988
							11,192	(i)	$2,887,536
							8,261	(j)	$2,131,338
Bobby Ghoshal	4,876	2,438	$224.58	11/16/2029	6,106	$1,575,348	5,042	(d)	$1,300,836
							3,233	(e)	$834,114
							1,125	(f)	$290,250
							6,946	(g)	$1,792,068
					841	$216,978	5,891	(h)	$1,519,878
							2,239	(i)	$577,662
							1,607	(j)	$414,606
Justin Leong	6,648	3,325	$224.58	11/16/2029	5,506	$1,420,548	5,462	(d)	$1,409,196
							3,501	(e)	$903,258
							1,219	(f)	$314,502
							7,248	(g)	$1,869,984
					878	$226,524	6,146	(h)	$1,585,668
							1,526	(i)	$393,708
							1,102	(j)	$284,316
Mike Rider					4,678	$1,206,924	2,941	(d)	$758,778
							1,886	(e)	$486,588
							656	(f)	$169,248
							3,926	(g)	$1,012,908
					476	$122,808	3,330	(h)	$859,140
Brett Sandercock	10,883		$101.64	11/14/2025	6,935	$1,789,230	5,462	(d)	$1,409,196
							3,501	(e)	$903,258
							1,219	(f)	$314,502
							6,946	(g)	$1,792,068
					841	$216,978	5,891	(h)	$1,519,878
							2,239	(i)	$577,662
							1,836	(j)	$473,688
(a)The table below shows the vesting schedule for the listed unexercisable options awards, by their expiration dates. Vesting is subject to continued service with the company through the vesting date.

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Expiration Date	Grant Date	Remaining Vesting Schedule
November 25, 2031	November 25, 2024	Three equal installments on November 11 of 2025, 2026 and 2027
November 16, 2030	November 16, 2023	Two equal installments on November 11 of 2025 and 2026
November 16, 2029	November 16, 2022	One installment on November 11 of 2025

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(b)The number of shares or units of stock that have not vested in this column includes outstanding unvested, but earned, performance-based RSUs. Earned performance-based RSUs shown were granted in November 2021, 2022, and 2023 and vest in three annual equal increments on November 11 of each year following the grant date. Banked PSUs are earned based on certified absolute TSR achievement during the first three years of the performance period, and are paid after the end of three years. The banked PSUs were granted in November 2023. The table below shows the vesting schedules for these remaining unvested earned performance-based RSUs and unvested banked PSUs. Vesting is subject to continued service with the company through the vest date.

Named executive officer	RSUs vesting during fiscal year 2026	RSUs vesting during fiscal year 2027	Banked PSUs vesting during fiscal year 2027
Michael Farrell	10,568	6,424	4,098
Bobby Ghoshal	3,467	2,639	841
Justin Leong	2,753	2,753	878
Mike Rider	2,846	1,832	476
Brett Sandercock	4,296	2,639	841
(c)The market value is calculated by multiplying the number of RSUs and PSUs by the closing price of our common stock ($258) on the NYSE at June 30, 2025, the last business day of fiscal year 2025.
(d)Represents performance-based RSUs that were granted to our executive officers in November 2024 under our 2009 Amended and Restated Plan and are earned based on earnings performance targets for the third and fourth fiscal quarters of fiscal year 2025. On June 30, 2025, these shares were unearned because the committee had not yet determined whether any target had been achieved. The number of RSUs and market values shown in these columns represent 100% of the RSUs granted, based on the assumption that the targets would be achieved. In fact, the committee determined in August 2025 that the targets were achieved and the RSUs were earned. The earned RSUs are subject to vesting over three years following the November 20, 2024 date of grant based on continuous service with the company through the vest date. Because the information in this table is reported as of June 30, 2025, these shares are shown as unearned in the table.
(e)Represents fiscal year 2025 unearned PSUs based on relative TSR granted in November 2024, that are eligible to be earned and vest for the three-year performance period ending November 19, 2027. In accordance with SEC rules, PSUs granted November 2024 are shown at 150% of the target PSUs granted, representing the maximum number of PSUs that would be earned as our relative TSR performance over the interim performance period from November 2024 through June 30, 2025 slightly exceeded target.
(f)Represents fiscal year 2025 unearned PSUs based on absolute TSR granted in November 2024, that are eligible to be earned and vest for the four-year performance period ending November 19, 2028, subject to possible acceleration to a three-year performance period, depending on our absolute TSR performance for the performance period. In accordance with SEC rules, PSUs granted November 2024 are shown at 50% of the target PSUs granted, representing the minimum number of PSUs that would be earned as our absolute TSR performance over the interim performance period from November 2024 through June 30, 2025 was below threshold goal.
(g)Represents fiscal year 2024 unearned PSUs based on relative TSR granted in November 2023, that are eligible to be earned and vest for the three-year performance period ending November 15, 2026. In accordance with SEC rules, PSUs granted November 2023 are shown at 200% of the target PSUs granted, representing the number of PSUs that would be earned at maximum performance as our relative TSR performance over the interim performance period from November 2023 through June 30, 2025 was between target and maximum goal.
(h)Represents fiscal year 2024 unearned PSUs based on absolute TSR granted in November 2023, that are eligible to be earned and vest for the four-year performance period ending November 15, 2027, subject to possible acceleration to a three-year performance period, depending on our absolute TSR performance for the performance period. In accordance with SEC rules, PSUs granted November 2023 are shown at 200% of the target PSUs granted, representing the number of PSUs that would be earned at maximum performance as our absolute TSR performance over the interim performance period from November 2023 through June 30, 2025 was at maximum goal. Does not include the 25% earned and banked PSUs for this performance period, which are reflected in the unvested column. See footnote (b) above.
(i)Represents fiscal year 2023 unearned PSUs based on absolute TSR granted in November 2022, that are eligible to be earned and vest for the four-year performance period ending November 15, 2026, subject to possible acceleration to a three-year performance period, depending on our absolute TSR performance for the performance period. In accordance with SEC rules, PSUs granted November 2022 are shown at 50% of the target PSUs granted, representing the number of PSUs that would be earned at threshold performance as our absolute TSR performance over the interim performance period from November 2022 through June 30, 2025 was below threshold goal.
(j)Represents fiscal year 2022 unearned PSUs based on absolute TSR granted in November 2021 that are eligible to be earned and vest for the four-year performance period ending November 17, 2025 depending on our absolute TSR performance for the performance period. In accordance with SEC rules, PSUs granted November 2021 are shown at 50% of the target PSUs granted, representing the number of PSUs that would be earned at threshold performance, as our absolute TSR performance over the interim performance period from November 2021 through June 30, 2025 was below threshold goal.

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Option Exercises and Stock Vested
The following table summarizes the shares acquired by each of our named executive officers during the fiscal year ended June 30, 2025, by exercising options or by the vesting of RSUs or PSUs.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise	Value Realized on Exercise(a)	Number of Shares Acquired on Vesting	Value Realized Upon Vesting(b)
Michael Farrell	113,460	$15,710,844	16,337	$4,123,132
Bobby Ghoshal	38,118	$3,532,454	4,589	$1,158,172
Justin Leong	0	$0	2,753	$694,802
Mike Rider	0	$0	3,115	$780,479
Brett Sandercock	—	$—	5,578	$1,407,776
(a)Represents the aggregate of the market price at exercise, less the exercise price, for each share exercised.
(b)Represents the value deemed realized based on the closing price of our common stock on the date prior to the vesting date multiplied by the number of shares vested.
Nonqualified Deferred Compensation
We maintain a deferred compensation plan which allows participants to defer receiving some of their eligible compensation to a future date, with an opportunity to earn tax-deferred returns on the deferrals. The following table sets forth summary information regarding our named executive officers’ contributions to, and account balances under, our deferred compensation plan for and as of the fiscal year ended June 30, 2025.

Named executive officer	Executive contributions in fiscal year 2025 (a)	Registrant contributions in fiscal year 2025(b)	Aggregate earnings in fiscal year 2025(c)	Aggregate withdrawals/ distributions	Aggregate balance at end of fiscal year 2025 (d)
Michael Farrell	$0	$0	$0	$0	$0
Bobby Ghoshal	$325,678	$0	$418,900	$0	$3,411,657
Justin Leong	$0	$0	$0	$0	$0
Michael Rider	$228,935	$0	$181,949	$0	$1,995,315
Brett Sandercock	$0	$0	$0	$0	$0
(a)Represents amounts that the named executive officers elected to defer in fiscal 2025. These amounts represent compensation earned by the named executive officers in fiscal 2025, and are also reported in the “Salary” or “Non-equity incentive plan compensation” columns in the “Summary Compensation Table” above.
(b)Represents amounts credited in fiscal 2025 as company contributions, if any, to the accounts of the named executive officer. Any amounts would be also reported in the “Summary Compensation Table” above under the “All Other Compensation” column.
(c) Represents net amounts credited to the named executive officers’ accounts as a result of performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. These amounts do not represent above-market earnings, and thus are not reported in the “Summary Compensation Table.”
(d)Aggregate balance as of June 30, 2025 includes all contributions from earned income through fiscal 2025 and investment income reported by June 30, 2025. These balances include the following aggregate amounts that are reported as compensation in this proxy statement in the “Summary Compensation Table” for fiscal years 2025, 2024, and 2023. ($961,670 for Mr. Ghoshal, and $409,720 for fiscal years 2025 and 2024 for Mr. Rider).

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General
We designed our deferred compensation plan to attract and retain key employees by providing participants an opportunity to defer receipt of a portion of their salary, short-term incentive cash payments, and commissions. The plan is an unfunded plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974. Deferred amounts under the plan are our general unsecured obligations and are subject to our ongoing financial solvency. Employees who are part of a select group of management or highly compensated employees are eligible to participate in the deferred compensation plan.
Contributions
Participants may elect to defer up to 75% of each of base salary, short-term incentive cash payments, and commissions for the plan year. Although the plan permits us to make discretionary contributions from time to time, during fiscal 2025, we did not make any discretionary contributions.
Distributions
Participants may elect to take distributions on: (1) participant’s separation from service with us; (2) a specified date; (3) participant’s permanent disability; (4) participant’s death; (5) change of control of Resmed; or (6) unforeseeable emergency. Participants will receive a lump sum payment of those benefits, or if elected by the participant, in installments. Notwithstanding other elections, all distributions due to death or permanent disability will be payable in a single lump sum. In fiscal 2025, to maintain the ongoing flexibility of our deferred compensation plan, our compensation and leadership development committee approved the addition of two additional in-service accounts and an additional separation of service account, which permits long term participants additional flexibility for payment of deferred compensation.
Vesting
Participants are always 100% vested in amounts they defer. Participants are vested in discretionary contributions according to vesting schedules established by the plan’s administrative committee; however, discretionary contributions will become 100% vested on the earliest to occur of: (1) the participant’s death; (2) the participant’s permanent disability; or (3) a change of control of Resmed.
Investment options
Earnings on amounts contributed to our deferred compensation plan are based on participant selections among the investment options determined by the plan’s administrative committee. This committee has the sole discretion to discontinue, substitute, or add investment options at any time. Participants can select from among these investment options for purposes of determining the earnings or losses that we will credit to their plan accounts, but they do not have an ownership interest in the investment options they select. No “above market” crediting rates are offered under the deferred compensation plan. Invested amounts may be transferred among available plan investment options. The investment options under the deferred compensation plan and their annual rates of return for fiscal year 2025 are in the table below:

Name of Investment Option	Rate of Return Through June 30, 2025
Fidelity VIP Government Money Mkt Svc	4.48%
Vanguard VIF Total Bond Market Index	5.99%
MFS VIT Total Return Bond Initial	6.65%
Dimensional VIT Infl-Protd Secs Instl	6.28%
MFS VIT Value Initial	11.89%
Fidelity VIP Index 500 Init	15.06%
American Funds IS Growth 2	24.86%
LVIP American Century Md Cp ValStdII	10.52%
Vanguard VIF Mid Cap Index	17.32%
Empower T. Rowe Price Mid Cp Gr Inv	6.33%
Macquarie VIP Small Cap Value Series Svc	7.26%

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Name of Investment Option	Rate of Return Through June 30, 2025
Empower S&P SmallCap 600® Index Inv	4.24%
Vanguard VIF Small Company Growth	6.09%
MFS VIT II International Intrinsic Value Init	20.16%
Vanguard VIF International Inv	17.50%
Potential Payments on Termination or Change of Control
Change of Control Agreements
We have maintained agreements with each of our named executive officers and certain other members of senior management (a total of 15 currently employed persons as of September 19, 2025), that provide certain change of control payments and benefits. The term of each agreement is for three years commencing March 1, 2025, with automatic three-year renewal terms. In accordance with best practices regarding acceleration of equity in connection with a change of control, these agreements generally provide for double-trigger acceleration of time-vested equity, while performance-based stock units are earned and vested as of the date of the change of control, with the number of units earned based on performance through the date of the change of control.
If at any time during the period that starts six months before and ends one year after the effective date of a “change of control,” an executive terminates employment under certain conditions described below, then the executive will be entitled to receive certain compensation and benefits from us. The conditions that entitle an executive to additional compensation (a “qualifying termination”) are:
•the executive voluntarily terminates employment for “good reason” (as defined in the agreement and summarized below); or
•we terminate the executive’s employment other than for “cause” (as defined in the agreement and summarized below); or
•we terminate the executive’s employment other than for “cause” before the change of control, and the termination is at the request of the successor entity or is otherwise in anticipation of the change of control.
In the event of a qualifying termination, the executive will be entitled to compensation and benefits, including the following:
•the pro rata portion of short-term incentive amounts earned through the date of termination;
•a severance payment equal to two times (in the case of our chief executive officer), or one and one- half times (in the cases of the other named executive officers), the sum of the executive’s:
•highest annual rate of base salary paid to the executive during the three-year period ending on the date the executive is terminated (the “termination base salary”); plus
•the higher of (1) the highest actual short-term incentive amounts received by the executive during the past three years before the year of termination; or (2) a specified percentage of the termination base salary (135% in the case of our chief executive officer, and from 60% to 80% in the case of our other named executive officers); plus
•the annual amount we would be required to contribute on the executive’s behalf under any pension, 401(k), deferred compensation, and other retirement plans based on the executive’s termination base salary. The compensation and leadership development committee eliminated this contribution benefit in August 2024, unless the contribution is otherwise required by local law.
•the executive will become fully vested in accrued benefits under all pension, 401(k), deferred compensation, and any other retirement plans maintained by us;
•all of the executive’s unvested stock options, and shares of restricted stock, RSUs, and performance units will vest in full, except that performance units are earned based on actual TSR and relative TSR performance employing a truncated performance period (through the date of the termination), and for the Absolute TSR PSUs compared to adjusted goals based on the required compound annualized growth rates that reflect the truncated period as of the termination date;
•we will provide payment for medical and dental health benefit premiums for two years (for our chief executive officer) or one and one-half years (for the other named executive officers, other than for Messrs. Leong and Sandercock who are provided these benefits through the government programs of Australia) following the termination date, plus an additional lump sum gross-up payment amount to offset any tax obligations attributable to the medical and dental health benefits; and

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•the agreement has a “best pay” provision, so that severance payments will be reduced to the extent necessary so that no portion of any payments payable upon a change of control would be subject to the excise tax under Section 280G of the Internal Revenue Code, if the reduction would result in the net amount payable to the employee being greater than the net amount received without the reduction.
All payments under the change of control agreements are designed to be paid in lump sum, subject to certain restrictions set forth in US Internal Revenue Code section 409A.
Throughout the change of control payout period (two years for our chief executive officer, and one and one-half years for the other named executive officers), the executive will be obligated not to induce any person in our employment to terminate employment or accept employment with anyone other than us or, subject to certain limited exceptions, engage in any business or activity or render any services or provide any advice to any person, activity, business or entity that directly or indirectly competes in any material manner with us, or meaningfully support any person, business, entity or activity or initiate or further that competing business or activity. The restriction on post-termination employment will not apply to executives residing in California, to the extent the restriction is not consistent with California law. In addition, as a condition to payment and providing any benefits under the agreements, the executive must deliver a general release of claims in favor of us.
The agreements’ initial terms expire on the effective date’s third anniversary. Unless either party gives notice of its intention not to renew, the term will be automatically extended for successive three-year periods. All our currently-employed named executive officers’ agreements expire March 1, 2028, except for Mr. Rider, whose agreement expires July 1, 2026. All executive officers' agreements are subject to auto-renewal.
“Cause” is generally defined as the executive’s (a) conviction or plea of guilty or nolo contendere of a misdemeanor involving moral turpitude, dishonesty or a breach of trust; (b) commission of any act of theft, fraud, embezzlement or misappropriation against us; (c) failure to devote substantially all of the executive’s business time to our business affairs or material breach of the terms of any employment-related agreement; (d) failure to comply with any corporate policies that results or is likely to result in substantial injury, financial or otherwise, to us or our reputation, or a violation of any corporate policy relating to harassment, discrimination, or sexual misconduct; (e) unauthorized disclosure or use of our confidential information, that results or is likely to result in substantial injury, financial or otherwise, to us or our reputation; (f) violation of any rules or regulations of any governmental or regulatory body, that results or is likely to result in substantial injury, financial or otherwise, to us or our reputation; or (g) abuse of drugs, alcohol or illegal substances that results or is likely to result in substantial injury, financial or otherwise, to us or our reputation.
A “change of control” is generally defined as (a) a transaction or series of transactions whereby any person or related group of people directly or indirectly acquires beneficial ownership of our securities possessing more than 50% of the total combined voting power of our securities outstanding immediately after the acquisition, subject to certain exceptions; (b) individuals who currently constitute the board cease for any reason to constitute at least a majority of the board, subject to certain exceptions; (c) the consummation by us of (1) a merger, consolidation, reorganization, or business combination, subject to certain exceptions; (2) a sale or other disposition of all or substantially all of our assets in any single transaction or series of related transactions, subject to certain exceptions; or (3) the acquisition of assets or stock of another entity, subject to certain exceptions; or (d) our stockholders approve a liquidation or dissolution of us.
“Good reason” is generally defined as (a) the assignment to an executive of duties, responsibilities, authority, or reporting relationship that are materially diminished when compared to the executive’s duties, responsibilities, authority, or reporting relationship immediately before the change of control (including no longer reporting to the chief executive officer or board of the parent company), except in connection with the termination of the executive’s employment for cause, death or disability, or by the executive other than for good reason; (b) a material reduction in the executive’s base salary as in effect at the time of the change of control; (c) any material diminution in the aggregate benefits provided to the executive under benefit plans and arrangements in which the executive is participating at the time of the change of control, unless an equitable arrangement (in an ongoing substitute or alternative plan) has been made with respect to the plan or arrangement; (d) any failure to continue in effect, or any material reduction in target short-term incentive opportunity or any material increase in target performance objectives under, any short-term incentive or incentive plan or arrangement in which the executive is participating at the time of the change of control, which results in a material negative change in the executive’s short-term incentive or incentive compensation, unless an equitable arrangement (in an ongoing substitute or alternative plan) has been made with respect to such plan or arrangement with a comparable target short-term incentive opportunity and comparable target performance objectives; (e) any material diminution in the budget over which the executive retains authority at the time of the change of control; (f) any action that requires either (i) the executive be based at least 50 miles away from both the executive’s office location and executive’s primary residence; or (ii) a change in the company's remote work policies that substantially restricts the executive’s ability to perform their duties and responsibilities remotely; (g) any failure to obtain the assumption of the change of control agreement by any successor or assign of Resmed; or (h) any other action or inaction by Resmed that constitutes a material breach of the change of control agreement under which the executive provides services at the time of the change of control.

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Equity Award Terms – Options and RSUs
Our stock option and RSU grant agreements provide accelerated vesting only on termination due to death or permanent disability, or on a termination in connection with a change of control and qualifying under the double-trigger benefits described in the section “Change of Control Agreements” above.
On a qualifying retirement, RSU grants and option awards will vest pro-rata, based on the number of days employed during the vesting period, and vested options granted in fiscal year 2018 and later years may be exercised until the earlier of (1) 36 months after retirement or (2) the original grant term. For these purposes, a “qualifying retirement” occurs when an employee terminates service after (a) sixty years of age and (b) completion of five years of continuous service with us. Mr. Rider is the only named executive officer who is currently eligible for the qualifying retirement provision.
For grants made in fiscal year 2017 and earlier, our forms of option agreement did not extend the exercise period after a qualifying retirement. These existing grant agreements have not been modified, and these legacy option grant agreements will continue to apply until the covered awards have been exercised.
Equity Award Terms – Long-Term PSUs
Our form of PSU agreement provides that in the event of a change of control, death, permanent disability, an involuntary termination without cause, voluntary termination for good reason, or a qualifying retirement, the following terms and number of units earned in these situations are calculated as follows:
•Change of control: Absolute TSR performance is measured by compound annual growth rate, and relative TSR is measured based on relative performance, through the date of the change of control, compared to pro-rated goals, in the case of the Absolute TSR PSUs, and the original goals, in the case of the Relative TSR PSUs, which determines the number of units earned.
•Death or permanent disability: 100% of target units are earned as of the date of the event.
•Termination by company without cause or by executive for good reason (other than in connection with a change of control) or for qualifying retirement: absolute and relative TSR performance is measured through the date of termination, compared to a prorated performance target that reflect the truncated period, and the number of units so earned are then pro-rated based on the length of executive’s service during the performance period.
•Termination by company for cause or by executive without good reason: all unearned units are forfeited. “Cause” and “good reason” are defined the same as in our change of control agreements described above.
We believe that adjusting pro-rata the target and performance period measurement for PSUs in the absence of a change of control for involuntary terminations without cause, voluntary terminations for good reason, or qualifying retirement, but requiring forfeitures for terminations with cause or resignations without good reason, is an appropriate balance that reflects partial service during the vesting period of the PSUs, while maintaining the performance incentives. We also believe that measuring TSR performance through the date of a change of control, with no proration for the service period, better reflects the performance nature of the incentive, while recognizing that a change of control disrupts the performance metric for future periods.
Estimated Value of Benefits
The following table presents our reasonable estimate of the benefits payable to our named executive officers under our agreements, assuming that the triggering event (either a change of control, a qualifying termination in connection with a change of control, death or disability, or a qualifying termination not in connection with a change of control) occurred on June 30, 2025, the last business day of fiscal year 2025. Our closing stock price on the NYSE on June 30, 2025 (the last trading day of fiscal 2025) was $258.00. The table excludes benefits provided to all employees, such as accrued vacation, and benefits provided by third parties under our health and other insurance policies available to all employees. It also excludes the value of the named executive officer’s deferred compensation account, which would be payable on termination of employment for any reason. While we have made reasonable assumptions regarding the amounts payable, there can be no assurance that in the event of a triggering event our named executive officers would receive, in addition to the cash compensation earned for the period, the amounts reflected below. The compensation amounts for our Australia-based named executive officers are presented in US dollars based on the exchange rate in effect at the close of business June 30, 2025 of .6582 USD to 1 AUD.

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Named Executive Officer	Triggering Event	Cash Severance(a)	Health and Insurance(b)	Health Tax Gross Up(b)	Value of Option, RSU, and PSU Acceleration(c)	Total Value(d)
Michael Farrell	Change of control	$0	$0	$0	$20,975,782	$20,975,782
	Change of control and qualifying termination	$7,471,750	$65,313	$63,307	$20,975,782	$28,576,152
	Disability	$0	$1,247,485	$0	$36,444,819	$37,692,304
	Death	$0	$500,000	$0	$36,444,819	$36,944,819
	Qualifying termination (without change of control)	$0	$0	$0	$8,700,661	$8,700,661
Bobby Ghoshal	Change of control	$0	$0	$0	$4,744,120	$4,744,120
	Change of control and qualifying termination	$2,355,927	$49,238	$47,725	$4,744,120	$7,197,010
	Disability	$0	$1,010,725	$0	$7,842,376	$8,853,101
	Death	$0	$500,000	$0	$7,842,376	$8,342,376
	Qualifying termination (without change of control)	$0	$0	$0	$1,786,458	$1,786,458
Justin Leong	Change of control	$0	$0	$0	$4,810,557	$4,810,557
	Change of control and qualifying termination	$2,459,429	$6,151	$0	$4,810,557	$7,276,137
	Disability	$0	$329,100	$0	$7,368,662	$7,697,762
	Death	$0	$329,100	$0	$7,368,662	$7,697,762
	Qualifying termination (without change of control)	$0	$0	$0	$1,869,692	$1,869,692
Michael Rider	Change of control	$0	$0	$0	$2,978,144	$2,978,144
	Change of control and qualifying termination	$1,549,184	$46,534	$45,104	$2,978,144	$4,618,966
	Disability	$0	$173,306	$0	$3,625,932	$3,799,238
	Death	$0	$500,000	$0	$3,625,932	$4,125,932
	Qualifying termination (without change of control)	$0	$0	$0	$1,523,321	$1,523,321
Brett Sandercock	Change of control	$0	$0	$0	$4,996,643	$4,996,643
	Change of control and qualifying termination	$1,846,646	$12,893	$0	$4,996,643	$6,856,182
	Disability	$0	$329,100	$0	$8,295,990	$8,625,090
	Death	$0	$329,100	$0	$8,295,990	$8,625,090
	Qualifying termination (without change of control)	$0	$0	$0	$1,798,217	$1,798,217
(a)Represents the dollar value of cash severance for all officers based on (i) their target cash incentive earned as of June 30, 2025, plus (ii) their applicable multiple times base salary as of June 30, 2025, and plus (iii) their applicable multiple times the highest of short-term cash incentive payout received during the past three years prior to the fiscal year of the termination or the target incentive amount as of June 30, 2025. The fiscal 2025 target incentive was determined to be the highest, except for Mr. Ghoshal and Mr. Rider whose fiscal 2024 incentive payout was determined to be the highest.
(b)For our U.S.-based executives, represents continued medical and dental premiums for the payout period, based on our current costs to provide such coverage. When the triggering event is due to a change of control and qualifying termination, the amount includes a tax

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gross-up. When the triggering event is termination due to disability, the amount also includes the present value of monthly payments of executive disability through age 65 using the long-term applicable federal rate for June 30, 2025. When the triggering event is termination due to death, includes the life insurance proceeds payable upon death. Mr. Sandercock and Mr. Leong, located in Australia, are covered under a separate government sponsored retirement plan for these benefits and do not receive these benefits from the Company under these scenarios.
(c)The value of accelerated vesting scenarios of equity awards are all based on closing price of our common stock on the NYSE on June 30, 2025 of $258. Includes banked PSUs earned at target when that result is greater than its prorated performance result in connection with an accelerated vesting event. For change of control only, and for a change of control with qualifying termination, the value of PSUs reflects the earning of outstanding PSUs based on our TSR performance as of such date as compared to adjusted goals based on the required compound annualized growth rates for Absolute TSR PSUs, and the original relative TSR goals for the Relative TSR PSUs, for the truncated period. The value of PSUs for a qualifying termination without cause or for good reason (without change of control) and for retirement is also based on TSR performance as of such date as compared to adjusted goals based on the required compound annualized growth rates for Absolute TSR PSUs, and the relative TSR for the Relative TSR PSUs, for the truncated period, but the number of PSUs is pro-rated for time served during the performance period. PSUs based on absolute TSR granted in November 2021, 2022 and November 2024 would not have any value not having met threshold performance. The value of accelerated vesting of outstanding performance-based RSUs and PSUs in the event of death and disability is calculated at 100% of target. The value of accelerated vesting of options in the event of death or disability is 100% of the options less applicable exercise price, and in the event of retirement, they are based on a prorated calculation from grant date to retirement date (less applicable exercise price). For Mr. Rider the amounts shown for a qualifying termination (without change of control) would also be payable upon retirement; he is the only NEO eligible for this retirement benefit.
(d)Excludes the value to the executive of the continued right to indemnification by us. Executives will be indemnified by us and will receive continued coverage under our directors’ and officers’ liability insurance (to the extent applicable). There was no reduction in pay as a result of the best pay provisions.
Chief Executive Officer Pay Ratio
We are providing information about the relationship between the annual total compensation of our chief executive officer and an estimate of the median of the annual total compensation of our other employees. This information is required by the US Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules. We have used June 30, 2025, as the date for establishing the employee population used in identifying the median employee and the fiscal year ending on that date as the measurement period. We captured all full-time, part-time and temporary employees as of that date, consisting of 10,596 individuals. We identified a new median employee using total target cash including base salary or wages and target incentive payments, due to turnover. The annual total compensation of the median employee for the fiscal year ending June 30, 2025, was $78,354; and the annual total compensation of our chief executive officer for purposes of determining this pay ratio was $14,674,543. The annual total compensation of the median employee and the annual total compensation of the chief executive officer were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Based on this information, for fiscal year 2025, we estimate the ratio of the annual total compensation of our chief executive officer to the annual total compensation of our median employee was approximately 187 to 1.

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Pay versus Performance
In accordance with Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between “compensation actually paid” to our Chief Executive Officer, or Principal Executive Officer (PEO), and our other named executive officers (Non-PEO NEOs) and certain financial performance measures for the fiscal years ended on June 30, 2025, June 30, 2024, June 30, 2023, June 30, 2022, and June 30, 2021. For further information on Resmed's pay-for-performance philosophy and how executive compensation aligns with Company performance, refer to the above section entitled “Compensation Discussion & Analysis” (“CD&A”).

Fiscal Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for non-PEO NEOs(3)	Average Compensation Actually Paid to non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	Adjusted Net Sales ($M)(6)
					RMD Total Shareholder Return	Dow Jones US Med. Equipment Total Shareholder Return(5)
2025	$14,674,543	$29,631,927	$3,356,257	$5,832,409	$134.38	$149.50	$1,400.7	$5,137.0
2024	$14,120,829	$10,329,790	$3,129,017	$2,578,989	$99.70	$131.90	$1,021.0	$4,720.2
2023	$13,868,641	$16,867,038	$4,147,542	$4,909,275	$113.80	$129.79	$897.6	$4,163.2
2022	$11,659,215	$4,374,620	$3,625,326	$-55,486	$109.18	$114.04	$779.4	$3,616.1
2021	$10,389,326	$32,799,199	$4,165,235	$12,203,786	$128.40	$135.10	$474.5	$3,174.3
(1)Resmed has had one Principal Executive Officer or “PEO”, Mr. Michael Farrell, during fiscal years 2025, 2024, 2023, 2022, and 2021.
(2)SEC rules require certain adjustments be made to the “Total” column as reported in the Summary Compensation Table to determine “Compensation Actually Paid” as reported in the Pay versus Performance Table (“PVP Table”). “Compensation Actually Paid” does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. The equity values are calculated in accordance with ASC Topic 718, with dividends being reflected in the fair value of the award. Valuation assumptions used to calculate fair values used a consistent process as done on the date of grant and were not materially different from those disclosed at the time of grant. The closing stock price of our common stock on June 30, 2020, June 30, 2021, June 30, 2022, June 30, 2023, June 28, 2024 and June 30, 2025, was $192.00, $246.52, $209.63, $218.50, $191.42 and $258.00 respectively. The following tables detail these adjustments for the PEO:

PEO
Prior FYE	6/30/2020	6/30/2021	6/30/2022	6/30/2023	6/30/2024
Current FYE	6/30/2021	6/30/2022	6/30/2023	6/30/2024	6/30/2025
Fiscal Year	2021	2022	2023	2024	2025
Summary Compensation Table Total	$10,389,326	$11,659,215	$13,868,641	$14,120,829	$14,674,543
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(7,700,011)	$(9,000,005)	$(10,999,975)	$(11,200,082)	$(11,700,066)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$9,967,171	$6,170,624	$10,216,009	$15,633,403	$12,355,266
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$15,351,855	$(5,637,001)	$(1,315,735)	$(6,504,731)	$12,832,494
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$—	$—	$—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$4,790,858	$1,181,787	$5,098,098	$(1,719,629)	$1,469,689
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—	$—	$—
Total Adjustments	$22,409,873	$(7,284,595)	$2,998,397	$(3,791,039)	$14,957,384
Compensation Actually Paid	$32,799,199	$4,374,620	$16,867,038	$10,329,790	$29,631,927

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(3)Non-PEO NEOs included for the fiscal years 2025, 2024, 2023, 2022, and 2021 are reflected in the table below:

Fiscal Year	Non-PEO NEOs
2025	Bobby Ghoshal, Justin Leong, Michael Rider, Brett Sandercock
2024	Bobby Ghoshal, Justin Leong, Michael Rider, Brett Sandercock
2023	Lucile Blaise, Rob Douglas, Bobby Ghoshal, Brett Sandercock
2022	Rob Douglas, Bobby Ghoshal, Jim Hollingshead, David Pendarvis, Brett Sandercock
2021	Rob Douglas, Jim Hollingshead, Brett Sandercock, Raj Sodhi
(4)As discussed in footnote 2, SEC rules require certain adjustments to be made to determine “compensation actually paid” as reported in the Pay versus Performance table above. The following table details these adjustments to the Average Summary Compensation Table Total for Non-PEO NEOs.

Average of Non-PEO NEOs
Prior FYE	6/30/2020	6/30/2021	6/30/2022	6/30/2023	6/30/2024
Current FYE	6/30/2021	6/30/2022	6/30/2023	6/30/2024	6/30/2025
Fiscal Year	2021	2022	2023	2024	2025
Summary Compensation Table Total	$4,165,235	$3,625,326	$4,147,542	$3,129,017	$3,356,257
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(2,775,010)	$(2,500,046)	$(2,821,097)	$(2,074,926)	$(2,250,039)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$3,708,490	$1,328,777	$2,643,811	$2,725,662	$2,458,910
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$5,495,623	$(1,432,485)	$(346,310)	$(911,343)	$2,059,298
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$—	$—	$—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,609,448	$390,289	$1,285,329	$(289,421)	$207,984
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$(1,467,347)	$—	$—	$—
Total Adjustments	$8,038,551	$(3,680,812)	$761,733	$(550,028)	$2,476,152
Compensation Actually Paid	$12,203,786	$(55,486)	$4,909,275	$2,578,989	$5,832,409
(5)The Dow Jones U.S. Medical Equipment index is one of the two index peer groups disclosed in our 10-K and we selected this index as our peer group for purposes of this disclosure, which is comprised of 61 companies from the Dow Jones U.S. Broad Stock Market Index that are classified in the DJICS Medical Equipment subsection. The Company’s relative TSR PSUs did not use this relative TSR as a financial performance measure. See the CD&A section titled “Long Term Incentives” in this Proxy Statement for additional information.
(6)Adjusted Net Sales represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our NEOs, including our Chief Executive Officer, for the most recently completed fiscal year to the Company’s performance. Up to 50% of cash incentive opportunity for our NEOs is based on our Adjusted Net Sales performance. Adjusted Net Sales is a non-GAAP measure and is calculated as net sales on a GAAP basis excluding the impact of revenue from acquisitions completed after the establishment of the internal financial plan, as applicable, and foreign currency fluctuations. For a reconciliation of Adjusted Net Sales to the most directly comparable GAAP financial measure and insight into how Adjusted Net Sales is considered by management, please see Page 67 under “Elements of Compensation - Annual Cash Incentive Plan - Incentive Plan Adjustments.”
Analysis of the Information Presented in the Pay versus Performance Table
In this section, we provide a graphic analysis showing, for the past four years, the relationship between our PEO’s and the Average of the Non-PEO NEOs’ “Compensation Actually Paid” and (i) the Company’s Adjusted Net Sales, (ii) the Company’s

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Net Income and (iii) the Company’s TSR, and additionally, the TSR of the Dow Jones U.S. Medical Equipment Index, one of the disclosed peer groups from our 10-K filing. As described in more detail in the CD&A, our executive compensation program reflects a pay-for-performance philosophy that emphasizes long-term equity awards intended to align our executives’ interests with stockholders’ long-term interests. Thus, the value of these awards and, therefore, a large portion of the compensation actually paid to our NEOs is inherently correlated to the Company’s stock price over time. Please refer to the section entitled CD&A above for more information about our executive compensation program.

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Compensation Actually Paid vs. Adjusted Net Sales

Compensation Actually Paid ($M)
Adjusted Net Sales ($M)
35
30
25
20
15
10
5
0
-5
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
$32.80
$12.20
$3,174
$4.37
($0.06)
$3,616
$16.87
$4.91
$4,163
$10.33
$2.58
$4,720
$29.63
$5.83
$5,137
2021
2022
2023
2024
2025

■	PEO CAP ($M)	■	Average Non-PEO NEO CAP ($M)	Adjusted Net Sales ($M)

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Compensation Actually Paid vs. RMD Net Income

Compensation Actually Paid ($M)
Net Income ($M)
35
30
25
20
15
10
5
0
-5
1,600
1,400
1,200
1,000
800
600
400
200
0
$32.80
$12.20
$475
$4.37
($0.06)
$779
$16.87
$4.91
$898
$10.33
$2.58
$1,021
$29.63
$5.83
$1,401
2021
2022
2023
2024
2025

■	PEO CAP ($M)	■	Average Non-PEO NEO CAP ($M)	Net Income($M)

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Compensation Actually Paid vs. Resmed & Peer TSR

Compensation Actually Paid ($M)
Value of $100 Investment from 6/30/2020
35
30
25
20
15
10
5
0
-5
180
160
140
120
100
80
$32.80
$135.10
$128.40
$12.20
$114.04
$109.18
$4.37
($0.06)
$16.87
$129.79
$113.80
$4.91
$131.90
$10.33
$99.70
$2.58
$29.63
$149.50
$134.38
$5.83
2021
2022
2023
2024
2025

■	PEO CAP ($M)	■	Average Non-PEO NEO CAP ($M)	RMD TSR	Dow Jones U.S. Medical Equipment Index TSR
Tabular list of Financial Performance Measures
Our compensation and leadership development committee believes in a holistic evaluation of our NEOs, and the Company’s performance measures throughout our annual focal and long-term incentive compensation programs to align executive pay with Company performance. As required by SEC rules, listed in the table below are the performance measures identified by the compensation and leadership development committee as being the most important performance measures used to link the “Compensation Actually Paid” to our NEOs for fiscal 2024 compensation, with each of which described in more detail in the section entitled “CD&A-Performance Metrics and Targets.”

Financial Performance Measures
Adjusted Net Sales
Net Operating Profit
Total Shareholder Return (absolute TSR)
Relative Total Shareholder Return (relative TSR)

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Stock Ownership Information
Proposal 4
Approval of the Amendment and Restatement of the ResMed Inc. 2009 Incentive Award Plan, Including Increase of Reserved Shares and Elimination of Fixed Term

We are asking our stockholders to approve an amendment and restatement of the ResMed Inc. 2009 Incentive Award Plan, as Amended and Restated (the “2009 Plan”), as last approved by our stockholders on November 16, 2017. On August 15, 2025, based on the recommendation of our Compensation and Leadership Development Committee (the “CLDC”), our board adopted an amendment and restatement of the 2009 Plan, subject to approval by our stockholders (the “Amendment”). Any references to the 2009 Plan below assume the Amendment is approved, unless stated otherwise.
Material changes to the 2009 Plan
The Amendment would provide for the following material changes to the 2009 Plan, as well as certain other administrative, clarifying, and conforming changes:
•increase the number of shares of our common stock reserved for issuance under the 2009 Plan by 2.4 million shares, such that, as of the date of stockholder approval of the Amendment, there would be an aggregate of 14,337,229 shares authorized and available for future grants of awards under the 2009 Plan, less grants made after June 30, 2025 and before stockholder approval of the Amendment, counted at the fungible ratio described below;
•eliminate the fixed term of the 2009 Plan, which would otherwise end on September 11, 2027, such that the 2009 Plan would continue in effect until terminated by the board or the CLDC, or until all available shares are issued, if earlier;
•remove provisions required to grant awards that qualified for the now-repealed “performance-based compensation” deduction limit exception under former Section 162(m) of the Code and introduce flexibility with respect to the performance criteria that may be used for performance-based awards; however, the 2009 Plan maintains the same individual annual award limits as previously applied under the plan;
•allow for the future grant of stock options and stock appreciation rights with a maximum term up to 10 years (increased from seven years);
•include a clawback provision under which all time-based and performance-based awards granted under the 2009 Plan are subject to recovery to the extent and in the manner required under any compensation clawback or recoupment policy adopted by the Company, including the ResMed Inc. Compensation Recovery Policy, if applicable;
•provide that the board or the CLDC may delegate some or all of its authority to grant awards and take other actions under the 2009 Plan to any individual or body, as permitted under the Delaware General Corporation Law; and
•authorize the allocation of fractional share interests under awards under the 2009 Plan.
Background to the 2009 Plan amendment
The Amendment will become effective upon the approval of the Amendment by our stockholders at our 2025 annual stockholders meeting. Stockholder approval of the Amendment is necessary for us to (1) meet the stockholder approval requirements of the New York Stock Exchange (the “NYSE”); (2) approve an increase to the share reserve; (3) eliminate the fixed term of the plan; and (3) grant incentive stock options (“ISOs”) under the 2009 Plan.
If the requisite stockholder approval is not obtained, the Amendment will not take effect. However, we will continue to grant awards under the 2009 Plan’s existing terms and from the shares available for issuance under the 2009 Plan, without regard to the Amendment proposed in this Proposal 4. We will not grant any awards under the changes proposed in this Amendment unless and until our stockholders approve this Proposal 4.

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Stock Ownership Information
Dilution under the 2009 Plan
The following includes aggregated information regarding the overhang and dilution associated with the 2009 Plan and the potential stockholder dilution that would result if the Amendment is approved. This information is as of June 30, 2025. As of that date, there were approximately 146,385,350 shares of common stock outstanding:
•Outstanding full-value awards (restricted stock units and performance stock units): 1,174,925 shares (0.7% of our fully-diluted shares outstanding);
•Outstanding stock options: 516,955 shares (0.3% of our fully-diluted shares outstanding) (outstanding stock options have a weighted average exercise price of $175.61 and a weighted average remaining term of 2.69 years);
•Total shares of common stock subject to outstanding awards, as described above (restricted stock units, performance stock units and stock options): 1,691,880 shares (1.1% of our fully-diluted shares outstanding);
•Total shares of common stock available for future awards under the existing 2009 Plan: 11,937,229 shares (7.5% of our fully-diluted shares outstanding);
•The total number of shares of common stock subject to outstanding awards (1,691,880 shares), plus the total number of shares available for future awards under the existing 2009 Plan (11,937,229 shares), represents a current fully-diluted overhang percentage of 8.5% (in other words, the potential dilution of our stockholders represented by the existing 2009 Plan);
•If the Amendment had been approved as of June 30, 2025, the total shares of common stock available for future awards under the 2009 Plan would be: 14,337,229 shares (8.8% of our fully-diluted shares outstanding); and
•If the Amendment had been approved as of June 30, 2025, the total number of shares of common stock subject to outstanding awards (1,691,880 shares), plus the total number of shares available for future awards under the 2009 Plan (14,337,229 shares), would represent a total fully-diluted overhang of 9.9% (in other words, the potential dilution of our stockholders represented by the 2009 Plan, as amended by the Amendment).
In fiscal years 2023 through 2025, we granted awards under the 2009 Plan as follows:

	Equity Compensation Usage
	FY23	FY24	FY25	3-Year Avg.
Options Granted	100,000	73,000	35,000	69,333
RSUs and Target PSUs Granted	434,000	674,000	450,000	519,333
Gross Grants	534,000	747,000	485,000	588,667
Gross Usage (% Outstanding)	0.36%	0.51%	0.33%	0.40%
Weighted Average Shares Outstanding	146,765,000	147,021,000	146,716,000	146,861,000

In determining the number of shares to request for approval under the Amendment, our management team worked with FW Cook, the CLDC’s independent compensation consultant, and the CLDC to evaluate a number of factors including the potential dilutive impact of the proposed share reserve under the Amendment and the rate at which we have granted equity awards in the past (each as outlined above), as well as our prospective equity compensation needs and criteria expected to be utilized by proxy advisory firms in evaluating our proposal for the 2009 Plan.
If the Amendment is approved, we intend to utilize the shares authorized under the 2009 Plan to continue our practice of incenting key individuals through annual equity grants. The CLDC would retain full discretion to determine the number and amount of awards to be granted under the 2009 Plan, subject to the terms of the 2009 Plan. Future benefits that may be received by participants under the 2009 Plan are not determinable at this time.
We believe that we have demonstrated a continuing commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above. Additionally, in each of our last two fiscal years (fiscal years 2025 and 2024), we have repurchased approximately $300.0 million and $150.0 million,

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respectively, of common stock under our share repurchase program, which offsets the dilution experienced by our stockholders from grants to our employees under our equity compensation plans during such fiscal years.
Key compensation governance features
The CLDC, which administers the 2009 Plan, recognizes its responsibility to strike a balance between stockholder concerns regarding the potential dilutive effect of equity awards and the ability to attract, retain and reward key employees and other eligible individuals whose contributions are critical to the long-term success of Resmed. The 2009 Plan reflects a broad range of compensation and governance best practices, including the following key features:
•Limitations on grants. The maximum aggregate number of shares with respect to one or more awards that may be granted to any one person other than a non-employee director during any calendar year is 3,000,000 shares (or 4,500,000 shares in the year of initial hiring of an employee). However, the maximum aggregate number of shares may be adjusted to take into account equity restructurings and certain other corporate transactions as described below, the issuance of rights and certain other events described in the 2009 Plan. In the history of the 2009 Plan, no employee has received the maximum award set forth above.
•Limitation on non-employee director compensation. The 2009 Plan imposes a value cap of $700,000 on the total amount of compensation (including equity and cash) that we may grant and/or pay to our non-employee directors for services as a non-employee director during a calendar year (or $1,200,000 for a non-employee director who also serves as chairman of our board). Our directors currently receive equity awards of $260,000.
•No repricing or replacement of options or stock appreciation rights. The 2009 Plan prohibits us from, without stockholder approval: (1) amending options or stock appreciation rights (“SARs”) to reduce the exercise price, (2) cancelling any outstanding option or SAR in exchange for cash or another award at a time when the option or SAR has a per share exercise price that is higher than the fair market value of our common stock (other than in connection with a change of control); or (3) taking any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal US national securities exchange on which the shares are listed. This provision is also consistent with best governance practices in Australia.
•Limited dividends or dividend equivalents. The 2009 Plan requires that dividends and dividend equivalents payable in connection with any award be paid out only to the extent that the vesting conditions of the underlying award are satisfied. The 2009 Plan also prohibits payment of dividends and dividend equivalents in connection with stock options or SARs.
•No in-the-money option or stock appreciation right grants. The 2009 Plan prohibits us from granting options or SARs with an exercise or base price less than the fair market value, generally the closing price, of our common stock on the date of grant. This prohibition is also consistent with best governance practices in Australia.
•No share recycling on options or stock appreciation rights. Shares tendered by a participant or withheld by us to satisfy the exercise price of an option or tax withholding requirements of an option or a SAR cannot be returned to the share pool for future grants under the 2009 Plan and shares that are not issued upon stock settlement of a SAR or that we reacquire in the open market or otherwise using cash proceeds from the exercise of an option are also not added back to the shares available for grant under the 2009 Plan.
•Time- and performance-based awards subject to clawback. All time-based and performance-based awards granted under the 2009 Plan are subject to recovery to the extent and in the manner required under any compensation clawback or recoupment policy adopted by the Company, including the ResMed Inc. Compensation Recovery Policy, which provides for the clawback of time- and performance based equity awards in connection with a financial restatement.
Summary of the 2009 Plan
The principal features of the 2009 Plan, as amended and restated, are summarized below, but the summary is qualified in its entirety by reference to the ResMed Inc. 2009 Incentive Award Plan, as Amended and Restated, which is attached to this proxy statement as Appendix A. We encourage you to read the full 2009 Plan carefully.
Purpose of the 2009 Plan
The purpose of the 2009 Plan is to continue to provide additional incentive for directors, employees and consultants to further our growth, development and financial success by enabling them to personally benefit through the ownership of our common stock, or other rights which recognize their performance. Our board also believes that the 2009 Plan enables us to obtain and

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retain the services of directors, employees and consultants that are considered essential to our long-term success by offering them an opportunity to own stock and other rights that reflect our financial success.
If our stockholders approve this Proposal, the maximum aggregate number of shares of our common stock that may be granted by future awards under the 2009 Plan as of the date of this stockholder approval, will be 14,337,229 shares, less awards granted after June 30, 2025 and before this stockholder approval, counted at the fungible ratio described below, subject to adjustment as provided in Sections 2.1(b) and 11.3 of the 2009 Plan. This share pool represents an increase of 2.4 million shares to the 11,937,229 shares available for grant as of June 30, 2025. Subject to Section 11.3 of the 2009 Plan, the aggregate number of shares of common stock which may be issued or transferred pursuant to the exercise of incentive stock options granted under the 2009 Plan is 14,337,229 shares. If the Amendment had been approved as of June 30, 2025, the total number of shares of common stock subject to outstanding awards (1,691,880 shares), plus the total number of shares available for future awards under the 2009 Plan (14,337,229 shares), would represent a total fully-diluted overhang of 9.9% (in other words, the potential dilution of our stockholders represented by the 2009 Plan, as amended by the Amendment).
The number of shares of our common stock available for grant under the 2009 Plan is reduced by (1) 2.8 shares for each one share of our common stock granted subject to any “full value award,” which is any award other than a stock option, SAR or other award for which the holder pays a purchase price, and (2) one share for each share of our common stock granted subject to all other awards granted under the 2009 Plan (generally, an option or SAR).
Shares withheld or surrendered in payment of the exercise price of a stock option or to cover tax withholding obligations of any option or SAR will not be available for grant under the 2009 Plan. In addition, shares of our common stock subject to a SAR that are not issued in connection with the stock settlement of the SAR and shares of our common stock that we reacquire in the open market or otherwise using cash proceeds from the exercise of a stock option will not be added to the shares that are available for grant under the plan.
If any award under the 2009 Plan expires or is cancelled, terminated, forfeited or settled for cash for any reason, any shares subject to the award at that time will be available for future grants under the plan. In addition, in the event that shares are tendered or withheld to satisfy taxes arising from a full value award (generally, an award other than an option or SAR), the number of shares withheld or tendered will also generally be available for future grants under the plan.
Any shares that again become available for awards under the 2009 Plan as described above will be added as (i) one share for every one share subject to options or SARs granted under the 2009 Plan (or other award for which the holder pays a purchase price) and (ii) as 2.8 shares for every one share subject to full value awards (generally awards other than options or SARs) granted under the 2009 Plan.
In no event, however, will any shares of common stock again be available for future grants under the plan if that would cause an ISO to fail to qualify as an ISO under section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
Shares issued in assumption of, or in substitution for, outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2009 Plan, to the extent permitted by applicable law or any exchange rule. Additionally, available shares under a stockholder-approved plan of an entity acquired by us or any of our subsidiaries (as appropriately adjusted and converted into shares of our common stock to reflect the acquisition transaction) may be used for future awards under the 2009 Plan and will not be counted against the shares of common stock available for grant under the 2009 Plan, subject to applicable laws and exchange rules. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2009 Plan.
The shares of common stock covered by the 2009 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. For purposes of the 2009 Plan, the fair market value of a share of our common stock as of any given date generally will be the closing sales price for a share of our common stock on that date, as quoted on the NYSE or, if there is no closing sales price for our common stock on that date, the closing sales price for a share of our common stock on the last preceding date for which a quotation exists, as reported in The Wall Street Journal or another source the administrator deems reliable. The closing sales price for a share of our common stock, as quoted on the NYSE on September 23, 2025, was $275.61. However, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, fair market value may be determined by the administrator in accordance with uniform and nondiscriminatory standards that the administrator adopts consistent with applicable law.
Eligibility
Our employees and consultants (and the employees and consultants of our majority-owned subsidiaries), our executive officers and our non-employee directors are eligible to receive awards under the 2009 Plan (other than ISOs which may be granted to employees only). As of June 30, 2025, there were approximately 3,020 eligible employees, 3 eligible consultants, 5

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eligible executive officers1, and 9 eligible non-employee directors. The administrator determines which employees, consultants and non-employee directors will be granted awards. No person is entitled to participate in the plan as a matter of right, nor does participation constitute assurance of continued employment or service. Only those employees, non-employee directors and consultants who are selected to receive grants by the administrator may participate in the 2009 Plan.
Awards under the 2009 Plan
The administrator may grant or issue stock options, SARs, restricted stock, RSUs, deferred stock, dividend equivalents and stock payments, or any combination. Each award is set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.
Non-qualified stock options. Non-qualified stock options (“NQSOs”) will provide for the right to purchase shares of our common stock at a specified price not less than the fair market value of a share of our common stock on the date of grant (except for awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries), and usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to completing the applicable vesting service period or attaining pre-established performance goals. NQSOs may be granted for any term specified by the administrator, but may not exceed ten years.
Incentive stock options. ISOs are designed to comply with Code requirements, and will be subject to certain restrictions. For example, ISOs must have an exercise price not less than the fair market value of a share of our common stock on the grant date (except for awards issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries), and may only be granted to employees. ISOs, however, may be subsequently modified to disqualify them from treatment as ISOs. ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceeds $100,000, based on the fair market value of the shares on the option grant date. To the extent this limit is exceeded, the options granted will be NQSOs. If we grant an ISO to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our stock, the 2009 Plan requires the ISO’s exercise price to be at least 110% of the fair market value of a share of our common stock on the grant date, and the ISO must not be exercisable for more than five years after the grant date. If a holder’s leave of absence, change in status or other change interrupts employment for purposes of Section 422 of the Code, the ISOs will be treated as NQSOs to the extent required by section 422 of the Code. Like NQSOs, ISOs usually will become exercisable (in the discretion of the administrator) in one or more installments after the grant date, subject to completing applicable vesting service periods or attaining pre-established performance goals. ISOs may be granted for any term specified by the administrator, but may not exceed ten years.
Stock appreciation rights. SARs provide for the payment of an amount to the holder based on increases in the price of our common stock over a set base price (or exercise price). The base price must be at least 100% of the fair market value of a share of our common stock on the grant date for any SAR we grant under the 2009 Plan (except for awards we issue in assumption of, or in substitution for, outstanding awards of any entity acquired in any form or combination by us or our subsidiaries). SARs under the 2009 Plan will be settled in cash or shares of our common stock, or in a combination of both, at the administrator’s election. We may grant SARs granted together with stock options, or separately. SARs may be granted for any term the administrator specifies, but may not exceed ten years.
Restricted stock. The administrator will determine the price (if any) and restrictions (including time vesting or satisfying performance goals) that apply to restricted stock we issue. If vesting conditions or other restrictions are not met, we may repurchase restricted stock at the original purchase price, if any, or restricted stock may be forfeited. In general, restricted stock may not be sold, or otherwise hypothecated or transferred, until the vesting restrictions and other restrictions applicable to the shares are removed or expire. Unless otherwise determined by the administrator, recipients of restricted stock, unlike recipients of options or RSUs, generally will have voting rights before restrictions lapse. Any dividends payable in connection with an award of restricted stock will be subject to the same risk of forfeiture as the underlying award and will not be distributed unless and until the underlying award vests.
Deferred stock awards. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights before vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.
1 Mr. Ghoshal resigned from his role as chief commercial officer of our residential care software business, effective August 1, 2025.

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Restricted stock units. Restricted stock units (“RSUs”) entitle the holder to receive shares of our common stock or an equivalent cash payment, or a combination of both, subject to the removal of restrictions which may include completing applicable vesting service periods or attaining pre-established performance goals. Shares of our common stock may be issued under RSUs no earlier than the date on which the RSUs vest and distribution of shares may be delayed to a later date at the discretion of the administrator or by the election of the RSU holder, subject to compliance with section 409A of the Code. RSUs may not be sold, or otherwise hypothecated or transferred, and holders of RSUs do not have voting rights. RSUs generally will be forfeited, and the underlying shares of stock will not be issued, if the applicable vesting conditions and other restrictions are not met.
Dividend equivalents. Dividend equivalents represent the value of the dividends per share paid by us, if any, calculated with reference to a specified number of shares. Dividend equivalent rights may be granted alone or in connection with RSUs, deferred stock or other full value awards granted to a participant under the 2009 Plan, but may not be granted in connection with stock options or SARs. The administrator may elect to pay dividend equivalents in cash, in shares of our common stock, or in a combination of both. Any dividend equivalents payable in connection with any award (whether service or performance-based) will be subject to the same risk of forfeiture as the underlying award and will not be distributed unless and until the underlying award vests.
Stock payments. The administrator may authorize stock payments in the form of our common stock or an option or other right to purchase our common stock and may, without limitation, issue them as part of a deferred compensation arrangement in lieu of all or any part of compensation – including, without limitation, salary, short-term incentives, commissions and directors’ fees – that would otherwise be payable in cash to the employee, non-employee director or consultant.
Performance Criteria
The administrator may grant awards under the 2009 Plan that are paid, vest or become exercisable based on the achievement of specified performance goals which may be based on criteria including, but not limited to, one or more of the following performance criteria, as applicable to us or any subsidiary, division, business unit, product or individual: (i) net earnings (either before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating income (either before or after taxes), (v) cash flow or cash flow per share (including, but not limited to, operating cash flow and free cash flow and either before or after dividends), (vi) cash flow return on investment, (vii) return on assets or net assets, (viii) return on capital (including, but not limited to, total return on capital and return on invested capital), (ix) return on stockholders’ equity, (x) total stockholder return, (xi) economic value added, (xii) return on sales, (xiii) gross or net profit, cash or operating margin, (xiv) costs, (xv) funds from operations, (xvi) expenses, (xvii) working capital, (xviii) earnings per share, (xix) price per share of our common stock or any other publicly-traded security of the Company, (xx) FDA or other regulatory body approval for commercialization of a product, (xxi) implementation or completion of critical projects, (xxii) market share, (xxiii) debt, (xxiv) cash, (xxv) stockholder equity, (xxvi) factoring transactions, (xxvii) initiating or completing clinical studies or phases of clinical studies, (xxviii) initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies, (xxix) financing and other capital raising transactions (including sales of the Company’s equity or debt securities), (xxx) in-licensing and out-licensing of intellectual property, (xxxi) third-party validation of any manufacturing process of the Company, any Subsidiary or any third-party manufacturer, (xxxii) sales or licenses of assets (including, but not limited to, intellectual property), (xxxiii) manufacturing yields, (xxxiv) productivity; (xxxv) operating efficiency; and (xxxvi) return on net assets, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the performance of one or more other companies.
Performance goals established based on the performance criteria may be measured either in absolute terms, or as compared to any incremental increase or decrease, or as compared to one or more other companies’ performance. The administrator may at the time of grant, or, subject to applicable law, at any time thereafter, provide for exclusion of the impact of an event or occurrence which the administrator determines should appropriately be excluded, including, without limitation: (i) items related to changes in applicable laws, regulations, accounting principles, or business conditions; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to any unusual or infrequently occurring corporate item, transaction, event, or development, or (ix) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles (“GAAP”).
Unless otherwise determined by the CDLC, achievement of performance goals and any adjustments will be determined in accordance with GAAP to the extent it applies, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.

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Award limit
The 2009 Plan provides that the maximum number of shares that may be subject to awards granted under the plan to any individual other than a non-employee director during any calendar year may not exceed 3,000,000 shares, or 4,500,000 shares in a participant’s initial hiring year, subject to certain equitable adjustments as described in the plan.
Award limit for non-employee directors
The 2009 Plan includes a limit on the total amount of compensation that we may pay to our non-employee directors during a calendar year. Under the limit, the aggregate grant date fair value (determined under Financial Accounting Standards Board Accounting Standards Codification Topic 718) of all equity-based awards granted during any single calendar year plus the aggregate amount of all cash payments made for such calendar year to a non-employee director for services as a non-employee director may not exceed $700,000, except where a non-employee director also serves as chairman of our board, in which case the limit is $1,200,000. For the avoidance of doubt, compensation will count towards this limit for the year in which it was earned, and not later when distributed, in the event it is deferred.
Vesting and exercise of awards; Termination of service
Exercise and vesting terms will be set forth in individual award agreements. At any time after granting an award, the administrator may accelerate the vesting period.
No portion of an option, or a SAR granted in tandem with an option, which is unexercisable at a participant’s termination of service will subsequently become exercisable, except as the administrator may otherwise provide, either in the agreement relating to the award, or by action after granting the award. While continuing service, a participant may exercise any vested portion of an award until the award expires. The grant agreements currently provide that unexercised vested stock options at least 1% in the money will be automatically exercised on the expiration date.
The administrator may generally provide that restricted stock awards will not lapse or that performance awards, dividend equivalent awards, deferred stock awards, stock payment awards, RSUs and/or SARs granted independently of options may be exercised or paid following a participant’s termination of service or following a change in control, or because of the participant’s retirement, death or disability, or otherwise. Any required payment for the shares subject to an award will be paid in the form of cash or a check payable to us in the amount of the aggregate purchase price. However, the administrator may, in its discretion and subject to applicable laws, allow payment through one or more of the following:
•delivery (actual or constructive through attestation) of certain shares of our common stock owned by the participant;
•surrender of shares of our common stock that would otherwise be issuable on exercise or vesting of the award;
•delivery of property of any kind which constitutes good and valuable consideration;
•with respect to options, a sale and remittance procedure where the optionee places a market sell order with a broker with respect to the shares of our common stock then issuable on exercise of the option, and the broker timely pays a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price for the purchased shares; or
•any combination of the methods above.
Transferability of awards
Participants generally may not sell, pledge, assign or transfer awards in any manner other than by will or by the laws of descent and distribution or, subject to the consent of the administrator, under a domestic relations order, unless and until the award has been exercised, or the shares underlying the award have been issued, and all restrictions applicable to shares have lapsed. Notwithstanding the foregoing, a participant may also, with the administrator’s consent, transfer NQSOs to certain family members and trusts. During the holder’s lifetime, only the holder or a permitted transferee may exercise an award.
No repricing
The administrator will not (a) lower the price per share of an option or SAR after it is granted, (b) cancel an option or SAR in exchange for cash or another award at a time when the option or SAR has an exercise price higher than the fair market value of our common stock (other than in connection with a change in control), or (c) take any other action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal US national securities exchange on which the shares are listed, unless (1) our stockholders approve it, or (2) it occurs in connection with certain equitable adjustments as described in the 2009 Plan (to prevent the dilution or enlargement of potential benefits in connection with a corporate transaction).

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Plan benefits
No awards have been granted, and no shares have been issued, on the basis of the proposed 2.4 million share increase under the 2009 Plan. All awards to employees, officers, directors and consultants under the 2009 Plan are made at the discretion of the administrator. Therefore, we cannot currently determine the future benefits that our current directors, executive officers and all eligible employees will receive under the 2009 Plan, if approved.
Equity award grants under the 2009 Plan
The following table sets forth summary information concerning the number of shares of our common stock subject to options, RSUs and PSUs made under the 2009 Plan since the 2009 Plan’s inception on August 21, 2006 through September 23, 2025 (including plan amendments). No awards have been granted under the 2009 Plan to associates of directors or executive officers. Dr. Farrell, Chairman Emeritus, and Michael Farrell, Chief Executive Officer, received 5.14% and 6.28% of the aggregate awards granted respectively.

Name and position	# of shares underlying options	Weighted average exercise price	# of shares underlying RSUs and PSUs
Named executive officers
Michael Farrell, Chief executive officer	897,615	$77.09	1,067,021
Bobby Ghoshal, Chief commercial officer - Residential Care Software	46,475	$153.46	90,359
Justin Leong, Chief product officer	50,227	$135.24	104,861
Michael Rider, Global general counsel and secretary	—	$—	52,414
Brett Sandercock, Chief financial officer	423,619	$27.53	426,610
All current executive officers as a group (5 persons)	1,417,936	$66.84	1,741,265
Peter Farrell	1,396,912	$25.56	209,110
Ronald Taylor	84,000	$18.96	63,913
Karen Drexler	10,467	$180.31	10,548
Richard Sulpizio	172,793	$23.83	38,543
Carol Burt	—	$—	32,016
Harjit Gill	—	$—	10,376
John Hernandez	2,575	$148.90	4,045
Jan De Witte	—	$—	8,949
Desney Tan	—	$—	4,929
Christopher DelOrefice	—	$—	1,350
Nicole Mowad-Nassar	—	$—	241
All current non-executive directors as a group (11 persons)	1,666,747	$26.21	384,020
All employees, including current officers who are not executive officers, as a group	16,271,493	$26.96	9,742,572
Adjustments for stock splits, recapitalizations and mergers
If there is any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin off, disposition of all or substantially all of our assets or other similar transaction that affects our common stock, or certain restructurings, the administrator will make proportionate adjustments to any or all of the:
•number and kind of shares of our common stock (or other securities or property) with respect to which awards may be granted or awarded under the 2009 Plan;
•limitation on the maximum number and kind of shares that may be subject to one or more awards granted to any one individual during any calendar year;
•number and kind of shares of our common stock (or other securities or property) subject to outstanding awards under the 2009 Plan;

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•manner in which full value awards will be counted; and
•grant or exercise price with respect to any outstanding award.
The administrator also has discretionary authority in certain circumstances to make adjustments in the number and type of shares (or other securities or property) subject to outstanding awards, in the terms and conditions of awards (including the grant, exercise or purchase price), and/or the criteria included in outstanding awards and awards which may be granted in the future.
Tax withholdings
We (and our applicable subsidiaries) have the authority to deduct or withhold, or require an award holder to remit, an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any taxable event concerning a holder arising as a result of the 2009 Plan. The administrator may in its discretion and in satisfaction of the foregoing requirement (i) permit or require withholding of shares of common stock otherwise issuable under an award (or may allow the return of shares) having a fair market value sufficient to satisfy the sums required to be withheld, (ii) arrange for the sale of sufficient shares issued under an award to satisfy the sums required to be withheld, or (iii) take any other appropriate action to ensure that such applicable withholding obligations are satisfied. Any shares withheld to cover taxes in excess of the minimum statutory rate with respect to any full value award will not be returned to the share pool, and any such shares withheld up to the minimum statutory rate will be added back to the share pool in accordance with Section 2.1(b) of the plan.
Change of control
In the event of a “change of control,” as defined in the 2009 Plan, each outstanding award will be assumed, or substituted for an equivalent award, by the successor corporation. If the successor corporation does not provide for the assumption or substitution of the awards, the administrator may cause all awards to become fully exercisable before the transaction is completed and all forfeiture restrictions on any or all awards to lapse. The administrator may also include such further provisions and limitations in any award or agreement as it may deem equitable and in our best interests.
Administration of the 2009 Plan
The CLDC administers the 2009 Plan unless our board assumes authority for administration. Our board administers the 2009 Plan as to awards to non-employee directors. We expect the CLDC to consist of two or more directors, each of whom is intended to qualify as a “non-employee director,” as defined in Rule 16b-3 of the Exchange Act and an “independent director” by NYSE listing standards. Our board or the CLDC may delegate its authority to grant awards or take other actions under the 2009 Plan to a committee consisting of one or more members of the board, one or more of our officers, one or more members of the CLDC or to any other person or body, subject to applicable law. However, such delegation will not extend to the authority to grant awards to individuals who are subject on the date of grant to the reporting requirements of section 16(a) of the Exchange Act or any officers or other individuals who are delegated authority as a member of that committee. References to the “administrator” in this Proposal will include the CLDC, the board or a duly authorized delegate of the CLDC or the board, as applicable.
With respect to the 2009 Plan, the administrator has the power to:
•select which directors, officers, employees and consultants are to receive awards and the award’s terms, including whether any award shall be subject to the attainment of one or more performance goals;
•determine whether options are to be NQSOs or ISOs;
•construe and interpret the terms of the 2009 Plan and awards granted under the plan;
•adopt rules for the administration, interpretation and application of the plan;
•interpret, amend or revoke any of the rules adopted for the administration, interpretation and application of the plan; and
•amend one or more outstanding awards in a manner that does not materially and adversely affect the rights and obligations of an award’s holder (except in certain limited circumstances); provided that the administrator’s power to amend may not be used to extend a stock option’s term beyond the plan’s ten-year limit.
Because we have operations in Australia and other countries outside the United States, the 2009 Plan also authorizes the administrator to modify the terms and conditions of awards, including adopting one or more subplans, as the administrator deems advisable to ensure compliance with applicable foreign laws and listing standards, provided that the modifications do not violate any other applicable law or require stockholder approval.

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Recoupment of Awards
All awards granted under the 2009 Plan are subject to recovery pursuant to any compensation clawback or recoupment requirements that the CLDC sets forth in any clawback policy that the Company adopts, including the ResMed Inc. Compensation Recovery Policy (to the extent applicable to the participant), which provides for the clawback of both time-based and performance-based awards in connection with a financial restatement, or that is required by applicable law.
Fractional Share Interests
Awards over fractional share interests may be granted and fractional share interests may be credited to a participant’s stock account through an arrangement facilitated by the Company’s designated stock plan broker. Notwithstanding the foregoing, no fractional shares will be issued by the Company (whether in certificate or book entry form).
Amendment and termination of the 2009 Plan
Our board or the compensation and leadership development committee may amend the 2009 Plan at any time, but stockholder approval is required to increase the limits on the number of shares that may be issued, to materially change the eligibility requirements, to decrease the exercise price of any outstanding option or SAR granted under the plan, or to replace any outstanding option or SAR with cash, restricted shares, or any other awards in a manner that would violate the plan’s prohibition on repricing (as described above).
Our board or the CLDC may suspend or terminate the 2009 Plan at any time.
Term of the 2009 Plan
The 2009 Plan does not have a fixed termination date and will continue in effect until the earlier of its termination by the board or the CLDC or the date on which all authorized shares have been issued. However, provisions of the 2009 Plan allowing for the recycling of shares of shares withheld or tendered to satisfy withholding taxes on restricted stock, or other full value awards where such shares were previously issued to the award holder, will cease to have effect after the tenth anniversary of the date of stockholder approval of the Amendment. Further, no incentive stock option may be granted after the tenth anniversary of the date the board adopted the Amendment.
Material US federal income tax consequences associated with the 2009 Plan
The following is a general summary under current law of the material US federal income tax consequences to participants granted an award under the plan. This summary deals with the general US federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and non-US income taxes and employment taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.
This summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely only on the advice of their legal and tax advisors.
Non-qualified stock options. If an optionee is granted a non-qualified stock option under the plan, the optionee should not have taxable income on the grant of the option. The optionee generally should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at that time, less the exercise price paid. The optionee’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of the shares generally will be the fair market value of our common stock on the date the optionee exercises the option. Any subsequent gain or loss will be taxable as a capital gain or loss.
Incentive stock options. No taxable income should be recognized by the optionee at the time of the grant of an incentive stock option, and no taxable income should be recognized for regular federal income tax purposes at the time the option is exercised; however, the excess of the fair market value of our common stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition.
For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying.
•A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in the sale or disposition is granted and more than one year after the date the shares are transferred on exercise.
•A disqualifying disposition generally occurs if the sale or disposition occurs before these two periods are satisfied.

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On a qualifying disposition, the optionee should recognize long-term capital gain in an amount equal to the excess of the amount realized on the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the optionee should recognize ordinary income on the smaller of the:
•excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares, or
•price at which the shares are sold over the exercise price paid for those shares.
Any additional gain or loss recognized on the disposition will be recognized as a capital gain or loss by the optionee.
With respect to our tax obligations, we will not be entitled to any federal income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then generally we or our subsidiary should be entitled to a federal income tax deduction, for the taxable year in which the disposition occurs, equal to the ordinary income recognized by the optionee, subject to the limits of Section 162(m) of the Code.
Stock appreciation rights. The recipient of a SAR should generally not recognize taxable income on the grant of the SAR, but, on exercise of the SAR, the cash or the fair market value of the shares received should be taxable as ordinary income.
Restricted stock. In general, a recipient of restricted stock should not be taxed on the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture” and that is non-transferable within the meaning of section 83 of the Code. However, when the restricted stock is no longer subject to the substantial risk of forfeiture (for example, when the restrictions lapse on a vesting date) or the shares become transferable, the recipient should recognize ordinary income equal to the fair market value of the common stock on the date the restrictions lapse or become transferable, less the amount paid, if any, for the restricted stock. A recipient of restricted stock may, however, make an election under section 83(b) of the Code to be taxed at the time of the grant or purchase on an amount equal to the fair market value of the common stock on the date of transfer, less the amount paid, if any, for the restricted stock. If a timely section 83(b) election is made, the recipient should not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.
Restricted stock units and deferred stock. A recipient of RSUs or a deferred stock award generally should not have ordinary income on grant of RSUs or deferred stock. When the shares of common stock are delivered under the terms of the award, the recipient should recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid for the shares.
Dividend equivalent awards and performance awards. A recipient of a dividend equivalent award or a performance award generally will not recognize taxable income at the time of grant. However, when an award is paid, whether in cash or in shares of common stock, the recipient will recognize ordinary income equal to the value received.
Stock payments. A recipient of a stock payment generally will recognize taxable ordinary income in an amount equal to the fair market value of the shares of common stock received.
Tax deductions and Section 162(m). We or our subsidiaries generally should be entitled to a federal income tax deduction at the time and for the same amount as the recipient recognizes as ordinary income, except as otherwise described above with respect to ISOs, and subject to the limitations of Section 162(m) with respect to compensation paid to certain “covered employees.” Under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation for certain executive officers and other applicable covered employees exceeds $1,000,000 in any one year.
Section 409A of the Code. Certain awards under the 2009 Plan may be considered “non-qualified deferred compensation” for purposes of section 409A of the Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includable in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under section 409A, the amount will be subject to income tax at the regular income tax rates plus an additional 20% tax, as well as a potential interest on the tax.
Required Vote
The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will not have the authority to vote your shares. Abstentions and broker non-votes will each

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be counted as present for purposes of determining the existence of a quorum but will not have any effect on the outcome of the proposal.

Your board of directors recommends a vote “FOR” approval of the amendment and restatement of the ResMed Inc. 2009 Incentive Award Plan, as amended and restated.

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Proposal 5
Approval of the Amendment and Restatement of the ResMed Inc. 2018 Employee Stock Purchase Plan, Including Increase of Reserved Shares and Elimination of Fixed Term

We are asking our stockholders to approve an amendment and restatement to the ResMed Inc. 2018 Employee Stock Purchase Plan (the “ESPP”), as last approved by our stockholders on November 15, 2018. The ESPP is designed to provide employees with the opportunity to purchase our common stock at a discount through accumulated payroll deductions during successive offering periods. On August 15, 2025, based on the recommendation of our Compensation and Leadership Development Committee (the “CLDC”), our board adopted an amendment and restatement of the ESPP, subject to approval by our stockholders (the “ESPP Amendment”). Any references to the ESPP below assume the Amendment is approved, unless stated otherwise.
As a broad-based plan, the ESPP is intended to provide equity compensation to many employees who do not ordinarily receive discretionary equity grants, as well as to supplement discretionary equity grants to management. As a compensation tool, the ESPP will continue to assist us in: (1) retaining the services of our employees; (2) securing the services of new employees; (3) providing incentives for our employees to exert maximum efforts for our success; and (4) aligning the interests of our employees with the interests of our stockholders.
Background to the ESPP Amendment
The ESPP Amendment is intended to increase the number of shares of our common stock that may be issued or transferred by awards under the ESPP by 3,000,000 shares, and to eliminate the termination date of the ESPP, such that we may continue offering the ESPP while shares remain available. As of June 30, 2025, there were 774,618 shares remaining available for future awards under the ESPP. We estimate that approximately 657,000 shares will remain available for future awards at the time of the annual stockholders meeting. Accordingly, the ESPP Amendment would increase the number of shares available for future awards to approximately 3,657,000 shares, but no greater than 3,774,618.
The ESPP Amendment will become effective upon the approval of the ESPP Amendment by our stockholders at our 2025 annual stockholders meeting. Stockholder approval of the ESPP Amendment is necessary for us to (1) meet the stockholder approval requirements of the NYSE; (2) approve an increase to the share reserve; (3) eliminate the fixed term of the ESPP; and (3) grant options (or rights) to purchase shares of our common stock that are intended to be tax-qualified under Section 423 of the Code.
If the ESPP Amendment is not approved by our stockholders, it will have no effect. However, the ESPP will remain in full force and effect through November 15, 2028. No shares will be sold under the increase in shares being proposed under the ESPP Amendment unless our stockholders approve the ESPP Amendment under this Proposal.
Material changes to the ESPP
The proposed ESPP Amendment will make the following material changes to the ESPP, as well as certain other administrative, clarifying, and conforming changes:
•increase the number of shares of our common stock reserved for issuance under the ESPP by 3,000,000 shares, such that there would be up to 3,774,618 shares available for future awards under the ESPP, less shares purchased by ESPP participants after June 30, 2025 and before stockholder approval of the ESPP Amendment;
•eliminate the fixed term of the ESPP, which would otherwise end on November 15, 2028, such that the ESPP would continue in effect until terminated by the board or the CLDC, or until all available shares are issued, if earlier; and
•authorize the purchase of fractional share interests under the ESPP.
Summary of the ESPP
The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by reference to the ESPP, which is included as Appendix B to this proxy statement. We encourage you to read the full ESPP carefully.
The ESPP is intended to qualify under Section 423 of the Code, which affords certain tax benefits under US law to US participants granted options pursuant to “Section 423 Offerings” of the plan. The ESPP also authorizes the grant of options

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that are not intended to qualify under Section 423 of the Code under “Non-423 Offerings” of the plan, which will generally be made to non-US employees.
Plan administration
The CLDC has discretionary authority to administer and interpret the ESPP, including authority to: (1) determine when rights (or options) to purchase our common stock are granted and the terms and conditions of each offering period; (2) designate from time to time which of our subsidiaries are participating subsidiaries, so that employees of those participating subsidiaries may be eligible to participate in the ESPP; (3) construe and interpret the ESPP and the rights offered under the ESPP; (4) establish, amend and revoke rules and regulations for ESPP administration; (5) amend the ESPP, as explained below; and (6) exercise other powers and perform other acts deemed necessary to carry out the intent of the ESPP. To the extent not prohibited by applicable laws, the CLDC may delegate some or all of its authority to a subcommittee, to company officers, or to other persons or groups as it deems necessary, appropriate or advisable. Our board, in its sole discretion, may assume the responsibilities and duties of the CLDC under the ESPP.
Shares available under the ESPP
The ESPP Amendment increases the maximum number of shares authorized for sale under the ESPP to date, from 6,200,000 to 9,200,000. This total number of shares is equal to approximately 6.28% of the total number of our shares of common stock outstanding on June 30, 2025. But, as mentioned above, only approximately 3,657,000 of these would be available for future awards after stockholder approval of the ESPP Amendment, representing approximately 2.5% of the stock outstanding. The common stock available for sale under the ESPP may be authorized, but unissued shares, treasury shares or shares purchased in the open market or in private transactions.
Eligible employees
Employees eligible to participate in the ESPP generally include our employees and employees of our subsidiaries that have been designated from time to time by the CLDC as participating subsidiaries in the ESPP. As of June 30, 2025, we had approximately 10,607 employees who are eligible to participate in the ESPP, including all 5 of our executive officers2. The CLDC may, in its sole discretion and consistent with Section 423 of the Code, exclude employees who, as of the first date of the offering period, (1) have been employed by us or by a designated subsidiary for less than two years, (2) customarily work five months or less in a calendar year or are customarily scheduled to work less than 20 hours per week, (3) are a highly compensated employee of ResMed Inc. or any participating subsidiary (within the meaning of Section 414(q) of the Code), or (4) are a citizen or resident of a non-US jurisdiction, where the grant of an option under the ESPP would be prohibited under the laws of that jurisdiction, or compliance with the laws of that jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Code. Any exclusion of employees under offerings of the ESPP that are intended to qualify as Section 423 Offerings will be applied in an identical manner to all employees of the company and its participating subsidiaries whose employees are granted options under those Section 423 Offerings, in accordance with Section 423 of the Code. In the case of a Non-423 Offering, eligible employees may be excluded from participation in the ESPP or an offering if the CLDC has determined that participation of such eligible employees is not advisable or practicable for any reason. An employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all of the classes of our stock or the stock of one of our subsidiaries is not allowed to participate in the ESPP.
Non-US Sub-plans
The ESPP authorizes the CLDC to adopt rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) to ensure that the terms of the ESPP, as applicable to non-US subsidiaries designated as participating subsidiaries, accommodate the requirements of applicable local laws, customs and procedures. These Sub-Plans may vary the terms of the ESPP, other than with respect to the number of shares reserved for issuance under the ESPP. To the extent inconsistent with the requirements of Section 423 of the Code, any such Sub-Plan will be considered part of a Non-423 Offering.
Offering
Under the ESPP, participants are offered the right to purchase shares of our common stock at a discount during successive offering periods. Each offering period under the ESPP will be for a period of time determined by the CLDC of no less than three months and no more than 27 months. Currently, the CLDC has approved successive six-month offering periods for the ESPP. The first trading day of an offering period is referred to as the date of grant. On the date of grant, participants are granted the right to acquire shares of our common stock on the last trading day of the offering period. The last trading day during an offering period is referred to as the date of purchase. Unless a participant has previously cancelled participation in
2 Mr. Ghoshal resigned from his role as chief commercial officer of our residential care software business, effective August 1, 2025.

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the ESPP, the participant will be deemed to have exercised the right to purchase shares in full as of each date of purchase. At exercise, the participant will purchase the number of shares of common stock that the participant’s accumulated payroll deductions during that offering will buy at the purchase price for that offering period. The purchase price for our common stock under the ESPP will be the lesser of 85% of the fair market value of our common stock on the date of grant or 85% of the fair market value of our common stock on the date of purchase. The fair market value of our common stock on the current period’s grant date May 1, 2025 was $236.49 and on September 23, 2025, was $275.61.
We expect future offering periods to begin on the conclusion of each offering period and continue for a period of six months, unless otherwise determined by the CLDC.
Participation
Eligible employees can enroll under the ESPP by completing a participation agreement within the time specified by the CLDC. Each participation agreement must authorize the deduction of at least 1%, but not more than 50%, of the eligible employee’s eligible compensation towards the purchase of our common stock, unless the CLDC sets a different maximum percentage. A participant’s authorized payroll deduction will be deducted on each payday during an offering period.
In no case may a participant be granted an option to purchase shares of common stock under the ESPP that, together with the other options to purchase shares of common stock under all other employee stock purchase plans (if any) of the company or its subsidiary, accrues at a rate that exceeds $25,000 of the fair market value of the shares of common stock for any calendar year in which the option is outstanding, in accordance with Section 423 of the Code. In addition, the CLDC will place a limit on the maximum number of shares any participant can acquire in a single offering period (this limit is currently 5,000 shares and is also subject to the annual $25,000 limit discussed above). If the aggregate subscriptions by all participants exceed the number of authorized shares of common stock available for purchase under the ESPP, all subscriptions will be reduced on a pro-rata basis.
Unless otherwise determined by the CLDC, fractional share interests may be purchased and credited to a participant’s brokerage account under the ESPP through an arrangement facilitated by the Company’s designated stock plan broker. Notwithstanding the foregoing, no fractional shares will be issued by the Company (whether in certificate or book entry form).
Except as otherwise provided by the CLDC in the terms of an offering period, a participant may cancel his or her payroll deduction authorization at any time before the end of the offering period, subject to the ESPP’s notice requirements. On cancellation, the balance of the participant’s account will be refunded in cash, without interest. The CLDC may provide that a participant can increase, decrease, or suspend a payroll deduction authorization during an offering period, in accordance with Section 423 of the Code. Additionally, if a participant ceases to be an eligible employee during an offering period, that person’s participation in the ESPP will cease and the balance of that participant’s account will be refunded in cash, without interest. In the event of a death of a participant, if the participant’s option is transferred to the participant’s estate by will or the laws of descent or distribution, the decedent’s balance may continue to be applied for the acquisition of shares at the end of the relevant offering period. Other than upon a participant’s death, options granted under the ESPP are not transferable by a participant and are exercisable only by the participant.
Subject to the discretion of the CLDC, if a participant is on a paid leave of absence, the participant’s payroll deductions will continue and amounts credited to the participant’s account may be used to purchase shares under the ESPP. If a participant is on an unpaid leave of absence, the participant’s payroll deductions will be discontinued and no other contributions will be permitted, but any amounts credited to the participant’s account may be used to purchase shares on the next applicable purchase date. In any event, where the period of leave exceeds three months and the participant’s right to reemployment is not guaranteed by statute or by contract, the participant will be deemed to have terminated employment under the ESPP three months and one day following the commencement of leave.
Unless otherwise determined by the CLDC, a participant whose employment transfers between companies participating in the ESPP will not be treated as having terminated employment under the plan.
Adjustments on changes in capitalization, dissolution, liquidation, merger or asset sale
In the event of any dividend or other distribution, recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, sale, transfer, exchange or other disposition of all or substantially all of our assets, or exchange of shares of our common stock or other securities, issuance of warrants or other rights to purchase shares of our common stock or other securities, or other similar corporate transactions or events, then if the CLDC determines that it is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP or with respect to any right under the ESPP, the

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CLDC will adjust the number and kind of shares of securities with respect to which options may be granted, the number and kind of shares of stock subject to outstanding options, and the option price with respect to any option.
In the event of any transaction or event described above that is an unusual or nonrecurring transaction or event affecting us, any of our affiliates, or our financial statements or those of any of our affiliates, or of changes in applicable laws, regulations, or accounting principles, the CLDC may take any one or more of the following actions whenever the CLDC determines that it is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP or with respect to any right under the ESPP, to facilitate the transactions or events or to give effect to the changes in laws, regulations or principles:
•provide that all rights then outstanding under the ESPP will terminate without being exercised on a date the CLDC determines in its sole discretion;
•provide that all rights then outstanding under the ESPP will be exercised and terminate immediately after the exercise;
•provide for either the purchase of any rights then outstanding under the ESPP for an amount of cash equal to the amount that could have been obtained on the exercise of that right had the right been currently exercisable, or the replacement of the right with other rights or property selected by the CLDC in its sole discretion;
•provide that rights then outstanding under the ESPP will be assumed by the successor or survivor corporation, or a parent or subsidiary of the successor or survivor corporation, or will be substituted for by similar rights for the stock of the successor or survivor corporation, or a parent or subsidiary of the successor or survivor corporation, with appropriate adjustments as to the number and kind of shares and prices; and
•make adjustments in the number and type of shares of common stock (or other securities or property) subject to outstanding rights, or in the terms and conditions of outstanding rights, or rights which may be granted in the future.
Amendment and termination
The CLDC may amend, suspend or terminate the ESPP. However, without obtaining stockholder approval within 12 months before or after the action, the CLDC may not amend the ESPP to either increase the number of shares that may be purchased under the ESPP or to amend the ESPP in a way that requires stockholder approval under the Code. Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the board or the CLDC, as applicable, may change the offering periods, limit the frequency and number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than US dollars, permit payroll withholding in excess of the amount designated by a participant to adjust for delays or mistakes in our processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and accounting and crediting procedures to ensure that amounts applied toward the purchase of stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish other limitations or procedures the board or the CLDC, as applicable, determines in its sole discretion advisable which are consistent with the ESPP and Section 423 of the Code.
Term of the ESPP
The ESPP does not have a fixed termination date and will continue in effect until the earlier of its termination by the board or the CLDC or the date on which all authorized shares have been issued.
Certain US Federal Income Tax Consequences of the ESPP
The following discussion is required by rules of the Securities and Exchange Commission, and summarizes the US federal income tax consequences of an employee’s participation in the ESPP. It does not summarize tax consequences for any employees who are not US taxpayers. This summary does not address federal employment taxes, state, local and non-US income taxes and other taxes that may apply, and is not intended to completely describe the tax consequences of participation in the ESPP.
Section 423 Offerings
The ESPP is intended to be an employee stock purchase plan within the meaning of Section 423 of the Code. Under a plan that so qualifies, no taxable income is recognized by a participant, and no deductions are allowed to us, in connection with the grant of the option under the plan that occurs on the date of grant (first trading day) of an offering period or the automatic exercise of the option and acquisition of shares under the plan that occurs on the last trading day of an offering period.
Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or if the participant dies while still owning the purchased shares.

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If a participant sells or otherwise disposes of the purchased shares less than two years after the grant date, or within one year after the purchase date for those shares, then the participant generally will recognize ordinary income equal to the amount by which the fair market value of the shares on the purchase date exceeds the purchase price paid for those shares, and we generally will be entitled to an income tax deduction equal in amount to the excess (subject to applicable limits under the Code). The income is recognized by the participant, and the deduction taken by us, for the taxable year in which the sale or disposition occurs. The amount of this ordinary income will be added to the participant’s basis in the shares, and any resulting gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares have been held for more than one year since the date of purchase, the gain or loss will be long-term. For purposes of the Code, the purchase date means the date the shares are issued on automatic exercise of the option on the last trading day of the offering period.
If the participant sells or disposes of the purchased shares more than two years after the grant date and more than one year after the purchase date for those shares, then the participant will recognize ordinary income equal to the lesser of: (1) the amount by which the fair market value of the shares on the sale or disposition exceeds the purchase price paid for those shares; or (2) 15% of the fair market value of the shares on the grant date for the offering period in which the shares were acquired, and any additional gain on the disposition generally will be taxed as a long-term capital gain. The income is recognized by the participant for the taxable year in which the sale or disposition occurs. We generally will not be entitled to any income tax deduction with respect to the sale or disposition.
If the participant still owns the purchased shares at death, the lesser of: (1) the amount by which the fair market value of the shares on the date of death exceeds the purchase price; or (2) 15% of the fair market value of the shares on the date of grant for the offering period in which those shares were acquired, will constitute ordinary income in the year of death.
Non-423 Offerings
If an option is granted under a Non-423 Offering of the ESPP, then to the extent a participant is subject to US federal income tax, the amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price is taxed as ordinary income at the time of the purchase and is subject to tax withholding. The amount of ordinary income will be added to the participant’s basis in the shares, and any resulting gain or loss recognized on the sale or disposition of the shares will be a capital gain or loss. If the shares have been held for more than one year since the date of purchase, the gain or loss will be long-term. We generally will be entitled to an income tax deduction in the year of purchase equal to the amount of ordinary income realized by the participant (subject to applicable limits under the Code).
Plan Benefits for Directors
Directors who are not employees will not receive any benefits under the ESPP and may not participate in the ESPP. Peter Farrell, our founder and chairman of the board emeritus and non-officer employee, will not participate in the ESPP. Dr. Farrell previously irrevocably elected not to participate in the ESPP, meaning that he elected that we should seek stockholder approval in advance of his participating in the ESPP and should not issue any shares to him under the ESPP before obtaining stockholder approval.
Future Plan Benefits
Because the number of shares that may be purchased under the ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our ordinary shares at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.
Shares Purchased under the ESPP
The following table shows the number of shares of our common stock purchased by employees, including our named executive officers, and the other identified individuals and groups under options granted under the ESPP from its inception through September 23, 2025. Non-employee directors are not eligible for participation in the ESPP. No purchase rights have been granted under the ESPP to associates of non-employee directors or executive officers, and no person has purchased 5% of the aggregate shares purchased.

Name	Shares Purchased (a)	Weighted average purchase price (a)
Named executive officers
Michael Farrell, Chief executive officer	3,126	$75.10
Bobby Ghoshal, Chief commercial officer - Residential Care Software	4,380	$64.33

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Justin Leong, Chief product officer	596	$66.42
Michael Rider, Global general counsel and secretary	2,208	$86.51
Brett Sandercock, Chief financial officer	1,876	$97.03
All current executive officers as a group	12,185	$76.25
All employees, including current officers who are not executive officers, as a group	3,828,569	$102.06

(a)	These amounts represent a good faith estimate based on the data available.
Required Vote
The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the existence of a quorum but will not have any effect on the outcome of the proposal.

Your board of directors recommends a vote “FOR” approval of the amendment and restatement of the ResMed Inc. 2018 Employee Stock Purchase Plan.

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Common Stock Ownership of Principal Stockholders and Management
The following table shows the number and percentage of shares of our common stock that, according to information supplied to us, are beneficially owned as of the record date by: (1) each person who, to our knowledge based on Schedules 13G filed with the SEC and Substantial Stockholder Notices filed with the ASX, is the beneficial owner of more than 5% of our outstanding common stock; (2) each person who is currently a director or a nominee for election as director; (3) each of the named executive officers; and (4) all current directors and executive officers as a group. In this proxy statement, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (that is, the power to dispose of, or to direct the disposition of, a security). All of the following calculations are based on 145,940,728 shares of our common stock outstanding (which excludes treasury shares) on September 23, 2025, the record date. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by the person or entity, subject to community property laws, where applicable. Unless otherwise indicated, the address for each listed stockholder is c/o ResMed Inc., 9001 Spectrum Center Boulevard, San Diego, California 92123 USA.

Name of beneficial owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Common Stock
Vanguard 100 Vanguard Blvd. Malvern, PA 19355	18,478,846	(a)	12.56%
Black Rock, Inc. 55 East 52nd Street New York, NY 10055	12,783,715	(b)	8.69%

Named Executive Officers, Directors and Nominees	Amount and Nature of Beneficial Ownership(c)	Percent of Outstanding Common Stock
Michael Farrell	611,640	*
Brett Sandercock	84,623	*
Peter Farrell	82,878	*
Justin Leong	42,201	*
Ronald Taylor	23,698	*
Karen Drexler	19,996	*
Richard Sulpizio	17,796	*
Carol Burt	17,743	*
Bobby Ghoshal (d)	17,359	*
Harjit Gill	9,905	*
Michael Rider	6,409	*
Jan De Witte	5,806	*
Desney Tan	4,929	*
John Hernandez	4,045	*
Christopher DelOrefice	1,350	*
Nicole Mowad-Nassar	—	*
All directors and executive officers as a group (16 persons)	950,378	0.65%
*    Less than 1%
(a)͏Based on information provided in Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, that reports shared voting power over 929,864 shares, sole dispositive power over 17,114,085 shares, and shared dispositive power over 1,364,761 shares. The address of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

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Stock Ownership Information
(b)Based on information provided in Schedule 13G/A filed with the SEC on January 25, 2024, by BlackRock, Inc., that reports sole voting power over 11,465,363 shares and sole dispositive power over 12,783,715 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(c)Beneficial ownership is stated as of September 23, 2025, and includes shares subject to currently exercisable options, and RSUs and options that vest within sixty days after September 23, 2025, as set forth below. Does not include shares subject to PSUs that may be earned and vest in November 2025 as their number cannot be finally determined until the compensation and leadership development committee certifies the performance of the total stockholder return objectives. Shares subject to those options and RSUs are deemed beneficially owned by the holder to compute that person’s ownership percentage, but are not treated as outstanding to compute any other person’s ownership percentage. Shares have been rounded to the nearest whole number.

Named Executive Officers, Directors and Nominees	Stock Options	Restricted Stock Units
Michael Farrell	160,473	14,664
Brett Sandercock	4,000	6,116
Peter Farrell	14,605	542
Justin Leong	22,294	4,573
Ronald Taylor	—	1,083
Karen Drexler	10,467	1,083
Richard Sulpizio	—	1,083
Carol Burt	—	1,083
Bobby Ghoshal (d)	4,876	—
Harjit Gill	—	1,083
Michael Rider	—	3,077
Jan De Witte	—	1,083
Desney Tan	—	1,083
John Hernandez	—	1,083
Christopher DelOrefice	—	1,083
Nicole Mowad-Nassar	—	—
(d)Mr. Ghoshal resigned from his role as chief commercial officer of our residential care software business, effective August 1, 2025.

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Stock Ownership Information
Equity Compensation Plan Information
The following table summarizes outstanding incentive award plan balances as of June 30, 2025.

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	1,691,880	$175.60	11,937,229	(c)
Employee stock purchase plan approved by security holders	N/A	N/A	774,618	(d)
Equity compensation plans not approved by security holders	0	0	0
Total	1,691,880	$175.60	12,714,347
(a)Represents shares reserved for options, RSUs and PSUs outstanding under our 2009 Amended and Restated Incentive Award Plan. Includes 516,955 shares reserved for outstanding options, 833,460 shares reserved for outstanding RSUs and 341,465 shares reserved for outstanding PSUs. Shares reserved for PSUs are calculated at target number of shares for all outstanding PSU grants, assuming target achievement of performance related conditions, even though if performance were measured as of June 30, 2025, shares would have been earned above the target PSU grant.
(b)Represents the weighted-average exercise price of the 516,955 outstanding stock options as of June 30, 2025.
(c)Represents shares available for issuance under our 2009 Amended and Restated Incentive Award Plan (2009 Incentive Award Plan). Assumes 1,236,712 shares are not available to issue under the 2009 Incentive Award Plan, representing the amount that would be issued if all outstanding TSR performance-based stock units were earned at the maximum possible level (up to 200% of target).
(d)Represents shares available for issuance under our 2018 Employee Stock Purchase Plan (ESPP). The maximum number of shares subject to purchase under our ESPP offerings outstanding on June 30, 2025 is 104,876.

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Stockholder Proposals for 2026 Annual Meeting
Proposals included in the Proxy Statement
Proposals under Rule 14a-8
If a stockholder wishes to submit a proposal for possible inclusion in the proxy statement for our 2026 annual meeting pursuant to Rule 14a-8 under the Exchange Act, the written proposal must be received by us no later than 120 days before the anniversary of this year’s mailing date. Accordingly, to be timely, we must receive any proposal at our principal executive offices on or before June 4, 2026. The proposal must satisfy all applicable requirements of Rule 14a-8 as well as the applicable provisions of our bylaws to be eligible for inclusion in the proxy statement for our 2026 annual meeting.
Proxy Access
Our bylaws provide that an eligible stockholder, or group of up to 20 eligible stockholders, who has continuously owned at least three percent (3%) of our outstanding shares for at least three years , may nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the board or two directors, provided that the stockholder(s) and nominee(s) satisfy the requirements of our bylaws. To nominate a director under proxy access at the 2026 annual meeting of stockholders, you must comply with all of the procedures, information requirements, qualifications, and conditions set forth in our bylaws. A fully compliant nomination notice must be received by us no earlier than May 5, 2026, and no later than June 4, 2026 (i.e., no earlier than the 150th day and no later than the 120th day before the anniversary of this year’s mailing date), and the nomination notice must be delivered to our secretary at our principal executive offices.
Proposals not included in the Proxy Statement
Under our bylaws, to be eligible for consideration at the 2026 annual meeting, any proposal that is a proper subject for consideration which has not been submitted by the deadline for inclusion in the proxy statement (as set forth above) and any nomination for director that is made outside of the proxy access procedures (as described above) must comply with the requirements and procedures set forth in our bylaws. Our bylaws require, among other things, that any such proposals or nomination be in writing and delivered to our secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2026 annual meeting no earlier than July 22, 2026, and no later than August 21, 2026. In the event that the date of our 2026 annual meeting is more than 30 days before or more than 70 days after such anniversary date, to be timely, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by Resmed. Such stockholder’s notice must set forth the information required under our bylaws.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees in connection with our 2026 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
The notices discussed above must be delivered in writing to our secretary at our principal executive offices at ResMed Inc., 9001 Spectrum Center Boulevard, San Diego, California 92123 USA. A copy of our bylaws is available upon request to our secretary, as well as on the SEC’s website at: www.sec.gov.

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Stockholder Proposals for 2026 Annual Meeting
Householding

The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding,” and Resmed and certain brokers have adopted this procedure. Under this procedure, multiple stockholders who reside at the same address will receive a single copy of our proxy materials, including the notice of internet availability of proxy materials, unless one of the stockholders has notified us that they want to continue receiving multiple copies. This practice is designed to reduce duplicate mailings and save printing and postage costs, as well as natural resources. Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and mailing address and you and your spouse have two accounts containing Resmed stock at two different brokerage firms, your household will receive two copies of our proxy materials, one from each brokerage firm. To reduce the number of duplicate sets of proxy materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program at www.proxyvote.com (please have your control number available).

If you received a household mailing this year and you would like to have a separate copy of our notice of internet availability of proxy materials and/or proxy materials mailed to you, please submit your request to Broadridge, either by calling toll-free at 1-866-540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Englewood, NY, 11717, USA. They will promptly send additional copies of our notice of internet availability of proxy materials and/or proxy materials upon receipt of such request. Please note, however, that if you want to receive a paper proxy or voting instruction form or other proxy material for purposes of this year’s annual meeting, you should follow the instructions included in the notice of internet availability of proxy materials that was sent to you. If you received multiple copies of the proxy materials and would prefer to receive a single copy in the future or if you would like to opt out of householding for future mailings, you may contact Broadridge as provided above. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge as provided above.

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Voting Instructions and General Information
Why am I receiving these materials?
Resmed’s board of directors is soliciting your proxy to vote at our 2025 annual meeting of stockholders and any continuation, postponement, or adjournment of the meeting. The meeting is scheduled for Thursday, November 20, 2025, at 10:00 a.m. Australian Eastern Time, which is Wednesday, November 19, 2025 at 3:00 p.m. US Pacific Time, and will be held virtually at www.virtualshareholdermeeting.com/RMD2025. If you owned shares of our common stock or Clearing House Electronic Subregister System (CHESS) Units of Foreign Securities, as of 4:00 p.m. US Eastern Time, on September 23, 2025, we invite you to attend the annual meeting online and vote on the proposals described below under the heading “Voting matters and board recommendations.” You will be able to attend, vote, and submit your questions online from any remote location that has internet connectivity during the annual meeting at www.virtualshareholdermeeting.com/RMD2025 by entering the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials.
Why is the meeting being held virtually this year?
We believe that a virtual meeting will provide expanded stockholder access and participation, improved communications, as well as be cost-effective and environmentally responsible. You will be able to attend, vote, and submit your questions online during the annual meeting. You will not be able to attend the annual meeting in person. Stockholders may attend the annual meeting online at www.virtualshareholdermeeting.com/RMD2025 by using the 16-digit control number included on your notice of internet availability of proxy materials, on your proxy card, or on the voting instruction form provided by your broker, bank, or other nominee.
When are proxy materials available?
We expect to first make this proxy statement available to our stockholders and our holders of CHESS Units of Foreign Securities, on the internet on or about October 2, 2025, and to mail notice and access materials on or about October 2, 2025.
Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting To Be Held on November 19, 2025 (US time)/November 20, 2025 (Australian time).
Our annual report on Form 10-K was filed with the SEC on August 8, 2025. You can review our 10-K on our website, at investor.resmed.com, and at the website where our proxy materials, including the notice of the annual meeting, this proxy statement and a form of proxy card are posted, at www.proxyvote.com and www.investorvote.com.au. Stockholders may also obtain this proxy statement (and any amendments and supplements thereto) and other documents as and when filed by Resmed with the SEC without charge from the SEC’s website at: www.sec.gov.
Please access and review the proxy materials before voting.

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Voting Instructions and General Information
Voting Instructions
Voting matters and board recommendations:

Matter	Vote Recommendation

Proposal 1: Elect the eleven nominees identified in this proxy statement to the board of directors	FOR each director nominee

Proposal 2: Ratify selection of independent registered public accountants	FOR

Proposal 3: Advisory vote to approve executive compensation	FOR

Proposal 4: Approve the amendment and restatement of the ResMed Inc. 2009 Incentive Award Plan, including increase of reserved shares and elimination of fixed term	FOR

Proposal 5: Approve the amendment and restatement of the ResMed Inc. 2018 Employee Stock Purchase Plan, including increase of reserved shares and elimination of fixed term	FOR

Who can vote at the annual meeting?
You are entitled to vote or direct the voting of your Resmed shares if you were a stockholder of record, a beneficial owner of shares held in street name, or a holder of CHESS Units of Foreign Securities, as of 4:00 p.m. US Eastern Time, on September 23, 2025 (or September 24, 2025 at 6:00 a.m. Australian Eastern Time), the record date for our annual meeting. As of the record date, there were 145,940,728 shares of Resmed common stock outstanding, excluding 44,449,459 treasury shares. Treasury shares will not be voted. Each stockholder has one vote for each share of common stock held on the record date. As summarized below, there are some distinctions between shares held of record, those owned beneficially in street name, and those held through CHESS Units of Foreign Securities.
What does it mean to be a stockholder of record?
If, on the record date, your shares of common stock were registered directly in your name with our transfer agent, Computershare, then you are a “stockholder of record.” As a stockholder of record, you are entitled to vote on all matters to be voted on at the annual meeting. Whether or not you plan to attend the annual meeting online, we urge you to vote by the internet at www.virtualshareholdermeeting.com/RMD2025, by telephone, or (if you are reviewing a paper copy of this proxy statement) to fill out and return the proxy card that was included with the proxy statement, to ensure your vote is counted.
What does it mean to beneficially own shares in “street name?”
If, on the record date, your shares of common stock were held in an account at a broker, bank, or other financial institution (we refer to those organizations collectively as a “broker”), then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker. The broker holding your account is considered the stockholder of record for purposes of voting at our annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. The information you receive from the broker will include instructions on how to vote your shares. In addition, you may request paper copies of the proxy statement and voting instructions by following the instructions on the notice provided by your broker.
Your broker is not permitted to vote on your behalf on any matter to be considered at the annual meeting (other than ratifying our appointment of KPMG LLP as our independent registered public accounting firm) unless you specifically vote in accordance with the instructions provided by your broker. We encourage you to communicate your voting decisions to your broker before the deadlines described elsewhere in this proxy statement to ensure that your vote will be counted.
What does it mean to be a holder of CHESS Units of Foreign Securities?
CHESS Units of Foreign Securities are depository interests issued by Resmed through CHESS, and traded on the ASX. The depository interests are frequently called “CUFS”, or “CDIs.” If you own Resmed CUFS or CDIs, then you are the beneficial owner of one share of Resmed common stock for every ten CUFS or CDIs you own. Legal title is held by CHESS Depositary Nominees Pty Limited. CHESS Depositary Nominees is considered the stockholder of record for purposes of voting at our annual meeting. As the beneficial owner, you have the right to direct CHESS Depositary Nominees on how to vote the shares

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Voting Instructions and General Information
in your account. As a beneficial owner, you are invited to attend the annual meeting, but because you are not a stockholder of record, if you want to vote your shares and/or ask questions in person at the virtual annual meeting, you must request and obtain a valid proxy from CHESS Depositary Nominees giving you that right, and must satisfy the annual meeting admission criteria described below.
You will receive a notice from Computershare allowing you to deliver your voting instructions over the internet. In addition, you may request paper copies of the proxy statement and voting instructions by following the instructions on the notice provided by Computershare.
Under the rules governing CUFS and CDIs, CHESS Depositary Nominees are not permitted to vote on your behalf on any matter to be considered at the annual meeting unless you specifically instruct CHESS Depositary Nominees how to vote. We encourage you to communicate your voting decisions to CHESS Depositary Nominees before the deadlines described elsewhere in this proxy statement to ensure that your vote will be counted. Please refer to the information provided to you by Computershare for more information regarding how to request a proxy or control number in order to vote or ask questions at the virtual annual meeting.
How do I vote my shares before the annual meeting?
If you are a holder of common stock listed on the NYSE, you may vote before the meeting by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the internet or on a paper copy, and (2) for shares held as a record holder and shares held in “street name.” You may request paper copies of the proxy statement and proxy card by following the instructions on the notice described below.

Holder	Method of Voting
Holders of record
If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the internet, you may vote by submitting a proxy over the internet or by telephone by following the instructions on the website referred to in the notice of internet availability of proxy materials previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating, and signing the proxy card that was included with the proxy statement and promptly returning it in the pre- addressed, postage-paid envelope provided to you, or by using the toll-free number, or by submitting a proxy over the internet using the instructions on the proxy card.

Shares held in “street name”
If you hold your shares of common stock in street name, you will receive a notice from your broker with instructions on how to vote your shares. Your broker will allow you to deliver your voting instructions over the internet.

Holders of CUFS or CDIs listed on the ASX	If you hold our CUFS or CDIs, you will receive a notice from Computershare, which will allow you to make your voting instructions over the internet.
Internet voting closes for the following time zones:
•In Australia at 10:00 a.m. Australian Eastern Time on November 16, 2025, for holders of CHESS Units of Foreign Securities listed on the ASX.
•In the US at 11:59 p.m. US Eastern Time on November 18, 2025, for shares traded on the NYSE.
How do I attend and vote at the annual meeting?
To attend and vote at the annual meeting you need to access the meeting via live audio webcast at www.virtualshareholdermeeting.com/RMD2025 using the 16-digit control number included on your notice, on your proxy card, or on the voting instruction form. Online check-in will begin approximately 15 minutes prior to the scheduled meeting time, and we recommend that you log in to the virtual annual meeting during this timeframe to ensure you are logged in when the meeting starts.
Attendance at the annual meeting will not, by itself, result in any vote or revocation of vote. You must follow the instructions at www.virtualshareholdermeeting.com/RMD2025 to vote your shares at the annual meeting. Even if you intend to attend the annual meeting online, we encourage you to vote before the deadlines described elsewhere in this proxy statement. If you own Resmed CUFS or CDIs, please refer to the instructions provided by Computershare for information regarding how to request a proxy in order to vote your shares at the virtual annual meeting.

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Voting Instructions and General Information
What if during the check-in time or during the annual meeting I have technical difficulties or trouble accessing the virtual meeting website?
If you encounter any difficulties accessing the virtual meeting during the check-in or the meeting, please call the technical support number posted on the virtual shareholder meeting log-in page.
Will there be a question and answer session during the annual meeting?
As part of the virtual annual meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to Resmed and the meeting matters, as time permits. Only stockholders that have accessed the annual meeting as a stockholder by following the procedures outlined above in “How can I attend and vote at the annual meeting?” will be permitted to submit questions during the annual meeting. If you have questions, you may type them into the dialog box provided at any point during the meeting (until the floor is closed to questions). Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of Resmed or to the business of the annual meeting;
•related to material non-public information of Resmed, including the status or results of our business since our last earnings release;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the annual meeting as determined by the Chairman or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the virtual shareholder meeting webpage for stockholders that have accessed the annual meeting by following the procedures outlined above in “How can I attend and vote at the annual meeting?”
What if there is a transaction of other businesses that may properly come before the meeting?
We are not aware of any other matters to come before the annual meeting, and we have not received timely notice from any stockholder that they intend to present any other proposal at the meeting. If any matter not mentioned in this proxy statement is properly brought before the annual meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will have discretionary authority to vote all proxies on those matters according to their best judgment.

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How can I revoke my proxy or change my vote?
You may revoke your proxy and change your vote at any time before the proxy is exercised by any of the following methods:

Holder	Method of Voting
Holders of record and shares held in street name listed on the NYSE
•Delivering written notice of revocation to our secretary at our principal executive office located at 9001 Spectrum Center Boulevard, San Diego, California 92123 USA;
•Delivering another timely and later dated proxy to our secretary at our principal executive office located at 9001 Spectrum Center Boulevard, San Diego, California 92123 USA;
•Revoking by internet or by telephone before the following times:
In Australia by 10:00 a.m. AU Eastern Time on November 16, 2025, for holders of CHESS Units of Foreign Securities listed on the ASX;
In the United States by 11:59 p.m. US Eastern Time on November 18, 2025, for shares traded on the NYSE; or
•Attending the 2025 annual meeting online and timely voting your shares at www.virtualshareholdermeeting.com/RMD2025. Please note that your attendance at the meeting will not revoke your proxy unless you vote at the meeting.

Holders of CUFS or CDIs listed on the ASX
You must contact the Chess Depository Nominee to obtain instructions on how to revoke your proxy or change your vote. Refer to the instructions provided by Computershare for information regarding how to request a proxy in order to vote your shares at the virtual annual meeting. Please note that your attendance at the meeting will not revoke your proxy unless you vote at the meeting.

What happens if I return the proxy card to Resmed but do not make specific choices?
If you submit a proxy, we will vote your shares according to your choice. If you submit a proxy but do not make specific choices, we will vote your shares as follows: (1) FOR each of the eleven nominees to our board identified in this proxy statement; (2) FOR ratifying our selection of KPMG; (3) FOR approving, on a non- binding, advisory basis, the compensation we paid our named executive officers; (4) FOR approving the amendment and restatement of the ResMed Inc. 2009 Incentive Award Plan, as amended and restated; and (5) FOR approving the amendment and restatement of the ResMed Inc. 2018 Employee Stock Purchase Plan.

What does it mean if I received more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, and return each proxy card to ensure that all of your shares are voted.

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Voting Instructions and General Information
General Information
What are broker non-votes and how are they counted?
If your broker holds your common stock in street name and you have not provided your broker with voting instructions, your broker may vote your shares in its discretion on proposals which NYSE rules consider “routine.” The only proposal considered “routine” in our meeting is the proposal to ratify the selection of our independent registered public accounting firm. If you do not provide direction to your broker for that proposal, your broker may exercise its discretion to vote your shares. The election of directors, the advisory vote on executive compensation, the proposal to approve the amendment and restatement of our 2009 Incentive Award Plan, as amended and restated, and the proposal to approve the amendment and restatement of our 2018 Employee Stock Purchase Plan are not considered “routine”, and brokers do not have discretionary authority to vote on these matters without your direction. You must indicate to your broker how you wish to vote on any non-routine matter with respect to any shares you hold in street name or they will be considered a “broker non-vote.”
Broker non-votes will not affect the outcome of the election of our directors, the advisory vote to approve our executive compensation, the proposal to approve the amendment and restatement of our 2009 Incentive Award Plan, as amended and restated, or the proposal to approve the amendment and restatement of our 2018 Employee Stock Purchase Plan, as these matters are determined based on the number of votes cast and broker non- votes are not considered votes cast.
Your vote is important. Please submit your proxy, or provide instructions to your brokerage firm, bank, or the CHESS Depositary Nominees. This will ensure that your shares are voted at our annual meeting.
How many shares must be present or represented to conduct business at the annual meeting?
A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if a majority of the outstanding shares entitled to vote are represented at our annual meeting. Shares represented by proxies that reflect abstentions or broker non-votes will be counted as shares represented at our annual meeting for purposes of determining a quorum. If there are insufficient votes to constitute a quorum at the time of the annual meeting, we may adjourn the annual meeting to solicit additional proxies.
On the record date, we had outstanding 145,940,728 shares of common stock (excluding treasury shares), the holders of which are entitled to one vote per share. Accordingly, an aggregate of 145,940,728 votes may be cast on each matter to be considered at our annual meeting, and at least 72,970,364 shares must be represented at the meeting to have a quorum.
What is the voting requirement to approve each of the proposals?
Proposal 1 – Directors will be elected by a majority of the votes cast, which means that the number of votes cast “for” a candidate for director must exceed the number of votes cast “against” that candidate. You will have the option to vote “for”, “against” or “abstain” for each nominee. Abstentions and broker non-votes do not count as a vote cast either “for” or “against” and will not affect the outcome of the election.
Under our board’s policy, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election will continue to serve but is expected to tender a resignation to the board. The nominating and governance committee, or another duly authorized committee of the board, will decide whether to accept or reject the tendered resignation, generally within 90 days after the election results are certified. We will publicly disclose the board’s decision on the tendered resignation and the rationale behind the decision.
Proposal 2 – The proposal to ratify our selection of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast. Abstentions do not count as votes cast and thus will not affect the outcome of this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm, so we do not expect broker non-votes to result from the vote on proposal 2. Any broker non-votes that may result will not affect the outcome of this proposal.
Proposal 3 – The advisory vote to approve our executive compensation (“say-on-pay” vote) requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes do not count as votes cast and thus will not affect the outcome of this proposal. As an advisory vote, the results of this vote will not be binding on the board or the company. However, the board values the opinions of our stockholders and will consider the outcome of the vote when making future decisions on our named executive officers’ compensation, and our executive compensation principles, policies, and procedures.
Proposal 4 – The proposal to approve the amendment and restatement of our 2009 Incentive Award Plan, as amended and restated, including an increase of reserved shares and elimination of the fixed term, requires the affirmative vote of a majority

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Voting Instructions and General Information
of the votes cast. Abstentions and broker non-votes do not count as votes cast and thus will not affect the outcome of this proposal.

Proposal 5 – The proposal to approve the amendment and restatement of our 2018 Employee Stock Purchase Plan, including an increase of reserved shares and elimination of the fixed term, requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes do not count as votes cast and thus will not affect the outcome of this proposal.

Who pays the costs of proxy solicitation?
The cost of soliciting proxies will be borne by us. After the original delivery of the notice and other proxy soliciting materials, further solicitation of proxies may be made by mail, telephone, facsimile, electronic mail, and personal interview by our regular employees, who will not receive additional compensation for the solicitation. We will also request that brokerage firms and other nominees or fiduciaries deliver the notice and proxy soliciting material to beneficial owners of the stock held in their names, and we will reimburse them for reasonable out-of-pocket expenses they incur.
How can I see a list of stockholders?
Under Delaware law, a list of stockholders entitled to vote at our annual meeting will be available for ten days before our annual meeting at our principal executive office, located at 9001 Spectrum Center Boulevard, San Diego, California, 92123 USA, between the hours of 9:00 a.m. and 4:00 p.m. US Pacific Time. If you are interested in viewing the list, please contact Investor Relations by email at InvestorRelations@resmed.com.
How will I receive my proxy materials?
We are furnishing proxy materials (the proxy statement, annual report on Form 10-K and proxy card) to our stockholders by the internet, instead of mailing printed copies of proxy materials to each stockholder. Accordingly, we are sending a notice of internet availability of proxy materials to our stockholders of record. If your shares are listed in street name on the NYSE, brokers who hold shares on your behalf will send you their own similar notice. If you hold CUFS or CDIs listed on the ASX, you will receive your notice from Computershare. If you received the notice by mail, you will not automatically receive a printed copy of the proxy materials in the mail. Instead, the notice tells you how to use the internet to access and review this proxy statement, our annual report on Form 10-K, and the proxy voting card. The notice also tells you how you may submit your proxy via the internet.
Our proxy materials explain how you may request to receive your materials in printed form on a one-time or ongoing basis. Certain stockholders who have previously given us a permanent request to receive a paper copy of our proxy materials will be sent paper copies in the mail.

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Cautionary Note Regarding Forward-Looking Statements
Statements contained in this proxy statement that are not historical facts are “forward-looking” statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding our plans to pay quarterly dividends, our net revenue, net income, and diluted earnings per share performance, are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Those risks and uncertainties are discussed in our Annual Report on Form 10-K for our most recent fiscal year and in other reports we file with the SEC. Those reports are available on our website.

2025 Proxy Statement | 125

No Incorporation by Reference
To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this proxy statement entitled “Compensation and Leadership Development Committee Report,” “Pay Versus Performance,” or “Audit Committee Report,” to the extent permitted by the rules of the SEC, will not be deemed incorporated, unless specifically provided otherwise in such filing.
In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders, and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

126 | 2025 Proxy Statement

Reconciliation of Non-GAAP Financial Measures
The measure of free cash flow is reconciled with net cash provided by operating activities below (in US$ thousands):

Twelve Months Ended June 30,
2025
Net cash provided by operating activities	$1,751,588
Purchases of property, plant and equipment	$(89,865)
Free cash flow	$1,661,723
The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below (in US$ thousands, except share and per share data):

	Twelve Months Ended June 30,
	2025	2024
GAAP income from operations	$1,685,363	$1,319,893
Amortization of acquired intangible assets(a)	77,389	79,484
Restructuring expenses(a)	—	64,228
Masks with magnets field safety notification expenses(a)	(1,512)	6,351
Astral field safety notification expenses(a)	—	7,911
Acquisition-related expenses(a)	2,031	483
Non-GAAP income from operations	1,763,271	1,478,350

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Reconciliation of Non-GAAP Financial Measures
The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Twelve Months Ended June 30,
	2025	2024
GAAP net income	$1,400,723	$1,020,951
Amortization of acquired intangible assets(a)	77,389	79,484
Restructuring expenses(a)	—	64,228
Masks with magnets field safety notification expenses(a)	(1,512)	6,351
Astral field safety notification expenses(a)	—	7,911
Acquisition-related expenses(a)	2,031	483
Tax benefit from business cessation	(21,430)	—
Income tax effect of interest income on tax refunds	(29,976)	—
Income tax effect on non-GAAP adjustments	(20,448)	(40,114)
Non-GAAP net income(a)	1,406,777	1,139,294
Diluted shares outstanding	147,340	147,550
GAAP diluted earnings per share	9.51	6.92
Non-GAAP diluted earnings per share(a)	9.55	7.72
(a)Resmed adjusts for the impact of the amortization of acquired intangibles, restructuring expenses, field safety notification expenses, acquisition-related expenses, gain on insurance recoveries, and associated tax effects, in addition to tax benefits from business cessation, and the tax effect of interest and penalties on tax refunds from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.
Resmed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. Resmed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. Resmed believes this information provides investors better insight when evaluating Resmed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

128 | 2025 Proxy Statement

Proposed
APPENDIX A
RESMED INC. 2009 INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED
ResMed Inc., a Delaware corporation (the “Company”), maintains the ResMed Inc. 2009 Incentive Award Plan, as Amended and Restated. The Plan initially became effective upon its approval by the Company’s stockholders on November 9, 2006 and has been subsequently amended and restated by the Board and re-approved by the Company’s stockholders in accordance with applicable law. On August 15, 2025, the Board adopted a sixth amendment and restatement of the Plan, subject to approval by the Company’s stockholders on November 19, 2025 and effective as of such stockholder approval date (the “2025 Restatement Date”).
The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of the members of the Board, Employees, and Consultants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
ARTICLE I.
DEFINITIONS
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
1.1    “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article X. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 10.5, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee has revoked such delegation.
1.2    Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).
1.3    “Award Agreement” shall mean a written (or electronic) agreement, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, which terms and conditions shall not be inconsistent with the terms of the Plan.
1.4    “Award Limit” shall mean three million (3,000,000) shares of Common Stock, as adjusted pursuant to Section 11.3; provided, however, that each share of Common Stock subject to an Award shall be counted as one share against the Award Limit.
1.5    “Board” shall mean the Board of Directors of the Company.
1.6    “Change in Control” shall mean the occurrence of any of the following events:
    (a) a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
    (b) During any 36-month period, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.6(a) or Section 1.6(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who

Proposed
either were directors at the beginning of the 36-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
    (c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
        (i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
        (ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.6(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
    (d) The Company’s stockholders approve a liquidation or dissolution of the Company.
For purposes of subsection (a) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of subsection (c) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders. The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
1.7    “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, together with the Treasury Regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.
1.8    “Committee” shall mean the Compensation and Leadership Development Committee of the Board (or any successor), or another committee or subcommittee of the Board, appointed as provided in Section 10.1.
1.9    “Common Stock” shall mean the common stock of the Company, par value $0.004 per share.
1.10    “Company” shall mean ResMed Inc., a Delaware corporation.
1.11    “Consultant” shall mean any consultant or adviser if: (a) the consultant or adviser is a natural person, (b) the consultant or adviser renders bona fide services to the Company or any Subsidiary; and (c) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
1.12    “Deferred Stock” shall mean rights to receive Common Stock awarded under Article VIII of the Plan.
1.13    “Director” shall mean a member of the Board.
1.14    “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded with respect to Full Value Awards pursuant to Article VIII of the Plan.
1.15    “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

Proposed
1.16    “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any Subsidiary.
1.17    “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.
1.18    “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:
    (a) If the Common Stock is listed on any established stock exchange (such as the New York Stock Exchange, the Nasdaq Global Market and the Nasdaq Global Select Market) or any national market system, including without limitation any market system of The Nasdaq Stock Market, the value of a share of Common Stock shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date, or if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
    (b) If the Common Stock is regularly quoted by a recognized securities dealer but closing sales prices are not reported, the value of a share of Common Stock shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on the date in question, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or
    (c) If the Common Stock is neither listed on an established stock exchange or a national market system nor regularly quoted by a recognized securities dealer, the value of a share of Common Stock shall be established by the Administrator in good faith.
Notwithstanding the foregoing, for U.S. and non-U.S. federal, state, and local tax reporting and withholding purposes, fair market value may be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time consistent with applicable law.
1.19    “Fiscal Year” shall mean the fiscal year of the Company.
1.20    “Fractional Share Interest” shall mean an interest in a share of Common Stock allocated to a Holder pursuant to an Award and facilitated by the Company’s designated broker, providing for such rights with respect to a share of Common Stock as shall be specified by the Administrator.
1.21    “Full Value Award” shall mean any Award other than an Option, Stock Appreciation Right or other Award for which the Holder pays a purchase price (whether directly or by forgoing a right to receive a payment from the Company).
1.22    “GAAP” means United States Generally Accepted Accounting Principles.
1.23    “Holder” shall mean a person who has been granted or awarded an Award.
1.24    “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.
1.25    “Non-Employee Director” shall mean a member of the Board who is not an Employee.
1.26    “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Administrator.
1.27    “Option” shall mean a stock option granted under Article IV of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall be Non-Qualified Stock Options.
1.28    “Performance Criteria” shall mean the criteria that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:
    (a) The Performance Criteria that will be used to establish Performance Goals may include any of the following, or such other applicable criteria as selected by the Administrator, in its discretion, alone or in combination: (i) net earnings (either

Proposed
before or after (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) gross or net sales or revenue, (iii) net income (either before or after taxes), (iv) operating income (either before or after taxes), (v) cash flow or cash flow per share (including, but not limited to, operating cash flow and free cash flow and either before or after dividends), (vi) cash flow return on investment, (vii) return on assets or net assets, (viii) return on capital (including, but not limited to, total return on capital and return on invested capital), (ix) return on stockholders’ equity, (x) total stockholder return, (xi) economic value added, (xii) return on sales, (xiii) gross or net profit, cash or operating margin, (xiv) costs, (xv) funds from operations, (xvi) expenses, (xvii) working capital, (xviii) earnings per share, (xix) price per share of Common Stock or any other publicly-traded security of the Company, (xx) FDA or other regulatory body approval for commercialization of a product, (xxi) implementation or completion of critical projects, (xxii) market share, (xxiii) debt, (xxiv) cash, (xxv) stockholder equity, (xxvi) factoring transactions, (xxvii) initiating or completing clinical studies or phases of clinical studies, (xxviii) initiating enrollment, completing enrollment or enrolling particular numbers of subjects in clinical studies, (xxix) financing and other capital raising transactions (including sales of the Company’s equity or debt securities), (xxx) in-licensing and out-licensing of intellectual property, (xxxi) third-party validation of any manufacturing process of the Company, any Subsidiary or any third-party manufacturer, (xxxii) sales or licenses of assets (including, but not limited to, intellectual property), (xxxiii) manufacturing yields, (xxxiv) productivity; (xxxv) operating efficiency; and (xxxvi) return on net assets, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to the performance of one or more other companies.
    (b) The Administrator may, in its discretion, at the time of grant, or unless otherwise required by applicable law, at any time thereafter, specify in the Award that one or more adjustments shall be made to one or more of the Performance Goals. Such adjustments may include (although are not limited to) one or more of the following: (i) items related to changes in applicable laws, regulations, accounting principles, or business conditions; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to any unusual or infrequently occurring corporate item, transaction, event, or development, or (ix) items related to discontinued operations that do not qualify as a segment of a business under GAAP.
1.29    “Performance Goals” shall mean, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, product, division, business unit, or an individual. Unless otherwise determined by the Administrator, the achievement of each Performance Goal and adjustments thereto shall be determined in accordance with GAAP to the extent applicable, or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.
1.30    “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award that is subject to the satisfaction of one or more Performance Goals.
1.31    “Plan” shall mean the ResMed Inc. 2009 Incentive Award Plan, as Amended and Restated through the 2025 Restatement Date and as may be further amended or restated from time to time.
1.32    “Restricted Stock” shall mean Common Stock awarded under Article VII of the Plan.
1.33    “Restricted Stock Units” shall mean rights to receive Common Stock or an equivalent cash payment, or a combination of both, awarded under Article VIII of the Plan.
1.34    “Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.
1.35    “Section 409A” shall mean Section 409A of the Code.
1.36    “Securities Act” shall mean the U.S. Securities Act of 1933, as amended from time to time.
1.37    “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Article IX of the Plan.

Proposed
1.38    “Stock Payment” shall mean: (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses, commissions and directors’ fees, that would otherwise become payable to an Employee, Non-Employee Director or Consultant in cash, awarded under Article VIII of the Plan.
1.39    “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
1.40    “Subsidiary Corporation” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
1.41    “Substitute Award” shall mean an Award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right. The terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Administrator deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
1.42    “Termination of Consultancy” shall mean the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, without limitation, the question of whether a Termination of Consultancy resulted from a discharge for cause.
1.43    “Termination of Directorship” shall mean the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement. The Administrator, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Non-Employee Directors.
1.44    “Termination of Employment” shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, and (b) terminations which are followed by the simultaneous establishment of a consulting or other service relationship by the Company or a Subsidiary with the former employee. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, without limitation, the question of whether a Termination of Employment resulted from a discharge for cause; provided, however, that, with respect to Incentive Stock Options, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment for Incentive Stock Option purposes if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section, and in such case any Incentive Stock Option shall be treated for tax purposes as a Non-Qualified Stock Option three months thereafter or after such longer period as may be permitted under Section 422 of the Code.
1.45    “Termination of Service” shall mean the time when a Holder experiences a Termination of Consultancy, a Termination of Directorship or a Termination of Employment, as applicable.
ARTICLE II.
SHARES SUBJECT TO PLAN
2.1 Shares Subject to Plan.

Proposed
(a) Subject to adjustment pursuant to Section 11.3 and Section 2.1(b), as of the 2025 Restatement Date, the maximum number of shares of Common Stock that shall be authorized and available for Awards to be granted thereafter under the Plan, is equal to 14,337,229 less the number of shares subject to Awards granted after June 30, 2025 and prior to the 2025 Restatement Date.1 Subject to Section 11.3, as of the 2025 Restatement Date, the aggregate number of shares of Common Stock which may be issued or transferred pursuant to the exercise of Incentive Stock Options granted under the Plan shall be 14,337,229 shares. The aggregate number of shares of Common Stock available for grant under the Plan shall be reduced by 2.8 shares for each share of Common Stock granted subject to any Full Value Award and shall be reduced by one share for each share of Common Stock granted subject to any Award that is not a Full Value Award.
(b) To the extent that an Award terminates, expires, lapses or is forfeited or settled for cash (in whole or in part) for any reason, any shares of Common Stock then subject to that Award to the extent of the termination, lapse, forfeiture or cash settlement, will again be available for grant under the Plan; provided, however, that the number of shares that will again be available for grant under the Plan will be increased by one share for each share of Common Stock subject to an Option or SAR (or other award that is not a Full Value Award) or by 2.8 shares for each share of Common Stock subject to a Full Value Award at the time the Award terminates, expires, lapses or is forfeited or settled for cash.
In the event that withholding tax liabilities arising from a Full Value Award are satisfied by the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company, the shares so tendered or withheld shall be added back to the shares available for Awards under the Plan in accordance with the share counting rules set forth above in this Section 2.1(b), except to the extent otherwise set forth in Section 11.2(b) and Section 11.6. Shares of Common Stock withheld by the Company or delivered to the Company in payment of the exercise price or tax withholding obligations with respect to an Option or SAR and shares of Common Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of that Stock Appreciation Right will not be available for grant under the Plan. Shares of Common Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options will not be available for grant under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards will not be counted against the shares available for issuance under the Plan.
To the extent permitted by applicable law or any exchange rule, shares of Common Stock issued under Substitute Awards shall not be counted against shares of Common Stock available for grant under this Plan. Further, available shares under a stockholder approved plan of an entity acquired by the Company or any Subsidiary (as appropriately adjusted to reflect the acquisition transaction using the exchange ratio or other adjustment or valuation ratio or formula used in the acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to the acquisition or combination) may be used for Awards under the Plan and may not be counted against shares of Common Stock available for grant under this Plan, subject to applicable law and exchange rules.
Notwithstanding the provisions of this Section 2.1(b), no shares of Common Stock may again be optioned, granted or awarded if that action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.
2.2 Stock Distributed. Any Common Stock distributed pursuant to an Award shall consist, in whole or in part, of authorized and unissued Common Stock, shares of Common Stock held in treasury or shares of Common Stock purchased on the open market.
2.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article XI, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to any one individual other than a Non-Employee Director during any calendar year shall not exceed the Award Limit; provided, however, that in the year of initial hiring of an Employee, the maximum number of shares of Common Stock with respect to one or more Awards that may be granted to such Employee during such year of initial hiring shall not exceed 150% of the Award Limit.
2.4 Limitation on Awards to Non-Employee Directors. Notwithstanding any provision to the contrary in the Plan, the aggregate grant date fair value (determined as of the date of grant under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards granted during any single calendar year plus the aggregate amount of all cash payments made for such calendar year to a Non-Employee Director for services as a Non-Employee Director shall not exceed $700,000; provided, however, that the foregoing limit shall be increased by $500,000
1 This share pool of 14,337,229 shares reflects 11,937,229 shares that remained available for grant under the Plan as of June 30, 2025, plus 2,400,000 newly authorized shares.

Proposed
for any Non-Employee Director who is also serving as Chairman of the Board. For the avoidance of doubt, compensation shall count towards this limit for the year in which it was earned, and not later when distributed, in the event it is deferred.
ARTICLE III.
GRANTING OF AWARDS
3.1 Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
3.2 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.3 No Right to Employment or Service. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a Director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, unless otherwise required by applicable law or agreement with the Holder.
3.4 Foreign Laws. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the listing standards of any foreign stock exchange on which the Company’s shares are listed or traded, the Administrator, in its discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Employees, Non- Employee Directors or Consultants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Awards to comply with applicable foreign laws or listing requirements of any such foreign stock exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 2.1 of the Plan; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Administrator may not take any actions under this Section 3.4 that would violate the Code, any applicable federal, state or foreign securities law or governing statute or any other applicable law or that would require prior stockholder approval (until such approval is obtained).
3.5 Awards in Lieu of Cash Compensation. Subject to compliance with Section 409A, Awards may be granted under the Plan to Employees and Consultants in lieu of cash bonuses which would otherwise be payable to such Employees and Consultants, and to Non- Employee Directors in lieu of directors’ fees which would otherwise be payable to such Non- Employee Directors, pursuant to such policies which may be adopted by the Administrator from time to time.

ARTICLE IV.
GRANTING OF OPTIONS TO EMPLOYEES, CONSULTANTS AND
NON-EMPLOYEE DIRECTORS
4.1 Eligibility. Each Employee, Consultant and Non-Employee Director selected by the Administrator shall be eligible to be granted an Option.
4.2 Disqualification for Stock Ownership. No person may be granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary Corporation or parent corporation (as defined in Section 424(e) of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

Proposed
4.3 Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or a Subsidiary Corporation.
4.4 Granting of Options to Employees and Consultants.
(a) The Administrator shall from time to time, in its discretion, and, subject to applicable limitations of the Plan:
(i) Select from among the Employees or Consultants such of them as in its opinion should be granted Options;
(ii) Subject to Section 2.3, determine the number of shares to be subject to such Options granted to the selected Employees or Consultants;
(iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and
(iv) Determine the terms and conditions of such Options, which terms and conditions shall not be inconsistent with the terms of the Plan.
(b) Upon the selection of an Employee or Consultant to be granted an Option, the Administrator shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.
(c) Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code.
4.5 Granting of Options to Non-Employee Directors. The Administrator shall from time to time, in its discretion, and subject to applicable limitations of the Plan:
(a) Select from among the Non-Employee Directors such of them as in its opinion should be granted Options;
(b) Subject to Section 2.4, determine the number of shares to be subject to such Options granted to the selected Non-Employee Directors; and
(c) Determine the terms and conditions of such Options, which terms and conditions shall not be inconsistent with the terms of the Plan.
ARTICLE V.
TERMS OF OPTIONS
5.1 Option Price. The price per share of Common Stock subject to each Option granted to Employees, Non-Employee Directors and Consultants shall be set by the Administrator; provided, however, that:
(a) Such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; and
(b) In the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
5.2 Option Term. The term of an Option granted to an Employee, Non-Employee Director or Consultant shall be set by the Administrator in its discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date the Option is granted if the Option is an Incentive Stock Option granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code).
5.3 Option Vesting.
(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified

Proposed
period after it is granted. At any time after grant of an Option, the Administrator may, in its discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.
(b) No portion of an Option granted to an Employee, Non-Employee Director or Consultant which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Award Agreement or by action of the Administrator following the grant of the Option.
(c) To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Subsidiary Corporation or parent corporation thereof (as defined in Section 424(e) of the Code) exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted. For purposes of this Section 5.3(c), the fair market value of stock shall be determined as of the time the Option or other “incentive stock options” with respect to such stock is granted.
5.4 Substitute Awards. Notwithstanding the foregoing provisions of this Article V to the contrary, in the case of an Option that is granted as a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares, as determined in compliance with Section 409A.
ARTICLE VI.
EXERCISE OF OPTIONS
6.1 Partial Exercise. An exercisable Option may be exercised in whole or in part. However, unless otherwise determined by the Administrator, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.
6.2 Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:
(a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is to be exercised. Such rules may provide that for administrative convenience or compliance with applicable laws an Option may not be exercised during such period as is specified in advance by the Administrator.
(b) Such representations and documents as the Administrator, in its discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates or applicable book entries evidencing shares and issuing stop-transfer notices to agents and registrars;
(c) In the event that the Option shall be exercised pursuant to Section 11.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and
(d) Full cash payment for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, allow such payment to be made, in whole or in part, (i) through the delivery (actual or constructive through attestation) of shares of Common Stock with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) through the delivery of property of any kind which constitutes good and valuable consideration; (iv) through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (v) through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv); provided, however, that the payment in the manner prescribed in the preceding paragraphs shall not be permitted to the extent that the Administrator determines that payment in such manner shall result in an extension or maintenance of credit, an arrangement for the

Proposed
extension of credit, or a renewal or an extension of credit in the form of a personal loan to or for any Director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law.
6.3 Conditions to Issuance of Stock. The Company shall not be required to issue or deliver any shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:
(a) The admission of such shares to listing on all stock exchanges and quotation systems on which such class of stock is then listed or traded;
(b) The completion of any registration or other qualification of such shares under any local, state, federal or foreign law, or under the rulings or regulations of the Securities and Exchange Commission or any other local, state, federal or foreign governmental regulatory body which the Administrator shall, in its discretion, deem necessary or advisable;
(c) The obtaining of any approval or other clearance from any local, state, federal or foreign governmental agency which the Administrator shall, in its discretion, determine to be necessary or advisable;
(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and
(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in any of the permissible forms of consideration specified under Section 6.2(d).
6.4 Rights as Stockholders. Holders shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until such shares have been issued by the Company to such Holders.
6.5 Ownership and Transfer Restrictions. The Administrator, in its discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates or book entries evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.
6.6 Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.
ARTICLE VII.
AWARD OF RESTRICTED STOCK
7.1 Eligibility. Subject to Section 2.3 and, as applicable, Section 2.4, Restricted Stock may be awarded to any Employee, Non-Employee Director or Consultant who the Administrator determines should receive such an Award.
7.2 Award of Restricted Stock.
(a) The Administrator may from time to time, in its discretion:
(i) Select from among the Employees, Non-Employee Directors or Consultants such of them as in its opinion should be awarded Restricted Stock;
(ii) Subject to Section 2.3, and, as applicable, Section 2.4, determine the number of shares to be subject to such Restricted Stock awards granted to the selected Employees, Non-Employee Directors or Consultants; and
(iii) Determine the terms and conditions applicable to such Restricted Stock, which terms and conditions shall not be inconsistent with the terms of the Plan.
(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

Proposed
(c) Upon the selection of an Employee, Non-Employee Director or Consultant to be awarded Restricted Stock, the Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.
7.3 Rights as Stockholders. Subject to Section 7.4, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4. Notwithstanding anything herein to the contrary, any dividends payable in connection with an Award of Restricted Stock shall be credited or accumulated as determined by the Administrator while the Award remains unvested, but payment shall not be made unless and until the underlying Award vests, and any such dividends shall therefore be subject to the same risk of forfeiture as the underlying Award.
7.4 Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment, directorship or consultancy with the Company or a Subsidiary, Company performance and individual performance; provided, however, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no purchase price was paid by the Holder upon issuance, a Holder’s rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Service; provided, however, that the Administrator in its discretion may provide that such rights shall not lapse in the event of a Termination of Service following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.
7.5 Repurchase of Restricted Stock. The Administrator shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Holder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Service at a cash price per share equal to the price paid by the Holder for such Restricted Stock; provided, however, that the Administrator in its discretion may provide that such rights shall not lapse in the event of a Termination of Service following a Change in Control or because of the Holder’s retirement, death or disability or termination without cause, or otherwise.
7.6 Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of any certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.
7.7 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine.
7.8 Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause certificates or book entries evidencing shares of Restricted Stock to include one or more legends or notations referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
7.9 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.
ARTICLE VIII.
DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS, RESTRICTED STOCK UNITS
8.1 Eligibility. Subject to Section 2.3, and, as applicable, Section 2.4, one or more Dividend Equivalent awards, Deferred Stock awards, Stock Payment awards, and/or Restricted Stock Unit awards may be granted to any Employee, Non-Employee Director or Consultant whom the Administrator determines should receive such an Award.

Proposed
8.2 Dividend Equivalents. Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Full Value Award is granted and the date the Full Value Award vests, is exercised, is distributed or expires, as determined by the Administrator. Dividend Equivalents shall be converted to cash or additional shares of Common Stock by a formula, at a time, and subject to the limitations the Administrator may determine. In addition, dividends or Dividend Equivalents with respect to a Full Value Award with performance or service-based vesting shall only be paid out to the Holder to the extent that the vesting conditions are satisfied and the Full Value Award vests. In no event shall Dividend Equivalents be payable with respect to Options or Stock Appreciation Rights.
8.3 Stock Payments. Any Employee, Non-Employee Director or Consultant selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares shall be determined by the Administrator and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Administrator, determined on the date such Stock Payment is made or on any date thereafter.
8.4 Deferred Stock. Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator. The number of shares of Deferred Stock shall be determined by the Administrator. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.
8.5 Restricted Stock Units. Any Employee, Non-Employee Director or Consultant selected by the Administrator may be granted an award of Restricted Stock Units in the manner determined from time to time by the Administrator. The Administrator is authorized to make awards of Restricted Stock Units in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The Administrator shall specify the distribution dates applicable to each award of Restricted Stock Units which shall be no earlier than the vesting dates or events of the award and may be determined at the election of the Employee, Non-Employee Director or Consultant, subject to compliance with Section 409A. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable share of Common Stock for each Restricted Stock Unit distributed.
8.6 Term. The term of a Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its discretion.
8.7 Exercise or Purchase Price. The Administrator may establish the exercise or purchase price of shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.
8.8 Exercise upon Termination of Service. A Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Consultant or Non- Employee Director, as applicable; provided, however, that the Administrator in its discretion may provide that the Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service or following a Change in Control, or because of the Holder’s retirement, death or disability, or otherwise, including in accordance with a deferral election.
8.9 Form of Payment. Payment of the amount determined under Section 8.2 or 8.5 above shall be in cash, in Common Stock or a combination of both, as determined by the Administrator. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.
ARTICLE IX.
STOCK APPRECIATION RIGHTS
9.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Employee, Non-Employee Director or Consultant selected by the Administrator. A Stock Appreciation Right may be granted: (a) in connection and simultaneously with the grant of an Option, or (b) independent of an Option. A Stock Appreciation Right shall be subject to

Proposed
such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.
9.2 Coupled Stock Appreciation Rights.
(a) A Coupled Stock Appreciation Right (“CSAR”) shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.
(b) A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously granted Option to which it is coupled.
(c) A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefore an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the CSAR from (ii) the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Administrator may impose.
9.3 Independent Stock Appreciation Rights.
(a) An Independent Stock Appreciation Right (“ISAR”) shall be unrelated to any Option and shall have a term set by the Administrator but in no event longer than ten (10) years following the grant date. An ISAR shall be exercisable in such installments as the Administrator may determine. An ISAR shall cover such number of shares of Common Stock as the Administrator may determine. The exercise price per share of Common Stock subject to each ISAR shall be set by the Administrator; provided that such exercise price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the ISAR is granted. An ISAR is exercisable only while the Holder is an Employee, Non-Employee Director or Consultant; provided, that the Administrator may determine that the ISAR may be exercised subsequent to Termination of Service or following a Change in Control, or because of the Holder’s retirement, death or disability, or otherwise.
(b) An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by (ii) the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Administrator may impose.
9.4 Payment and Limitations on Exercise.
(a) Payment of the amounts determined under Section 9.2(c) and 9.3(b) above shall be in cash, shares of Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator. The Company shall not be required to issue or deliver shares of stock issuable upon the exercise of any Stock Appreciation Right prior to fulfillment of the conditions set forth in Section 6.3 above.
(b) Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Administrator.
ARTICLE X.
ADMINISTRATION
10.1 Compensation Committee. The Compensation and Leadership Development Committee of the Board (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3.Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.
10.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to, without limitation, (a) grant Awards and determine their terms and conditions, including, without limitation, whether any Award shall be subject to the attainment of

Proposed
one or more Performance Goals or other specific performance goals as it determines appropriate, in each case on a specified date or dates or over any period or periods it determines; (b) interpret the Plan and the Award Agreements; (c) adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith; (d) interpret, amend or revoke any such rules; (e) delegate authority in accordance with Section 10.5; and (f) amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not materially and adversely affected, unless such amendment is required to facilitate compliance with applicable law. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall not be inconsistent with the provisions of Section 422 of the Code. In its discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors.
10.3 Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.
10.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.
10.5 Delegation of Authority.
(a) The Board or Committee may, but need not, delegate from time to time some or all of its authority to grant Awards and take other actions under the Plan to one or more committees consisting of one or more members of the Board or Committee, respectively, or to one or more officers of the Company, or to any other person or body, subject to Section 10.5(b) and compliance with applicable law.
(b) Notwithstanding anything to the contrary in this Section 10.5, the authority to grant Awards to individuals who are subject to the reporting rules under Section 16(a) of the Exchange Act may not be delegated and in no event will any individual who is delegated authority by the Committee hereunder have authority to grant an Award to himself or herself.
(c) Any delegation pursuant to this Section 10.5 shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Board or Committee authorizing such delegation. At all times, any committee or other delegate appointed under this Section 10.5 shall serve in such capacity at the pleasure of the Board or Committee appointing such committee or delegate.
ARTICLE XI.
MISCELLANEOUS PROVISIONS
11.1 Transferability of Awards.
(a) Except as otherwise provided in Section 11.1(b):
(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;
(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including

Proposed
bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and
(iii) During the lifetime of the Holder, only the Holder may exercise an Option or other Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.
(b) Notwithstanding Section 11.1(a), the Administrator, in its discretion, may determine to permit a Holder to transfer a Non-Qualified Stock Option to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) a Non-Qualified Stock Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) any Non-Qualified Stock Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Non-Qualified Stock Option as applicable to the original Holder (other than the ability to further transfer the Non-Qualified Stock Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 11.1(b), “Permitted Transferee” shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, after taking into account any federal, state, local and foreign tax and securities laws applicable to transferable Non-Qualified Stock Options.
11.2 Amendment, Suspension or Termination of the Plan.
(a)    Except as otherwise provided in this Section 11.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Compensation and Leadership Development Committee of the Board. However, without approval of the Company’s stockholders given within 12 months before or after the action by the Board or the Compensation and Leadership Development Committee of the Board, no action of the Board or the Compensation and Leadership Development Committee of the Board may, except as provided in Section 11.3, (a) increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under the Plan, (b) take any action in violation of Section 11.7 to decrease the exercise price of any outstanding Option or Stock Appreciation Right granted under the Plan, or (c) result in a material change in eligibility requirements. Except as provided in Section 11.12 or as otherwise necessary to facilitate compliance with applicable law, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.
(b)    The Plan shall continue in effect until the earlier of (i) its termination by the Board or by the Compensation and Leadership Development Committee of the Board or (ii) the date on which all of the shares of Common Stock available for issuance under the Plan have been issued; provided, however, that (A) shares withheld or tendered to satisfy withholding tax liabilities arising from a Restricted Stock award or other Full Value Award under which such shares have been previously issued to the Holder shall not be added back to the shares available for Awards under the Plan pursuant to Section 2.1(b) after the tenth anniversary of the 2025 Restatement Date, and (B) no Incentive Stock Option may be granted after the tenth anniversary of the date the Board adopted this sixth amendment and restatement of the Plan. No Awards may be granted or awarded during any period of suspension or after termination of the Plan. Any Awards that are outstanding on the date that the Plan is terminated shall remain in force according to the terms of the Plan and the applicable Award Agreement.
11.3 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a) Subject to Section 11.3(e), in the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, the Administrator shall make proportionate adjustments to any or all of:

Proposed
(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, without limitation, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted);
(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and
(iii) The grant or exercise price with respect to any Award.
(b) Subject to Sections 11.3(c) and 11.3(e), in the event of any transaction or event described in Section 11.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its discretion;
(ii) To provide that the Award cannot vest, be exercised or become payable after such event;
(iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.3 or the provisions of such Award;
(iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant, exercise or purchase price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future; and
(vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock, Restricted Stock Units or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under Section 7.4 after such event.
(c)  Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Award shall terminate upon the expiration of such period. For the purposes of this Section 11.3(c), an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Proposed
(d) Subject to Sections 11.3(e), the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate or book entry evidencing shares, as it may deem equitable and in the best interests of the Company.
(e) No adjustment or action described in this Section 11.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded down to the next whole number.
(f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(g) No action shall be taken under this Section 11.3 which shall cause an Award to fail to comply with Section 409A, to the extent applicable to such Award.
(h) In connection with the occurrence of any Equity Restructuring (as defined below), and notwithstanding anything to the contrary in Sections 11.3(a) and 11.3(b): (i) the number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or (ii) the Administrator shall make equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect an Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Article II on the maximum number and kind of shares which may be issued under the Plan, and adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted). The adjustments provided under this Section 11.3(h) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company. For purposes of this Plan, “Equity Restructuring” shall mean shall mean a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.
11.4 Delivery of Shares. No certificates will be issued in respect of the shares of Common Stock unless the Administrator determines otherwise or as required by the Company’s bylaws, and instead such shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator) or otherwise as permitted by applicable law.
11.5 Approval of Plan by Stockholders. The Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s adoption of this sixth amendment and restatement of the Plan, such stockholder approval date being the 2025 Restatement Date.
11.6 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or other social security obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement (a) allow a Holder to elect to have or have the Company withhold shares of Common Stock otherwise issuable under an Award (or allow the return of shares of Common Stock) having a Fair Market Value sufficient to satisfy the sums required to be withheld, (b) arrange for the sale of sufficient shares of Common Stock issued pursuant to an Award to satisfy the sums required to be withheld, or (c) take any other appropriate action to ensure that such applicable withholding obligations are satisfied. Any shares of Common Stock withheld to cover taxes in excess of the minimum statutory rate with respect to any Full Value Award shall not be returned to the share pool, and any such shares withheld up to the minimum statutory rate will be added back to the share pool in accordance with Section 2.1(b).
11.7 Prohibition on Repricing. Subject to Section 11.3, the Administrator shall not without the approval of the Company’s stockholders (a) lower the price per share of an Option or SAR after it is granted, (b) cancel an Option or SAR in exchange for cash or another Award at a time when the Option or SAR has a per share exercise price that is higher than the Fair Market Value of a share of Common Stock (other than in connection with a Change in Control), or (c) take any other action

Proposed
with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares are listed.
11.8 Effect of Plan upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
11.9 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to federal, state, and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
11.10 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
11.11 Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
11.12 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award is subject to Section 409A and such Award is payable on account of a Holder’s Termination of Service, then (i) such Award shall be paid only to the extent such termination of service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award is payable to a “specified employee” as defined in Section 409A then, to the extent required in order to avoid a prohibited distribution under Section 409A, such Award shall not be paid until the date that is six months and one day after such “separation from service” (or such other Section 409A-compliant date provided under the terms of the applicable Award Agreement), except to the extent that earlier distribution would not result in such Holder’s incurring interest or additional tax under Section 409A.
Further notwithstanding anything to the contrary in the Plan, to the extent required under Section 409A in order to make payment of an Award upon a Change in Control, the applicable transaction or event described in Section 1.6 must qualify as a change in control within the meaning of Section 409A(a)(2)(A)(v) of the Code, and if it does not, then unless otherwise specified in the applicable Award Agreement, payment of such Award will be made on the Award’s original payment schedule or, if earlier, upon the death of the Holder.
To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A, the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 11.12 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and neither the Administrator, the Company nor any of the Company’s employees, directors or representatives shall have any liability to any Holder with respect to this Section 11.12.
11.13 Clawback Policy/Recoupment of Awards. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by any Holder upon receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to forfeiture and/or repayment to the Company to the extent

Proposed
and in the manner required (a) to comply with any requirements imposed under applicable laws and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the shares of Common Stock are listed or quoted, (b) under the terms of, or to comply with a recoupment obligation arising under, the ResMed Inc. Compensation Recovery Policy, to the extent applicable to the Holder and (c) under the terms of any other clawback policy or guideline adopted by the Company (as may be amended from time to time) for reasons related to compliance with applicable law, fraud prevention, governance, avoidance of monetary or reputational damage to the Company and its affiliates and/or similar considerations, whether or not such policy or guideline was in place at the time of grant of an Award (and such requirements shall be deemed incorporated into this Plan without the consent of the Holder). No recovery of compensation under such a clawback policy or guidelines or under applicable law will be an event giving rise to a Holder’s right to voluntarily terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan or agreement with Company or a Subsidiary.
11.14 Fractional Share Interests. Awards over Fractional Share Interests may be granted and Fractional Share Interests may be allocated to a Holder’s account under the Plan through an arrangement facilitated by the Company’s designated broker if and to the extent determined by the Administrator. Without limiting the foregoing, the Administrator may authorize the allocation of Fractional Share Interests in connection with the withholding or sale of shares of Common Stock to satisfy any tax withholding obligations pursuant to Section 11.6 and/or the payment of the exercise price of an Option pursuant to Section 6.2(d). To the extent the Administrator has determined that Fractional Share Interests may be granted and/or allocated to a Holder’s account, the Administrator shall specify in the Award Agreement or such other Plan-related documentation any rights the Holder shall have as a stockholder with respect to shares of Common Stock underlying the Fractional Share Interests. Further, to the extent the Administrator has determined that Fractional Share Interests may be granted and/or allocated to a Holder’s account, references in the Plan to shares of Common Stock shall include Fractional Share Interests when used in the context of shares underlying Awards or issuable pursuant to Awards, unless otherwise expressly provided or otherwise suggested by the context. Notwithstanding the foregoing or anything to the contrary in the Plan, no fractional shares of Common Stock shall be issued by the Company (whether in certificate or book entry form) in connection with any Fractional Share Interests. Any such Fractional Share Interests, as facilitated by the Company’s designated broker, may be recorded in the books of such designated broker for purposes of providing holders of Fractional Share Interests with such rights of stockholders with respect to shares of Common Stock as may be specified in the Award Agreement or other Plan-related documentation.

APPENDIX B
THE RESMED INC.
2018 EMPLOYEE STOCK PURCHASE PLAN
DATED: NOVEMBER 19, 2025

Proposed
2018 EMPLOYEE STOCK PURCHASE PLAN

Proposed
THE RESMED INC.
2018 EMPLOYEE STOCK PURCHASE PLAN
ResMed Inc., a Delaware corporation (the “Company”), adopted the ResMed Inc. Employee Stock Purchase Plan, renamed as the ResMed Inc. 2018 Employee Stock Purchase Plan (the “Plan”), effective as of November 14, 2003. The Plan has been amended and restated by the Board and re-approved by the Company’s stockholders in accordance with applicable law. On August 15, 2025, the Board adopted an amendment and restatement of the Plan, subject to approval by the Company’s stockholders on November 19, 2025 and effective as of such stockholder approval date.
The purposes of the Plan are as follows:
(1)    To assist Eligible Employees of the Company and its Designated Subsidiaries (as defined below) in acquiring stock ownership in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan,” within the meaning of Section 423(b) of the Code (as defined below).
(2)    To help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.
The Company intends for Offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, however, that the Committee may also authorize the grant of Options in Offerings under the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Committee for such purpose (each, a “Non-423 Offering”).
1.    Definitions.

Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):
(a)    “Account” means the account established for a Participant under the Plan.
(b)    “Affiliate” means any entity, other than a Parent Corporation or a Subsidiary Corporation, that directly or through one or more intermediaries is controlled by, or is under common control with, the Company, as determined by the Committee.
(c)    “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.
(d)    “Applicable Law” means the requirements relating to the administration of equity-based awards under applicable corporate laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.
(e)    “Authorization” means a Participant’s payroll deduction authorization or authorization for other Contributions with respect to an Offering Period provided by such Participant in accordance with Section 3(d).
(f)    “Board” means the Board of Directors of the Company, as constituted from time to time.
(g)    “Code” means the U.S. Internal Revenue Code of 1986, as amended, and any successor, together with the Treasury Regulations and official guidance promulgated thereunder.
(h)    “Committee” means the committee of the Board appointed to administer the Plan pursuant to Section 12.

Proposed
(i)    “Company” means ResMed Inc., a Delaware corporation, or any successor corporation or entity.
(j)    “Compensation” of an Employee means all compensation received by such Employee from the Company or any Designated Subsidiary on each Payday as compensation for services to the Company or any Designated Subsidiary, including all salary, wages (including amounts elected to be deferred by the Employee, but would otherwise have been paid, under any cash or deferred arrangement established by the Company or a Designated Subsidiary), overtime pay, sales commissions, bonuses, and other remuneration paid directly to the Employee; but excluding the cost of employee benefits paid by the Company or a Designated Subsidiary, education or tuition reimbursements, imputed income arising under any Company or Designated Subsidiary group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with stock options or other equity awards, contributions made by the Company or a Designated Subsidiary under any employee benefit plan, and similar items of compensation.
(k)    “Contributions” means the amount of Compensation contributed by a Participant through payroll deductions; provided, however, that “Contributions” may also include other payments that the Committee may permit a Participant to make to fund the exercise of Options to purchase shares of Stock under the Plan to the extent payroll deductions are not permitted by Applicable Law, as determined by the Company in its sole discretion.
(l)    “Date of Exercise” of any Option means the date on which such Option is exercised, which shall be the last Trading Day of the Offering Period with respect to which the Option was granted, in accordance with Section 4(a) (except as provided in Section 9).
(m)    “Date of Grant” of any Option means the date on which such Option is granted, which shall be the first Trading Day of the Offering Period with respect to which the Option was granted, in accordance with Section 3(e).
(n)    “Designated Subsidiary” means any Subsidiary Corporation designated by the Committee or the Board in accordance with Section 13.
(o)    “Eligible Employee” means an Employee who meets the requirements for eligibility in accordance with Section 3(a).
(p)    “Employee” means an individual who renders services to the Company or a Designated Subsidiary in the status of an “employee,” within the meaning of Section 3401(c) of the Code. For purposes of clarity, except as may otherwise be required by Section 423 of the Code, the term “Employee” will not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Subsidiary, any governmental agency, or any court: (i) any independent contractor; (ii) any consultant; (iii) any individual performing services for the Company or a Designated Subsidiary under a purchase order, a supplier agreement or any other agreement that the Company or a Designated Subsidiary enters into for services; (iv) any individual classified by the Company or a Designated Subsidiary as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service; and (vi) any leased employee. The Committee will have exclusive discretion to determine whether an individual is an Employee for purposes of the Plan.
(q)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
(r)    “Fair Market Value” of a share of Stock as of a given date means: (A) the closing price of a share of Stock on the principal exchange on which the Stock is then trading, if any, on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred); (B) if the Stock is not traded on an exchange, but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the Stock is then listed on the Nasdaq Global Market.), or (2) the mean between the closing representative bid and asked prices (in all other cases) for a share of Stock on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred) as reported by Nasdaq or such successor quotation system; (3) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for a share of Stock on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred), as

Proposed
determined in good faith by the Committee; or (4) if the Stock is not publicly traded, the fair market value of a share of Stock established by the Committee acting in good faith.
(s)    “Fractional Share Interest” shall mean an interest in a share of Stock allocated to a Participant upon exercise of an Option and facilitated by the Company’s designated Agent, providing for such rights with respect to a share of Stock as shall be specified by the Committee.
(t)    “Offering” means a Section 423 Offering or a Non-423 Offering of an Option under the Plan during an Offering Period. Unless otherwise determined by the Committee, each Offering under the Plan in which Eligible Employees of a Designated Subsidiary may participate will be deemed a separate Offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical provided that all Eligible Employees granted Options in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Section 423 of the Code; a Non-423 Offering need not satisfy such requirements.
(u)    “Offering Period” means each period, the duration of which shall be set by the Committee, during which Options are granted to Eligible Employees; provided, however, that the duration of any Offering Period can be no less than three months and no more than 27 months, and shall initially be six months.
(v)    “Option” means an option to purchase shares of Stock granted under the Plan to a Participant in accordance with Section 3(e).
(w)    “Option Price” means the purchase price per share of Stock determined in accordance with Section 4(b).
(x)    “Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company directly or indirectly owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
(y)    “Participant” means an Eligible Employee who has elected to participate in the Plan, in accordance with the provisions of Section 3(d).
(z)    “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.
(aa)    “Plan” means the ResMed Inc. 2018 Employee Stock Purchase Plan, as may be amended and/or restated from time to time.
(bb)    “Stock” means the shares of the Company’s Common stock, $.004 par value per share.
(cc)    “Subsidiary Corporation” means any entity that is a subsidiary corporation of the Company within the meaning of Section 423 of the Code . In addition, solely with respect to Non-423 Offerings under the Plan, Subsidiary Corporation shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.
(dd)    “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising in relation to a Participant's participation in the Plan.
(ee)    “Trading Day” means a day on which the New York Stock Exchange is open for trading.
2.    Stock Subject to the Plan.

Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the Plan), the Stock that may be sold pursuant to Options granted

Proposed
under the Plan shall not exceed in the aggregate 9,200,000 shares of Stock.2 The shares of Stock sold pursuant to Options granted under the Plan may be unissued shares or treasury shares of Stock, or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason, or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of this Plan, unless this Plan shall have been terminated, but all shares sold under this Plan, regardless of source, shall be counted against the limitation set forth above. For avoidance of doubt, up to the maximum number of shares of Stock reserved under this Section 2 may be used to satisfy purchases of Stock under Section 423 Offerings and any remaining portion of such maximum number of Stock may be used to satisfy purchases of Stock under Non-423 Offerings.
3.    Eligibility and Grant of Options.

(a)    Eligibility. Each Employee of the Company or any Designated Subsidiary as of the commencement of an Offering Period will be eligible to participate in the Plan, subject to the requirements of this Section 3. Notwithstanding the foregoing, the Committee may determine in its discretion, and if so determines, shall set forth in the terms of the applicable Offering, that an Employee of the Company or any Designated Subsidiary shall be eligible to participate in such Offering Period, unless, as of the first day of such Offering Period: (1) such Employee has been in the employ of the Company or any Designated Subsidiary for less than two years; (2) such Employee’s customary employment with the Company or any Designated Subsidiary is twenty hours or less per week and/or less than five months per calendar year; (3) such Employee is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code); and/or (4) such employee is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) and the grant of an Option under the Plan is prohibited under the Applicable Laws of such jurisdiction, or compliance with the Applicable Laws of such jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code; provided, that any exclusion in clauses (1), (2), (3) and (4) shall be applied in an identical manner to all employees of the Company and all Designated Subsidiaries whose employees are granted Options in Section 423 Offerings under the Plan, in accordance with Treasury Regulation Section 1.423-2(e). Furthermore, in the case of a Non-423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Offering if the Committee has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.
(b)    $25,000 Limitation. No Participant shall be granted an Option under the Plan which permits his rights to purchase shares of Stock under the Plan, together with other options to purchase shares of Stock or other stock under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to the Section 423, to accrue at a rate which exceeds $25,000 of fair market value of such shares of Stock or other stock (determined at the time the Option or other option is granted) for each calendar year in which the Option is outstanding. For purpose of the limitation imposed by this subsection, (1) the right to purchase shares of Stock or other stock under an Option or other option accrues when the Option or other option (or any portion thereof) first becomes exercisable during the calendar year, (2) the right to purchase shares of Stock or other stock under an Option or other option accrues at the rate provided in the Option or other option, but in no case may such rate exceed $25,000 of the fair market value of such Stock or other stock (determined at the time such Option or other option is granted) for any one calendar year, and (3) a right to purchase Stock or other stock which has accrued under an Option or other option may not be carried over to any other Option or other option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.
(c)    5 Percent Holders. No Employee will be granted an Option under the Plan if immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any
2     The Plan was initially approved with an aggregate of 3,250,000 shares of Stock that were issuable under the Plan, which number of shares was subsequently adjusted to 6,500,000 shares due to a September 2005 stock split of the Company’s Stock. In September 2007, the Board approved a reduction in the number of shares of Stock issuable under the Plan, from 6,500,000 to 500,000. An amendment to the Plan dated September 30, 2009, increased the number of shares by 600,000, for a total of 1,100,000. That total number of shares was adjusted to 2,200,000 due to an August 2010 stock split. An August 2012 amendment increased the number of shares by 2,000,000, to a total of 4,200,000. On August 17, 2018, the Board amended the Plan to increase the number of shares of Stock issuable under the Plan by 2,000,000, to a total of 6,200,000, subject to stockholder approval. On August 15, 2025, the Board amended the Plan to increase the number of shares of Stock issuable under the Plan by 3,000,000, to a total of 9,200,000, subject to stockholder approval.

Proposed
Subsidiary Corporation or Parent Corporation. For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.
(d)    Election to Participate. An Eligible Employee may elect to participate in an Offering Period by delivering to the Company (or an Agent) a completed and executed written authorization in a form approved by the Company (the “Authorization”) within the time determined by the Company and set forth in the terms of such Offering Period. Each Participant’s Authorization shall give notice of such Participant’s election to participate in the Plan for such Offering Period (and subsequent Offering Periods) and shall designate a whole percentage of such Participant’s Compensation to be contributed by such Participant on each Payday during the Offering Period. A Participant may designate any whole percentage of Compensation that is not less than one percent and not more than a maximum percentage determined by the Committee (which maximum percentage shall be fifty percent in the absence of such determination). A Participant’s Compensation payable during an Offering Period shall be reduced each Payday through Contributions in an amount equal to the percentage specified in the Authorization, and such amount shall be credited to such Participant’s Account under the Plan. A Participant may increase or decrease the percentage of Compensation designated in the Authorization, subject to the limits of this subsection (d), or may suspend the Authorization, only as provided by the Committee with respect to such Offering Period and set forth in the terms of such Offering Period. Any Authorization shall remain in effect for each subsequent Offering Period, unless the Participant submits a new Authorization pursuant to this subsection (d), withdraws from the Plan pursuant to Section 5, ceases to be an Eligible Employee as defined in Section 1(o) or terminates employment as provided in Section 6(a). Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Sections 3(b), (c) and (e) of the Plan, the Company may reduce a Participant’s rate of Contributions to zero at such time during any Offering Period. Contributions will recommence at the rate provided by the Participant in his or her Authorization to the extent such Contributions may be applied to purchase shares of Stock in accordance with Section 423(b)(8) of the Code and Sections 3(b), (c) and (e) of the Plan, unless terminated by the Participant as provided in Section 5 of the Plan.
(e)    Option Grants. The Company shall grant Options under the Plan to all Eligible Employees in successive Offering Periods until the earlier of: (1) the date on which the number of shares of Stock available under the Plan have been sold, or (2) the date on which the Plan is suspended or terminates. Each Participant shall be granted an Option with respect to an Offering Period on the Date of Grant for that Offering Period. Each Option shall expire on the Date of Exercise for such Offering Period immediately after the automatic exercise of the Option in accordance with Section 4(a), unless such Option terminates earlier in accordance with Section 5, 6 or 9. The number of shares of Stock subject to a Participant’s Option shall equal the cumulative Contributions made by such Participant in accordance with subsection (d) for the Offering Period (if any), divided by the Option Price for the Option; provided, however, that the number of shares of Stock subject to such Option shall not exceed the number determined in accordance with Section 3(b). In connection with each Offering Period made under the Plan, the Committee shall also specify a maximum number of shares of Stock that may be purchased by any Employee pursuant to such Offering Period (which maximum shall be 5,000 shares of Stock per Offering in the absence of such determination). The Company shall not grant an Option with respect to an Offering Period to any Employee who is not an Eligible Employee on the first day of such Offering Period.
4.    Exercise of Options; Option Price.

(a)    Option Exercise. Each Participant automatically shall be deemed to have exercised such Participant’s Option on the Date of Exercise for an Offering Period to the extent that the balance then in the Participant’s Account is sufficient to purchase, at the Option Price for such Option, shares of the Stock subject to the Option, provided, however, that any balance that is insufficient to purchase one share of Stock and that is not used to purchase a Fractional Share Interest shall be carried over to the next Offering Period and shall remain credited to Participant.
(b)    Option Price Defined. The purchase price per share of Stock (the “Option Price”) to be paid by a Participant upon the exercise of the Participant’s Option on the Date of Exercise for an Offering Period shall be equal to 85% of the lesser of: (1) the Fair Market Value of a share of Stock on the Date of Exercise for such Offering Period and (2) the Fair Market Value of a share of Stock on the Date of Grant for such Offering Period.
(c)    Book Entry/Share Certificates. As soon as practicable after the purchase of shares of Stock upon the exercise of an Option by a Participant on the Date of Exercise for an Offering Period and subject to

Proposed
Section 17, the Company shall issue the shares of Stock to such Participant and such shares shall be held in the custody of the Company, or if applicable, the Agent, for the benefit of the Participant. The Company or the Agent shall make an entry on its books and records indicating that the shares of Stock purchased in connection with such exercise have been duly issued as of that date to such Participant. Unless otherwise determined by the Board in accordance with Applicable Law and the terms of the Company’s bylaws, a Participant shall have the right at any time to request in writing a certificate or certificates for all or a portion of the shares of Stock purchased hereunder. Following receipt of a Participant’s written request for any such certificate and subject to Section 17, the Company shall (or shall cause the Agent to) deliver any such certificate to the Participant.
(d)    Pro Rata Allocations. If the total number of shares of Stock for which Options are to be exercised on any date exceeds the number of shares of Stock remaining unsold under the Plan (after deduction for all shares of Stock for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares of Stock in as nearly a uniform manner as shall be practicable and any balance of the amount credited to the Account of each Participant which has not been applied to the purchase of shares of Stock shall be paid to such Participant in one lump sum in cash within thirty days after the Date of Exercise, without any interest thereon.
(e)    Information Statement. The Company shall provide each Participant whose Option is exercised with an information statement in accordance with Section 6039(a) of the Code. The Company shall maintain a procedure for identifying shares of Stock sold upon the exercise of Options in accordance with Section 6039(b) of the Code.
5.    Withdrawal from the Plan.

(a)    Withdrawal Election. A Participant may withdraw from participation in an Offering Period at any time, except as otherwise determined by Committee and set forth in the terms of the applicable Offering. A Participant electing to withdraw from the Plan must deliver to the Company (or an Agent) a notice of withdrawal in a form approved by the Committee (the “Withdrawal Election”), not later than five business days before the Date of Exercise for such Offering Period, except as otherwise determined by Committee and set forth in the terms of the applicable Offering. Upon receipt of a Participant’s Withdrawal Election, the Company or Subsidiary Corporation employing the Participant shall pay to the Participant the amount credited to the Participant’s Account which has not been applied to the purchase of shares of Stock in one lump sum payment in cash, without any interest thereon (unless otherwise required by Applicable Law). Upon receipt of a Participant’s Withdrawal Election by the Company (or an Agent), the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate.
(b)    Eligibility following Withdrawal. A Participant who withdraws from the Plan with respect to an Offering Period, and who is still an Eligible Employee, may elect to participate again in the Plan for any subsequent Offering Period by delivering to the Company (or an Agent) an Authorization pursuant to Section 3(d).
6.    Termination of Employment.

(a)    General. If the employment of a Participant with the Company or a Designated Subsidiary terminates for any reason, other than by reason of the Participant’s death, the Participant’s participation in the Plan automatically shall terminate as of the date of the termination of the Participant’s employment, unless otherwise required by Applicable Law. In the event of a Participant’s death, the Option may be exercised by the Participant’s estate if the Option is transferred by will or the laws of descent and distribution, in accordance with Section 7, and after such exercise, the Participant’s participation in the Plan shall terminate. If the Participant’s Option is not transferred to the Participant’s estate by will or the laws of descent and distribution, then Participant’s participation in the Plan shall terminate as of the date of Participant’s death. As soon as practicable after the termination of the Participant’s participation in the Plan, the Company or Designated Subsidiary employing the Participant shall pay to the Participant (or the Participant’s estate, if applicable) the amount credited to the Participant’s Account which has not been applied to the purchase of shares of Stock in one lump sum payment in cash, if applicable, without any interest thereon (unless otherwise required by Applicable Law). On a Participant’s termination of employment or death covered by this subsection, the Participant’s Authorization and Option under the Plan shall terminate.
(b)    Leave of Absence. Subject to the discretion of the Committee, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s Account may be used to purchase shares of Stock as provided under the Plan. If a Participant is granted

Proposed
an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other Contributions will be permitted (unless otherwise determined by the Committee or required by Applicable Law), but any amounts then credited to the Participant’s Account may be used to purchase shares of Stock on the next applicable Date of Exercise. Notwithstanding anything in this subsection (b) to the contrary, where a Participant’s period of leave exceeds three months and the Participant’s right to reemployment is not guaranteed by statute or by contract, for purposes of the Plan, the Participant’s employment relationship will be deemed to have terminated three months and one day following the commencement of such leave.
(c)    Transfer of Employment. Unless otherwise determined by the Committee, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Subsidiary will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Participant’s Option will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s Option will remain non-qualified under the Non-423 Offering.
7.    Restriction upon Assignment.

An Option granted under the Plan shall not be transferable, other than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Other than the transfer of an Option by will or the laws or descent and distribution, the Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s Option or any rights under the Participant’s Option. But, in the event of the death of a Participant, the Company may recognize the transfers of an Option granted under the Plan or the right to apply pursuant to the operation of a will or the laws of descent or distribution.
8.    No Rights of Stockholders until Shares Issued.

With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant following exercise of the Participant’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs before the date of such issuance, except as otherwise expressly provided herein or by the Committee.
9.    Changes in the Stock and Corporate Events; Adjustment of Options.

(a)    Subject to Section 9(c), in the event that the Committee, in its sole discretion, determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:
(1)    the number and kind of shares of Stock (or other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitations in Section 2 and Section 3(e) on the maximum number of shares of Stock which may be purchased under the Plan or in an Offering Period),
(2)    the number and kind of shares of Stock (or other securities or property) subject to outstanding Options, and
(3)    the Option Price with respect to any Option.

Proposed
(b)    Subject to Section 9(c), in the event of any transaction or event described in Section 9(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Laws, regulations, or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken before the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(1)    To provide that all Options outstanding shall terminate without being exercised on such date as the Committee determines in its sole discretion;
(2)    To provide that all Options outstanding shall be exercised before the Date of Exercise of such Options on such date as the Committee determines in its sole discretion and such Options shall terminate immediately after such exercises;
(3)    To provide for either the purchase of any Option outstanding for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option had such Option been currently exercisable and shares issued thereunder sold, or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;
(4)    To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and
(5)    To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options, or in the terms and conditions of outstanding Options, or Options which may be granted in the future.
(c)    No adjustment or action described in this Section 9 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act, or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions.
(d)    The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof of which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
10.    Use of Funds; No Interest Paid.

All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose, unless otherwise required by Applicable Law. No interest will be paid to any Participant or credited to any Participant’s Account with respect to such funds, unless otherwise required by Applicable Law.
11.    Amendment, Suspension or Termination of the Plan.

(a)    The Board or the Committee may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval by the Company’s stockholders shall be required to amend the Plan: (1) to increase (other than an increase pursuant to Section 9(a)) the number of shares of Stock that may be sold pursuant

Proposed
to Options under the Plan, or (2) in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code for purposes of Section 423 Offerings hereunder. Without stockholder consent and without regard to whether any Participant rights may be considered to have been “materially and adversely affected,” the Board or the Committee, as applicable, shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts contributed by the Participant, and establish such other limitations or procedures as the Board or the Committee, as applicable, determines in its sole discretion advisable which are consistent with the Plan and Section 423 of the Code.
(b)    In the event the Board or the Committee, as applicable, determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or the Committee, as applicable, may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(1)    altering, but not reducing, the Option Price for any Offering Period including an Offering Period underway at the time of the change in Offering Price;
(2)    shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of such action; and
(3)    allocating shares.
Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.
12.    Administration by Committee; Rules and Regulations.

(a)    Appointment of Committee. The Plan shall be administered by the Committee, which shall be composed of members of the Board. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies, resigns or is removed from office by the Board. The Committee at its option may utilize the services of an Agent and/or employees of the Company to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.
(b)    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(1)    To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical),
(2)    To select Designated Subsidiaries in accordance with Section 13.
(3)    To construe and interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Section 423 of the Code.
In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.
(c)    Non U.S. Sub-Plans. The Committee may adopt rules, procedures, agreements, appendices, or sub-plans (collectively, “Sub-Plans”) applicable to particular Designated Subsidiaries or locations relating to the operation and administration of the Plan to accommodate the specific requirements of local laws,

Proposed
customs and procedures for jurisdictions outside of the United States. The rules of such Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 2 above, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan shall govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423 of the Code, any such Sub-Plan will be considered part of a Non-423 Offering, and Options granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee may adopt Sub-Plans relating to the operation and administration of the Plan to accommodate the specific requirements of Applicable Laws, customs and procedures regarding (i) eligibility to participate, (ii) the definition of Compensation, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions towards the purchase of shares of Stock, (iv) the method of determining the Option Price and the discount from Fair Market Value at which shares of Stock may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under any applicable Sub-Plan, (vi) the handling of payroll deductions, (vii) establishment of bank, building society or trust accounts to hold Contributions, (viii) payment of interest, (ix) conversion of local currency, (x) obligations to pay payroll tax, (xi) determination of beneficiary designation requirements, (xii) withholding procedures and (xiii) handling of share issuances.
(d)    Compensation; Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.
(e)    Delegation of Authority. To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee, officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, reference to the Committee will be deemed to refer to any subcommittee, subcommittees, officers of the Company or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 12(e).
13.    Designation of Subsidiary Corporations.

The Board or the Committee shall designate from among the Subsidiary Corporations, as determined from time to time, the Subsidiary Corporation or Subsidiary Corporations whose Employees shall be eligible to be granted Options in either a Section 423 Offering or Non-423 Offering under the Plan. The Board or the Committee may designate a Subsidiary Corporation, or terminate the designation of a Subsidiary Corporation, without the approval of the stockholders of the Company. The Board or the Committee may also terminate participation of an Affiliate in the Plan, provided, however, that if such termination of an Affiliate would cause the Plan or an Offering made under the Plan to violate Section 423 of the Code, the termination may be made only if the Affiliate participates in a Non-423 Offering under the Plan.
14.    No Rights as an Employee.

Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent Corporation, a Subsidiary Corporation or an Affiliate or to affect the right of the Company, any Parent Corporation, any Subsidiary Corporation or any Affiliate to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.
15.    Term; Approval by Stockholders.

Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall continue in effect until the earlier of (a) its termination by the Board or the Committee or (b) the date on which all of the shares of Stock available for issuance under the Plan have been issued. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve months after the date of the adoption of this amendment and restatement of

Proposed
the Plan by the Board. Options may be granted before such stockholder approval; provided, however, that such Options shall not be exercisable before the time when the amendment and restatement of the Plan is approved by the Company’s stockholders; and, provided, further, that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon terminate without being exercised.
16.    Effect upon Other Plans.

The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation, any Subsidiary Corporation or any Affiliate. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation, any Subsidiary Corporation or any Affiliate to: (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation, any Subsidiary Corporation or any Affiliate, or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
17.    Conditions to Issuance of Stock.

The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of Options before fulfillment of all the following conditions:
(a)    The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and
(b)    The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and
(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and
(d)    The payment to the Company of all Tax-Related Items which it is required to withhold under Applicable Law in relation to the Participant's participation in the Plan; and
(e)    The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.
18.    Notification of Disposition.

Each Participant who is subject to taxation in the United States shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made: (a) within two years from the Date of Grant of the Option, or (b) within one year after the transfer of such shares of Stock to such Participant upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.
19.    Notices.

Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Participant shall be addressed to such Participant at such Participant’s last address as reflected in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to a Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if provided through an electronic means such as email or facsimile or if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Proposed
20.    Additional Restrictions of Rule 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act will comply with the applicable provisions of Rule 16b-3. This Plan will be deemed to contain, and such options will contain, and the shares issued upon exercise thereof will be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.
21.    Equal Rights and Privileges.

All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges with respect to each Section 423 Offering under this Plan to the extent required under Section 423 of the Code so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. With the exception of terms relating to Non-423 Offerings, any provision of this Plan that is inconsistent with Section 423 will, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423.
22.    Electronic Forms.

To the extent permitted by applicable state law and in the discretion of the Committee, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Committee (“Electronic Form”). Before the commencement of an Offering Period, the Committee shall prescribe the time limits within which any such Electronic Form shall be submitted to the Committee with respect to such Offering Period in order to be a valid election.
23.    Taxes.

At any time a Participant incurs a taxable event as a result of his participation in the Plan, a Participant must make adequate provision for any Tax-Related Items. Participants are solely responsible and liable for the satisfaction of all Tax-Related Items, and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such Tax-Related Items. The Company shall have no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for a Participant or any other person.
In their sole discretion, the Company or, as applicable, the Designated Subsidiary that employs the Participant may, unless the Committee determines otherwise, satisfy their obligations to Tax-Related Items by (a) withholding from the Participant’s compensation or other wages, (b) withholding a sufficient number of shares of Stock issued following exercise having an aggregate value sufficient to pay the Tax-Related Items, (c) withholding from proceeds from the sale of shares of Stock issued upon exercise, either through a voluntary sale or a mandatory sale arranged by the Company, or (d) any other method deemed acceptable by the Committee.
24.    Section 409A of the Code; Tax Qualification.

Options to purchase shares of Stock granted under a Non-423 Offering may be subject to Section 409A of the Code and Section 457A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an Option granted under the Plan may be subject to Section 409A of the Code or Section 457A of the Code or that any provision in the Plan would cause an Option under the Plan to be subject to Section 409A of the Code or Section 457A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding Option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such Options to comply with Section 409A of the Code or Section 457A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code or Section 457A of the Code. Notwithstanding the foregoing, the Company shall not have any obligation to indemnify or otherwise protect the Participant from any obligation to pay any taxes, interest or penalties pursuant to Section 409A of the Code or Section 457A of the Code. The Company makes no representation that the Option to purchase shares of Stock under the Plan is compliant with Section 409A of the Code or Section 457A of the Code.

Proposed
25.    Governing Law; Venue.

Except to the extent that provisions of the Plan are governed by applicable provisions of the Code or any other substantive provision of United States federal law, the Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Any legal action related to the Plan, the Options granted under the Plan or any enrollment form or other instrument or agreement relating to the Plan shall be brought only in a United States federal or state court located in State of California, County of San Diego.
26.    Severability.

If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
27.    Headings.

Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
28.    Fractional Share Interests.

Unless otherwise determined by the Committee, Fractional Share Interests may be purchased and credited to a Participant’s brokerage account under the Plan through an arrangement facilitated by the Agent. Without limiting the foregoing, Fractional Share Interests may be credited where an Option is exercised under Section 4(a) for less than a whole share of Stock or in connection with the withholding or sale of shares of Stock to satisfy any Tax-Related Items withholding obligations pursuant to Section 23. The Holder shall have such rights as a stockholder with respect to shares of Stock underlying the Fractional Share Interests as shall be specified in an enrollment form or other agreement or documentation relating to the Plan. References in the Plan to shares of Stock shall include Fractional Share Interests when used in the context of shares underlying Options or issuable upon exercise of Options, unless otherwise expressly provided or otherwise suggested by the context. Notwithstanding the foregoing or anything to the contrary in the Plan, no fractional shares of Stock shall be issued by the Company (whether in certificate or book entry form) in connection with any Fractional Share Interests. Any such Fractional Share Interests, as facilitated by the Agent, may be recorded in the books of such Agent for purposes of providing holders of Fractional Share Interests with such rights of stockholders with respect to shares of Stock as shall be specified in an enrollment form or other agreement or documentation relating to the Plan.

*RESMED INC.*
*9001 SPECTRUM CENTER BLVD.*
*SAN DIEGO, CA 92123*
*ATTN: SALLI SCHWARTZ*

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. US Eastern Time on November 18, 2025 and 10:00 a.m. Australian Eastern Time on November 16, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/RMD2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. US Eastern Time on November 18, 2025 and 10:00 a.m. Australian Eastern Time on November 16, 2025. Have your proxy card in hand when you call and follow the instructions.

**VOTE BY MAIL**
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For your vote to be effective, it must be received on or before November 18, 2025.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SAMPLE

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79599-P37693 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**RESMED INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

1. Elect 11 directors, each to serve until our 2026 annual meeting and until their successors are elected and qualified. The nominees for election as directors at the 2025 annual meeting are:

| Vote on Directors | For | Against | Abstain |
|---|---|---|---|
| 1a. Carol Burt | ☐ | ☐ | ☐ |
| 1b. Christopher DelOrefice | ☐ | ☐ | ☐ |
| 1c. Jan De Witte | ☐ | ☐ | ☐ |
| 1d. Karen Drexler | ☐ | ☐ | ☐ |
| 1e. Michael Farrell | ☐ | ☐ | ☐ |
| 1f. Peter Farrell | ☐ | ☐ | ☐ |
| 1g. Harjit Gill | ☐ | ☐ | ☐ |
| 1h. John Hernandez | ☐ | ☐ | ☐ |
| 1i. Nicole Mowad-Nassar | ☐ | ☐ | ☐ |
| 1j. Desney Tan | ☐ | ☐ | ☐ |
| 1k. Ronald Taylor | ☐ | ☐ | ☐ |

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

| | | | |
|---|---|---|---|
| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |

**RESMED INC.**
**ANNUAL MEETING OF STOCKHOLDERS**

**Live webcast:** www.virtualshareholdermeeting.com/RMD2025

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice, Proxy Statement, and Form 10-K are available at www.proxyvote.com.

SAMPLE

V79600-P37693

**ResMed Inc.**

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints Michael Rider and Brett Sandercock as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of common stock of ResMed Inc. held of record by the undersigned on September 23, 2025, as of 4:00 p.m. (US Eastern Time) at the Annual Meeting of Stockholders to be held on Wednesday, November 19, 2025, at 3:00 p.m. US Pacific Time and 10:00 a.m. Australian Eastern Time, virtually at www.virtualshareholdermeeting.com/RMD2025, or any adjournment or postponement of the meeting.

If no choice is specified, the proxy will be voted "**FOR**" the nominees in Item 1, and "**FOR**" Items 2, 3, 4 and 5.

*(See reverse for voting instructions)*